Exhibit 10.54
CREDIT AGREEMENT
Dated as of July 27, 2007
among
ASYST TECHNOLOGIES, INC.
ASYST JAPAN, INC.
and
ASYST SHINKO, INC.,
as Borrowers,
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent, Swing Line Lender
and L/C Issuer,
and
The Lenders Party Hereto

CITIBANK N.A.
as Syndication Agent
SILICON VALLEY BANK
as Documentation Agent
KEYBANC CAPITAL MARKETS,
as Sole Lead Arranger and Sole Book Manager

i

SCHEDULES

2.01	Commitments and Applicable Percentages

5.03	Certain Authorizations

5.05(b)	Existing Indebtedness

5.05(d)	Internal Control Events

5.06	Litigation

5.07	Material Contracts

5.08(b)	Existing Liens

5.08(c)	Owned Real Property

5.08(d)(i)	Leased Real Property (Lessee)

5.08(d)(ii)	Leased Real Property (Lessor)

5.08(e)	Existing Investments

5.08(f)	Material Personal Property

5.08(g)	Accounts

5.12(d)(ii)	Foreign Plans

5.13	Subsidiaries and Other Equity Investments; Loan Parties

5.17	Intellectual Property Matters

5.21	Perfection Filings

5.22	Taxes, Etc.

6.02(f)	Certain Other Information

6.13	Guarantors

7.02	Continuing Indebtedness

10.02	Administrative Agent’s Office, Certain Addresses for Notices

10.06	Processing and Recordation Fees

EXHIBITS

Form of
A	Committed Loan Notice

B	Swing Line Loan Notice

C-1	Term Note

C-2	Revolving Credit Note

D	Compliance Certificate

E	Assignment and Assumption

F-1	Company Guaranty

F-2	US Subsidiary Guaranty

F-3	Japanese Guaranty

F-4	Taiwanese Subsidiary Guaranty

F-5	Korean Subsidiary Guaranty

F-6	ASI Subsidiary Guaranty

G-1	US Security Agreement

G-2	Japanese Security Agreements
G-2A AJI Japanese Security Agreement
G-2B ASI Japanese Security Agreement
G-2C ATI Japanese Security Agreement

G-3	Korean Security Agreements

G-4	Taiwanese Security Agreements

H	Designated Borrower Request and Assumption Agreement

I	Designated Borrower Notice

J	Closing Date Certificate

K	Solvency Certificate

v

CREDIT AGREEMENT
     This CREDIT AGREEMENT is entered into as of July 27, 2007, among ASYST TECHNOLOGIES, INC., a California corporation (the “Company” or “ATI”), ASYST JAPAN, INC., a Japanese corporation (“AJI”), ASYST SHINKO, INC., a Japanese corporation (“ASI”), and certain other Subsidiaries of the Company from time to time party hereto pursuant to Section 2.14 (each a “Designated Borrower” and, together with the Company, ASI and AJI, the “Borrowers”), each financial institution from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender and L/C Issuer.
     The Company has requested that the Lenders provide a term loan facility and a revolving credit facility for general corporate purposes of the Company and its Subsidiaries, and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Accounts” means, collectively, “deposit accounts”, “securities accounts” and “commodities accounts” as such terms are defined in the UCC.
     “Acquisition Agreement” means the Share Purchase Agreement, dated as of June 22, 2006, among the Company, AJI and Shinko Electric, Co. Ltd. (“Shinko”), pursuant to which AJI has acquired 44.1% of the outstanding Equity Interests in ASI not previously owned by AJI and which includes provisions for the acquisition of an additional 4.9% of the Equity Interests in ASI.
     “Additional Lender” is defined in Section 2.01(c).
     “Administrative Agent” means KeyBank National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent or any designee of the foregoing.
     “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitments” means the Commitments of all the Lenders.

     “Agreement” means this Credit Agreement.
     “AJI” is defined in the introductory paragraph hereto.
     “AJI Japanese Security Agreement” means a pledge and security agreement, in substantially the form of Exhibit G-2A.
     “Applicable Foreign Obligor Documents” has the meaning specified in Section 5.22.
     “Applicable Percentage” means (a) in respect of the Term Loan Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Loan Commitment at such time and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending June 30, 2007, (i) with respect to the Revolving Credit Facility, 1.50% per annum for Base Rate Loans and 2.50% per annum for LIBOR Rate Loans and (ii) with respect to the Term Loan Facility, 1.75% per annum for Base Rate Loans and 2.75% per annum for LIBOR Rate Loans and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

			Revolving Credit Facility		Term Loan Facility
	Consolidated		LIBOR Rate
	Total		Loans &
Pricing	Leverage	Commitment	Letters of	Base Rate	LIBOR	Base Rate
Level	Ratio	Fee	Credit	Loans	Rate Loans	Loans
1	less than or equal to 2.0:1	0.375%	2.00%	1.00%	2.50%	1.50%
2	greater than 2.0:1 but less than or equal to 2.5:1	0.375%	2.25%	1.25%	2.75%	1.75%
3	greater than 2.5:1 but less than or equal to 3.0:1	0.50%	2.50%	1.50%	2.75%	1.75%
4	greater than 3.0:1	0.50%	2.75%	1.75%	2.75%	1.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) that is the basis for such change; provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following the date on which such Compliance Certificate is delivered.
     “Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
     “Applicable Time” means, with respect to any borrowings and payments in Yen, the local time in Tokyo Japan necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
     “Applicant Borrower” has the meaning specified in Section 2.14.
     “Appropriate Lender” means, at any time, (a) with respect to the Term Loan Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means KeyBanc Capital Markets in its capacity as sole lead arranger and sole book manager.
     “ASI” is defined in the introductory paragraph hereto.
     “ASI Japanese Security Agreement” means a pledge and security agreement, in substantially the form of Exhibit G-2B.
     “ASI Subsidiary Guaranty” means any Guaranty made by any Subsidiary of ASI in favor of the Administrative Agent and the Lenders, in the form of Exhibit F-7.
     “ASAI” means Asyst Shinko America, Inc., a California corporation.
     “Asset Sale” means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its Subsidiaries of (i) any of the stock of any of Company’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries, other than (a) inventory, products or services sold in the ordinary course of business (b) Cash Equivalents (c) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection and (d) any such other assets to the extent that the aggregate value of such assets sold in any Fiscal Year is equal to $5,000,000 or less.
     “Asset Trigger Event” means, with respect to any Subsidiary, at any time the aggregate book value of the assets of such Subsidiary located in one country, together with the aggregate book value of the assets located in such country of the Company or each other Subsidiary, equals or exceeds $1,000,000.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
     “AST” means Asyst Shinko Taiwan, Inc., a company organized under the laws of Taiwan.
     “ATI Japanese Security Agreement” means a pledge and security agreement, in substantially the form of Exhibit G-2C.
     “ATT” means Asyst Technologies, (Taiwan) Ltd., a company organized under the laws of Taiwan.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments or outstanding advances under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended March 31, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
     “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by KeyBank as its “prime rate.” The “prime rate” is a rate set by KeyBank based upon various factors including KeyBank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by KeyBank shall take effect at the opening of business on the day specified in the public announcement of such change.

     “Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
     “Borrowers” has the meaning specified in the introductory paragraph hereto.
     “Borrower Account” has the meaning specified in Section 2.05(d).
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
     (a) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market;
     (b) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in a currency other than Dollars, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
     (c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars in respect of a LIBOR Rate Loan denominated in a currency other than Dollars, or any other dealings in any currency other than Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
     “CAM Exchange” means the exchange of Lenders’ interests provided for in Section 10.24.
     “CAM Exchange Date” means the date on which (a) any Event of Default referred to in Section 8.01(f) or (g) shall occur in respect of any Borrower or (b) an acceleration of the maturity of any of the Loans pursuant to Section 8.02 shall occur.
     “CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator is the aggregate Dollar Equivalent (determined on the basis of the Spot Rate prevailing on the CAM Exchange Date) of the Specified Obligations owed to such Lender and (b) the denominator is the aggregate Dollar Equivalent (as so determined) of the Specified Obligations owed to all Lenders and the aggregate undrawn amount of outstanding Letters of Credit as of the close of business on the Business Day immediately prior to such CAM Exchange Date.
     “Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
     “Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at KeyBank in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
     “Cash Collateralize” has the meaning specified in Section 2.03(g).
     “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):
     (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
     (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;
     (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and
     (d) Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
     “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
     “Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act.
     “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the US Environmental Protection Agency.

     “CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Change of Control” means an event or series of events by which:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
     (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
     (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or
     (d) a “change of control” or any comparable term under, and as defined in, any Sub Debt Documents shall have occurred.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

     “Closing Date Certificate” means the closing date certificate executed and delivered by a Responsible Officer of each Loan Party substantially in the form of Exhibit J.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means, collectively, all of the US Collateral, the Japanese Collateral, the Korean Collateral, the Taiwanese Collateral and the Other Foreign Collateral.
     “Collateral Documents” means, collectively, the US Collateral Documents, the Japanese Collateral Documents, the Korean Collateral Documents, the Taiwanese Collateral Documents and the Other Foreign Collateral Documents.
     “Commitment” means a Term Loan Commitment or a Revolving Credit Commitment, as the context may require.
     “Committed Loan Notice” means a notice of (a) a Term Loan Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Company” has the meaning specified in the introductory paragraph hereto.
     “Company Guaranty” means the Company Guaranty made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F-1.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense (including impairment of goodwill as defined under FAS 142), (iv) non-cash stock based compensation charges, (v) any non-cash expense determined pursuant to FAS 123R, (vi) any non-cash charges resulting from the write-off of capitalized expenses relating to the issuance of the Existing Credit Agreement and the Subordinated Notes carried on the balance sheet and (vii) any other non-cash, non-recurring charges, and minus (b) to the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits (in each case of or by the Company and its Subsidiaries for such Measurement Period).
     “Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) Capital Expenditures plus (ii) Consolidated Interest Charges paid or payable in cash plus (iii) cash income taxes paid (less the amount of any cash income tax refunds actually received) in each case, of or by the Company and its Subsidiaries for the most recently completed Measurement Period.
     “Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of all Funded Indebtedness.
     “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with

GAAP and (c) the portion of rent expense under Synthetic Lease Obligations that would be treated as interest in accordance with GAAP if the Synthetic Lease Obligation were treated as a capital lease under GAAP, in each case, of or by the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
     “Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary and non-recurring gains (or losses) for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Company’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) net income (or net loss) of the Company and its Subsidiaries combined on a “pooling of interests” basis attributable to any period prior to the date of such combination, and (d) gains (and losses) realized by Company and its Subsidiaries upon the sale or other disposition of property or assets that are not sold or otherwise disposed of in the ordinary course of business (including, without limitation, pursuant to sale and leaseback transactions), or pursuant to the sale of any Equity Interests of Company or any of its Subsidiaries.
     “Consolidated Senior Indebtedness” means the Obligations and any and all other Consolidated Funded Indebtedness other than (i) the Subordinated Notes and (ii) obligations of any Japanese Loan Party under unsecured local credit lines existing as of the Closing Date which are, in each case, subordinated to the Obligations, not guaranteed by the Company or any other Subsidiary of the Company, and otherwise permitted under this Agreement.
     “Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Indebtedness as of such date to (b) Consolidated EBITDA of the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
     “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
     “Continuing Debt” has the meaning specified in Section 7.02(d).
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Control Agreement” means an agreement in form and substance satisfactory to the Administrative Agent which provides for the Administrative Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).
     “Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor, in substantially the form of Exhibit C to the US Security Agreement.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States (and any similar provisions of Japanese Laws, Korean Laws, Taiwanese Laws and Laws of any jurisdiction where Other Foreign Loan Parties are located), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Japan or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the highest Applicable Rate applicable to Base Rate Loans under the Revolving Credit Facility plus (iii) 2% per annum; provided that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including the highest Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the highest Applicable Rate plus 2% per annum.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Designated Borrower” has the meaning specified in the introductory paragraph hereto.
     “Designated Borrower Notice” has the meaning specified in Section 2.14.
     “Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.
     “Disclosed Litigation” has the meaning set forth in Section 5.06.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dollar” and “$” mean lawful money of the United States.
     “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Yen, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Yen.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b) (iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b (iii)).
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
     “Escrow Agreement” means that certain Escrow Agreement dated as of July 25, 2007 between ATI and U.S. Bank National Association, as Escrow Bank.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excluded Accounts” means, collectively, Accounts of the Company and its Subsidiaries (other than Accounts held at KeyBank or any other Secured Party), the average monthly balance of which at any time, either individually or in the aggregate with all such other Accounts, does not exceed $1,000,000.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 3.01(e).
     “Existing Credit Agreement” means the Credit Agreement, dated as of June 22, 2006, by and among ATI, AJI, ASI, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     “Existing Indebtedness” has the meaning specified in Section 5.05(b).
     “Facility” means the Revolving Credit Facility.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to KeyBank on such day on such transactions as determined by the Administrative Agent.

     “Fee Letter” means the letter agreement, dated May 23, 2007, among the Company, the Administrative Agent and the Arranger.
     “Filing System” has the meaning specified in Section 6.16.
     “Forbearance Letter” means the Forbearance Letter, dated as of the Closing Date, between the Company and the Administrative Agent, on behalf of the Lenders, a copy of which shall have been provided to the Lenders.
     “Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).
     “Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Obligor” means a Loan Party other than a US Loan Party.
     “Foreign Plan” has the meaning specified in Section 5.12(d).
     “Foreign Plan Event” means (a) termination in whole of a Foreign Plan by the Company or any of its Subsidiaries; (b) commencement of proceedings by the applicable pension regulator to terminate in whole a Foreign Plan; (c) withdrawal by the Company or any of its Subsidiaries from a “multi-employer pension plan,” as defined under any applicable Foreign Government Scheme or Arrangement; or (d) an event which constitutes grounds under any applicable Foreign Government Scheme or Arrangement for the applicable pension regulator to remove the administrator of a Foreign Plan.
     “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “Funded Indebtedness” means, with respect to any Person, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances (to the extent drawn upon and not repaid or cash collateralized by such Person), bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States, Japan or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Granting Lender” has the meaning specified in Section 10.06(h).
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guaranties” means the Company Guaranty, the US Subsidiary Guaranty, the Japanese Guaranty, the Taiwanese Subsidiary Guaranty; the Korean Subsidiary Guaranty, the ASI Subsidiary Guaranty and each Other Foreign Subsidiary Guaranty.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.
     “Honor Date” has the meaning specified in Section 2.03(c).

     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all obligations, direct, contingent or otherwise, of such Person relative to the face amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services to the extent such deferral was originally greater than 180 days (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days (or 150 days in the case of trade accounts payable of any Japanese Loan Party) after the date on which such trade account was created);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person (excluding Synthetic Lease Obligations to the extent they are secured by cash collateral or a letter of credit);
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.
     “Interest Payment Date” means, (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a LIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest

Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), each Quarterly Payment Date and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).
     “Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or (if available to all relevant Lenders) six months thereafter, as selected by the Company in its Committed Loan Notice (except that until such time as the Arranger determines that syndication of the credit facilities hereunder has been successfully completed, the Company may not select an Interest Period of longer than one month); provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
     “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Rights” has the meaning specified in Section 5.18.
     “IP Security Agreements” means Trademark Security Agreements, Copyright Security Agreements, Patent Security Agreements and each other security or pledge agreement under which intellectual property of the Loan Parties is pledged for the benefit of the Secured Parties.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor the L/C Issuer and relating to such Letter of Credit.
     “Japanese Borrowers” means, collectively, AJI and ASI.
     “Japanese Collateral” means all of the “Collateral” and “Mortgaged Property” (or similar terms) referred to in the Japanese Collateral Documents and all of the other property that is or is intended under the terms of the Japanese Collateral Documents to be subject to Liens in favor of the Secured Parties (or any of them).
     “Japanese Collateral Documents” means, collectively, the Japanese Security Agreements, the Japanese Mortgages, each of the mortgages, collateral assignments, Japanese Security Agreement supplements, security agreements, pledge agreements or other similar agreements executed by any Japanese Borrower or any Japanese Subsidiary Guarantor and delivered in accordance with Section 6.13, and each of the other agreements, instruments or documents executed and/or delivered by any Japanese Subsidiary Guarantor that creates or purports to create a Lien for the benefit of the Secured Parties.
     “Japanese Guaranty” means each Guaranty made by the Japanese Borrowers and the Japanese Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F-3.
     “Japanese Loan Party” means any Loan Party organized under the Laws of Japan or any political subdivision or jurisdiction thereof.
     “Japanese Mortgages” means each Mortgage delivered by a Japanese Loan Party.
     “Japanese Security Agreement” means each of the ATI Japanese Security Agreement, the AJI Japanese Security Agreement, the ASI Japanese Security Agreement and each other pledge and security agreement and pledge and security agreement supplement delivered by a Japanese Borrower or a Japanese Subsidiary Guarantor in accordance with Section 6.13.
     “Japanese Subsidiary” means any Subsidiary organized under the Laws of Japan or any political subdivision or jurisdiction thereof.
     “Japanese Subsidiary Guarantors” means, collectively, the Japanese Subsidiaries (including the Japanese Borrowers) listed on Schedule 6.13 and each other Japanese Subsidiary that executes and delivers a guaranty or guaranty supplement in accordance with Section 6.13.
     “KeyBank” means KeyBank National Association and its successors.
     “Korean Collateral” means all of the “Collateral” and “Mortgaged Property” (or similar terms) referred to in the Korean Collateral Documents and all of the other property that is or is intended under the terms of the Korean Collateral Documents to be subject to Liens in favor of the Secured Parties (or any of them).
     “Korean Collateral Documents” means, collectively, the Korean Security Agreements, the Korean Mortgages, each of the mortgages, collateral assignments, Korean Security Agreement supplements, security agreements, pledge agreements or other similar agreements executed by any Korean Loan Party and delivered to the Administrative Agent in accordance with Section 6.13, and each of the other agreements, instruments or documents executed by any Korean Loan Party that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     “Korean Loan Party” means any Loan Party that is organized under the Laws of Korea or any political subdivision or jurisdiction thereof.
     “Korean Mortgages” means each Mortgage delivered by a Korean Loan Party.
     “Korean Security Agreements” means each pledge and security agreement, in substantially the form of Exhibit G-3, and each other pledge and security agreement and pledge and security agreement supplement delivered by a Korean Loan Party in accordance with Section 6.13.
     “Korean Subsidiary” means any Subsidiary that is organized under the Laws of Korea or any political subdivision or jurisdiction thereof.
     “Korean Subsidiary Guarantors” means, collectively, the Korean Subsidiaries listed on Schedule 6.13 and each other Korean Subsidiary that executes and delivers a guaranty or guaranty supplement in accordance with Section 6.13.
     “Korean Subsidiary Guaranty” means each Guaranty made by the Korean Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F-4.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Issuer” means KeyBank National Association in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Additional Lenders and the Swing Line Lender.

     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
     “Letter of Credit” means any standby letter of credit issued hereunder.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(i).
     “Letter of Credit Sublimit” means an amount equal to $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
     “LIBOR Rate” means, for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or Bloomberg or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.
     “LIBOR Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on the LIBOR Rate. LIBOR Rate Loans may be denominated in Dollars or in Yen. Except as set forth in Section 2.02(c), all Loans denominated in Yen must be LIBOR Rate Loans.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
     “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranties, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Secured Hedge Agreement, (h) each Secured Cash Management Agreement, (i) each Designated Borrower Request and Assumption Agreement and (j) the Forbearance Letter; provided that for purposes of the definition of “Material Adverse Effect” and Articles IV through IX, “Loan Documents” shall not include Secured Hedge Agreements or Secured Cash Management Agreements.
     “Loan Parties” means, collectively, the Company, each Japanese Borrower, each Subsidiary Guarantor and each Designated Borrower.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
     “Material Contract” means, collectively, with respect to the Company or any Subsidiary, each contract to which such Person is a party and which (a) involves aggregate consideration payable to or by such Person of $500,000 or more in any year, (b) involves Indebtedness of such Person of $500,000 or more, (c) involves Indebtedness owed to such Person of $500,000 or more or (d) is otherwise material to the business or operations of such Person; provided that Material Contracts shall not include (x) Loan Documents, (y) contracts with attorneys, accountants and other professionals or (z) customer purchase orders under which an amount equal to or greater than 90% of total payments are to be made within the first three months of delivery, installation or technical acceptance of the inventory, products or services subject to such order (other than such purchase orders that, individually or in the aggregate with all purchase orders with the same customer, provide for payments to the Company and/or any of its Subsidiaries over the term of such purchase order(s), which, in the aggregate, equal or exceed 10% of the quarterly revenue of the Company and its Subsidiaries, taken as a whole).
     “Material Personal Property” means the following types of personal property: goods, consumer goods, equipment, chattel paper, instruments, promissory notes, investment property, rights to payment for money or funds advanced or sold, insurance proceeds, general intangibles, payment intangibles, letter-of-credit rights and commercial tort claims, in each case with a book value greater than or equal to $1,000,000 individually or in the aggregate (with all other property of the same type); provided that “Material Personal Property” shall not include inventory, accounts, deposit accounts, securities accounts, commodity accounts, commodity contracts or Material Contracts. To the extent any of the above terms are defined in Articles 8 or 9 of the UCC such terms shall have such definitions (it being understood that such definitions shall equally apply to property located in the US and property not located in the US).
     “Material Property” means, collectively, Material Personal Property, Material Real Property and Material Contracts.
     “Material Real Property” means, collectively, (a) any real property with a book value greater than or equal to $1,000,000 individually or in the aggregate during a fiscal year and (b) any lease of real property which contains personal property with a book value greater than or equal to $1,000,000, or which is material to the business or operations of the Loan Party or Subsidiary with an interest therein.
     “Maturity Date” means the fifth anniversary of the Closing Date.
     “Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Mortgage” means a deed of trust, trust deed, deed to secure debt, mortgage, leasehold mortgage and leasehold deed of trust, in form and substance satisfactory to the Administrative Agent.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Net Proceeds” means (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (a) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (b) payment of any Indebtedness (other than the Loans) that is required to be repaid under the terms thereof as a result of such Asset Sale and actually paid at the time of receipt of such cash payment to a Person that is not an Affiliate of any Loan Party, (ii) any cash payments or proceeds received by Company or any of its Subsidiaries (a) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof; and (iii) the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of Equity Interests or incurrence of Indebtedness by Company or any of its Subsidiaries.
     “Note” means a Term Note or a Revolving Credit Note, as the context may require.
     “NPL” means the National Priorities List under CERCLA.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any and all Loan Parties arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other AJI Equity Interests” means Equity Interests of AJI owned by any Person other than the Loan Parties.
     “Other Foreign Collateral” means all of the “Collateral” and “Mortgaged Property” (or similar terms) referred to in the Other Foreign Collateral Documents and all of the other property that is or is intended under the terms of the Other Foreign Collateral Documents to be subject to Liens in favor of the Secured Parties (or any of them).
     “Other Foreign Collateral Documents” means, collectively, the Other Foreign Security Agreements, the Other Foreign Mortgages, each of the mortgages, collateral assignments, Other Foreign Security Agreement supplements, security agreements, pledge agreements or other similar agreements executed by any Other Foreign Loan Party and delivered to the Administrative Agent in accordance with Section 6.13, and each of the other agreements, instruments or documents executed by any Other Foreign Loan Party in connection with any Loan Document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
     “Other Foreign Loan Party” means any Loan Party that is not a US Loan Party, a Japanese Loan Party, a Korean Loan Party or a Taiwanese Loan Party.
     “Other Foreign Mortgages” means each Mortgage delivered by an Other Foreign Loan Party.
     “Other Foreign Security Agreements” means each pledge and security agreement and pledge and security agreement supplement delivered by an Other Foreign Loan Party in accordance with Section 6.13.
     “Other Foreign Subsidiary” means any Subsidiary that is not a US Subsidiary, a Japanese Subsidiary, a Korean Subsidiary or a Taiwanese Subsidiary.
     “Other Foreign Subsidiary Guarantors” means, collectively, each Other Foreign Subsidiary that executes and delivers a guaranty or guaranty supplement in accordance with Section 6.13.
     “Other Foreign Subsidiary Guaranty” means each Guaranty made by the Other Foreign Subsidiary Guarantors in favor of the Administrative Agent and the Lenders in accordance with Section 6.13.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (a) with respect to Term Loans and Revolving Credit Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans, as the case may be, occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
     “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Yen, the rate of interest per annum, as published by Reuters (or Bloomberg or other commercially available source providing quotations of such rate as designated by the Administrative Agent from time to time), at which overnight deposits in Yen, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the applicable offshore interbank market for such currency to major banks in such interbank market.
     “Participant” has the meaning specified in Section 10.06(d).
     “Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor, in substantially the form of Exhibit A to the US Security Agreement.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “PCAOB” means the Public Company Accounting Oversight Board.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.
     “Pledged Debt” means all notes and other instruments evidencing Indebtedness pledged under any and all Security Agreements.
     “Pledged Equity” means all Equity Interests pledged under any and all Security Agreements.
     “Prepayment Amount” has the meaning specified in Section 2.05(a).
     “Prepayment Date” has the meaning specified in Section 2.05(a).
     “Prepayment Notice” has the meaning specified in Section 2.05(a).
     “Quarterly Payment Date” means the last Business Day of each of March, June, September and December.
     “Refinancings” means, with respect to any Indebtedness, any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, the direct or any contingent obligor with respect thereto is not changed, and the collateral (if any) with respect thereto is not changed, in each case as a result of or in connection with such refinancing, refunding, renewal or extension; provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate.
     “Register” has the meaning specified in Section 10.06(c).
     “Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.
     “Related Documents” means each of the Ancillary Agreements identified in the Acquisition Agreement and each other material agreement entered into in connection with the Acquisition Agreement.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Required Revolving Lenders” means, as of any date of determination, at least two Revolving Credit Lenders holding more than 50% of the sum of (a) the Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
     “Required Term Lenders” means, as of any date of determination, at least two Term Lenders holding more than 50% of the Term Loan Facility on such date; provided that the portion of the Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party (other than a Japanese Loan Party), or any director, in the case of any Japanese Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
     “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a LIBOR Rate Loan denominated in Yen, and (ii) each date of a continuation of a LIBOR Rate Loan denominated in Yen pursuant to Section 2.02; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in Yen, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in Yen, and (iv) the last Business Day of each calendar month and such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.
     “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
     “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. As of the Closing Date the Revolving Credit Facility is $52,500,000.
     “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
     “Revolving Credit Loan” has the meaning specified in Section 2.01(b).
     “Revolving Credit Note” means a promissory note made by a Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Same Day Funds” means (a) with respect to disbursements and payments in Dollars and payments in Yen, immediately available funds, and (b) with respect to disbursements in Yen, funds available on a basis as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement for the settlement of international banking transactions in Yen.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Borrower and any Cash Management Bank.
     “Secured Hedge Agreement” means any interest rate Swap Contract permitted under Section 7.02(a) that is entered into by and between any Borrower and any Hedge Bank.
     “Secured Parties” means, collectively, the Administrative Agent, the Lenders (including the Swing Line Lender), the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, or by the Secured Parties pursuant to any other Loan Document, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
     “Security Agreements” means, collectively, the US Security Agreement, the Japanese Security Agreements, the Korean Security Agreements, the Taiwanese Security Agreements and the Other Foreign Security Agreements.
     “Shinko” has the meaning specified in the definition of “Acquisition Agreement”.
     “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the tangible and intangible property (including goodwill) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities (other than operating liabilities) at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “SPC” has the meaning specified in Section 10.06(h).

     “Specified Obligations” means Obligations consisting of the principal of and interest on the Loans, reimbursement obligations in respect of disbursements made by an L/C Issuer with respect to Letters of Credit and fees payable hereunder to the Lenders with Revolving Credit Commitments and the Lenders with Term Loan Commitments (including under Sections 2.09 and 2.03).
     “Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Yen.
     “Sub Debt Documents” means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt.
     “Subordinated Debt” means unsecured Indebtedness of a Loan Party (including the Subordinated Notes) subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Administrative Agent.
     “Subordinated Notes” means the 5 3/4% unsecured convertible subordinated notes of the Company due July 3, 2008 in an aggregate principal amount of $86,700,000 issued and sold on July 3, 2001 pursuant to the Subordinated Notes Documents.
     “Subordinated Notes Documents” means the Indenture, dated as of July 3, 2001, between the Company and State Street Bank and Trust Company of California, N.A., a national banking association, the Subordinated Notes and all other agreements, instruments and other documents pursuant to which the Subordinated Notes have been or will be issued or otherwise setting forth the terms of the Subordinated Notes.
     “Subordination Provisions” is defined in Section 8.01(m).
     “Subsidiary” of a Person means a corporation, partnership, joint venture (other than any joint venture resulting from any strategic investment or joint development arrangement), limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
     “Subsidiary Guarantors” means, collectively, the US Subsidiary Guarantors, the Japanese Subsidiary Guarantors, the Taiwanese Subsidiary Guarantors, the Korean Subsidiary Guarantors and the Other Foreign Subsidiary Guarantors.

     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Lender” means KeyBank National Association in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
     “Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions, but excluding any true operating leases), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taiwanese Collateral” means all of the “Collateral” and “Mortgaged Property” (or similar terms) referred to in the Taiwanese Collateral Documents and all of the other property that is or is intended under the terms of the Taiwanese Collateral Documents to be subject to Liens in favor of the Secured Parties (or any of them).
     “Taiwanese Collateral Documents” means, collectively, the Taiwanese Security Agreements, the Taiwanese Mortgages, each of the mortgages, collateral assignments, Taiwanese Security Agreement supplements, security agreements, pledge agreements or other similar agreements executed by any Taiwanese Loan Party and delivered for the benefit of the Secured Parties in accordance with Section 6.13, and each of the other agreements, instruments or documents executed by any Taiwanese Loan Party that creates or purports to create a Lien for the benefit of the Secured Parties.
     “Taiwanese Loan Party” means any Loan Party that is organized under the Laws of Taiwan or any political subdivision or jurisdiction thereof.
     “Taiwanese Mortgages” means each Mortgage delivered by a Taiwanese Loan Party.
     “Taiwanese Security Agreements” means each pledge and security agreement, in substantially the forms of Exhibit G-4 and each other pledge and security agreement and pledge and security agreement supplement delivered by a Taiwanese Loan Party in accordance with Section 6.13.
     “Taiwanese Subsidiary” means any Subsidiary that is organized under the Laws of Taiwan or any political subdivision or jurisdiction thereof.
     “Taiwanese Subsidiary Guarantors” means, collectively, the Taiwanese Subsidiaries listed on Schedule 6.13 and each other Taiwanese Subsidiary that executes and delivers a guaranty or guaranty supplement in accordance with Section 6.13.
     “Taiwanese Subsidiary Guaranty” means each Guaranty made by the Taiwanese Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F-5.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Loan Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.
     “Term Loan” means an advance made by any Term Lender under the Term Loan Facility.
     “Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
     “Term Loan Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the Yen amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Term Loan Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. As of the Closing Date the Term Loan Facility is $85,000,000.
     “Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1.
     “Threshold Amount” means $5,000,000.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
     “Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
     “Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents in each case, to which they are or are intended to be a party, (b) the Credit Extensions made on the Closing Date, (c) the refinancing of certain outstanding Indebtedness of the Borrower and its Subsidiaries and the termination of all commitments with respect thereto and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
     “Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor, in substantially in the form of Exhibit B to the US Security Agreement.
     “Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.
     “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “US” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     “US Collateral” means all of the “Collateral” and “Mortgaged Property” (or similar terms) referred to in the US Collateral Documents and all of the other property that is or is intended under the terms of the US Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
     “US Collateral Documents” means, collectively, the US Security Agreement, the US Mortgages, each of the mortgages, collateral assignments, US Security Agreement supplements, security agreements, pledge agreements or other similar agreements executed by any US Loan Party and delivered to the Administrative Agent in accordance with Section 6.13, and each of the other agreements, instruments or documents executed by any US Loan Party that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
     “US Loan Party” means any Loan Party that is organized under the Laws of one of the states of the United States of America and that is not a CFC.
     “US Mortgages” means each Mortgage delivered by a US Loan Party.
     “US Security Agreement” means a pledge and security agreement, in substantially the form of Exhibit G-1, and each other pledge and security agreement and pledge and security agreement supplement delivered by a US Loan Party in accordance with Section 6.13.
     “US Subsidiary” means any Subsidiary that is organized under the Laws of one of the states of the United States of America and that is not a CFC.
     “US Subsidiary Guarantors” means, collectively, the US Subsidiaries listed on Schedule 6.13 and each other US Subsidiary that executes and delivers a guaranty or guaranty supplement in accordance with Section 6.13.
     “US Subsidiary Guaranty” means each Guaranty made by the US Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F-2.
     “Yen” and “¥” mean the lawful currency of Japan.
     “Yen Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Yen as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Yen with Dollars.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
          (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.
     1.04 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Exchange Rates; Currency Equivalents (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Yen. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.
     (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a LIBOR Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, LIBOR Rate Loan or Letter of Credit is denominated in Yen, such amount shall be the Yen Equivalent of such Dollar amount (rounded to the nearest Yen, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
     1.06 Change of Currency. Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
     1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
     1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 The Loans.
     (a) The Term Loan Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make loans to the Borrowers in Dollars or in Yen, on the Closing Date in an aggregate amount as to all Term Lenders not to exceed the Term Loan Commitment and otherwise in accordance with the terms of this Agreement. The Term Loan Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Loan Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.
     (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in Yen from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings

shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.
     (c) Increase of Revolving Credit Commitments. If at any time after the Closing Date, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may, by notice to the Administrative Agent, request that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other financial institutions not then a party to this Agreement that are approved by the Administrative Agent (each, an “Additional Lender”) provide additional Revolving Credit Commitments; provided that the aggregate amount of such additional Revolving Credit Commitments made pursuant to this Section 2.10(c) shall not exceed $12,500,000. Upon receipt of such notice, Administrative Agent shall use commercially reasonable efforts to arrange for the Lenders or Additional Lenders to provide such additional Revolving Credit Commitments. Nothing contained in this Section 2.01(c) or otherwise in this Agreement is intended to commit any Lender or the Administrative Agent to provide any portion of any such additional Revolving Credit Commitments. If and to the extent that any Lenders and/or Additional Lenders agree, in their sole discretion, to provide any such additional Revolving Credit Commitments, (1) any Additional Lender shall execute a counterpart signature page to this agreement and deliver originally executed copies of such signature page to the Company and Administrative Agent, (2) the Revolving Credit Commitment amount shall be increased by the amount of additional Revolving Credit Commitments agreed to be so provided, (3) the pro rata shares of the respective Lenders in respect of the Revolving Credit Commitments shall be proportionally adjusted, (4) at such time and in such manner as the Borrowers and the Administrative Agent shall agree (it being understood that the Borrowers and Administrative Agent will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBOR Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall be deemed to have assigned and assumed outstanding Revolving Loans and participations in outstanding Letters of Credit held by each Lender to conform to the respective percentages of the applicable Revolving Credit Commitments of the Lenders, (5) the Borrowers shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as Agent may reasonably request, which amendments or modifications, notwithstanding Section 10.01, shall require only the consent of the Administrative Agent and the Borrowers and not the consent of any Lender, and (6) the Revolving Credit Commitments made pursuant to this Section 2.01(c) shall be permitted indebtedness under the Sub Debt Documents and shall constitute “Senior Indebtedness” or similar term relating to the Obligations (as defined in the Sub Debt Documents) and all such Obligations shall be entitled to the benefits of the subordination created by the Sub Debt Documents.
     2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Revolving Credit Loans from one Type to the other and each continuation of LIBOR Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Rate Loans denominated in Dollars or of any conversion of LIBOR Rate Loans denominated in Dollars to Base Rate Loans, (ii) five Business Days prior to the requested date of any Borrowing or continuation of LIBOR

Rate Loans denominated in Yen, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Term Loan Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Revolving Credit Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided that in the case of a failure to timely request a continuation of Loans denominated in Yen, such Loans shall be continued as LIBOR Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBOR Rate Loan. No Loan may be converted into or continued as a Loan denominated in a different currency. Revolving Credit Loans may be prepaid in the original currency of such Revolving Credit Loan and reborrowed in the other currency.
          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the Applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding clause. In the case of a Term Loan Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in Yen, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of KeyBank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.
          (c) Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBOR Rate Loans (whether in Dollars or Yen) without the consent of (x) with respect to Term Loans, the Required Term Lenders, and (y) with respect to Revolving Credit Loans, the Required Revolving Lenders. During the existence of an Event of Default (x) the Required Term Lenders may demand that any or all of the then outstanding LIBOR Rate Loans that are Term Loans denominated in Yen be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto, and (y) the Required Revolving Lenders may demand that any or all of the then outstanding LIBOR Rate Loans that are Revolving Credit Loans denominated in Yen be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
          (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in KeyBank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.
     2.03 Letters of Credit.
     (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in Yen for the account of any Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

     (ii) The L/C Issuer shall not issue any Letter of Credit if:
     (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or
     (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date or last extension, unless all the Revolving Credit Lenders have approved such expiry date.
     (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
     (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000, in the case of a standby Letter of Credit;
     (D) except as otherwise agreed by the Administrative Agent and the L/C issuer, such Letter of Credit is to be denominated in a currency other than Dollars or Yen; or
     (E) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the applicable Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.
     (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower and, if such Borrower is not the Company, the Company, delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
          (iii) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, neither the Company nor any Borrower shall be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
          (iv) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, neither the Company nor any Borrower shall be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is thirty (30) days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Revolving Credit Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.
          (v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in Yen, the applicable Borrower shall reimburse the L/C Issuer in Yen, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse the

L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Yen, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Yen (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the applicable Borrower (or any other Borrower) fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Yen) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03 (c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
          (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
          (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
          (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or

(C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
          (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause NO shall be conclusive absent manifest error.
          (d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
          (e) Obligations Absolute. The obligation of each applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any adverse change in the relevant exchange rates or in the availability of the relevant Currency to any Borrower or any Subsidiary or in the relevant currency markets generally; or
     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.
     Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
          (f) Role of L/C Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the

L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
          (g) Cash Collateral. (i) Within 3 Business Days following the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, Cash Collateralize the then Outstanding Amount of all L/C Obligations.
     (ii) In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within three Business Days after receipt of such notice, each Borrower shall Cash Collateralize the L/C Obligations in an amount equal to its pro rata share of the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
     (iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.
     (iv) Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such Cash Collateral and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at KeyBank, or, to the extent requested by the Company, invested in Cash Equivalents of a tenor reasonably satisfactory to the Administrative Agent, which Cash Equivalents shall be held in the name of the applicable Borrower and under control of the Administrative Agent in a manner reasonably satisfactory to Administrative Agent. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the applicable Borrower will, within 3 Business Days following demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer; provided that, at the request of applicable Borrower, the Administrative Agent shall, within a reasonable period after such request and so long as no Default then exists and no L/C Obligations remain outstanding, release the Cash Collateral held hereunder as security and shall assign, transfer and deliver to the applicable Borrower (without recourse and without any representations or warranty) such Cash Collateral as is then being released.
          (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.
          (i) Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued with respect to such Borrower equal to the Applicable Rate for the currency in which such Letter of Credit is issued times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
          (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued with respect to such Borrower, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, each Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued with respect to such Borrower as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
          (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
          (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

     2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
          (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.
     (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line

Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
          (e) Interest for Account of Swing Line Lender.The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
          (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.05 Prepayments
     (a) Voluntary. Each Borrower may, upon notice (a “Prepayment Notice”) from the Company to the Administrative Agent, at any time or from time to time, voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part and, except as set forth below, without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Revolving Credit Loans that are LIBOR Rate Loans denominated in Dollars, (B) five Business Days prior to any date of prepayment of Revolving Credit Loans that are LIBOR Rate Loans denominated in Yen, (C) one Business Day prior to any date of prepayment of Revolving Credit Loans that are Base Rate Loans and (D) five Business Days prior to any date of prepayment of Term Loans; (ii) any prepayment of LIBOR Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of LIBOR Rate Loans denominated in Yen shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each Prepayment Notice shall specify the date (the “Prepayment Date”) and amount (the “Prepayment Amount”) of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each Prepayment Notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).
Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section

3.05. During the first two years after the Closing Date, each such voluntary prepayment of Term Loans shall be accompanied by a premium equal to: (i) 2% of the principal amount of such Term Loan being prepaid, if such prepayment occurs on or prior to the first anniversary of the Closing Date, and (ii) 1% of the principal amount of such Term Loan being prepaid, if such prepayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date. Each prepayment of (x) the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to each of the principal repayment installments thereof pro rata and (y) the outstanding Revolving Credit Loans shall be applied to the Revolving Credit Loans, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
     (b) Swing Line. The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (c) Mandatory.
     (i) Revolving Credit Facility. If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Outstandings at such time exceed an amount equal to 100% of the Revolving Credit Facility then in effect, then, within three Business Days after receipt of such notice, each Borrower shall prepay its pro rata share of the Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or each Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the its pro rata share of the aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Revolving Credit Facility then in effect; provided that, subject to the provisions of Section 2.03(g)(ii), no Borrower shall be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations. Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(c) first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.
     (ii) Asset Sales. No later than the first Business Day following the date of receipt by Company or any Subsidiary of any Net Proceeds in respect of any Asset Sale, each Borrower shall prepay its pro rata share of the Term Loans in an aggregate amount equal to the amount of such Net Proceeds.

     (iii) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any Subsidiary of any Net Proceeds described in clause (ii) of the definition of Net Proceeds, each Borrower shall prepay its pro rata share of the Term Loans in an aggregate amount equal to the amount of such Net Proceeds; provided that, so long as no Default or Event of Default shall have occurred and be continuing, (i) Company and its Subsidiaries may retain the Net Proceeds of any business interruption insurance and apply such proceeds for working capital purposes, and (ii) if the aggregate amount of Net Proceeds received in connection with such event does not exceed $25,000,000, Administrative Agent (if it received an amount equal to such Net Proceeds) shall instead hold an amount equal to the amount of such Net Proceeds (and each Borrower shall deliver an amount equal to the amount of any such Net Proceeds that it or one or more of its Subsidiaries received to Administrative Agent to be held) in the Collateral Account and, so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Proceeds were received, Administrative Agent shall from time to time up to 180 days after the receipt of such Net Proceeds (or such longer period acceptable to the Administrative Agent in its sole discretion if the repair, restoration or replacement work is being diligently pursued) disburse to Company or such Subsidiary from such collateral account, to the extent of any such amounts remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed.
     (iv) Issuance of Equity Securities. On the date of receipt of the Net Proceeds from the issuance of any Equity Securities of Company or of any Subsidiary of Company after the Closing Date, each Borrower shall prepay its pro rata share of the Term Loans in an aggregate amount equal to 50% of the amount of such Net Proceeds.
     (v) Issuance of Indebtedness. On the date of receipt of the Net Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.02, each Borrower shall prepay its pro rata share of the Term Loans in an aggregate amount equal to the amount of such Net Proceeds.
     (vi) Calculations of Net Proceeds Amounts; Application of Prepayments. Concurrently with any prepayment of the Term Loans pursuant to subsections (ii) through (v) above, Company shall deliver to Administrative Agent an officer’s certificate demonstrating the calculation of the amount of the applicable Net Proceeds that gave rise to such prepayment. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such officer’s certificate, each Borrower shall promptly make an additional prepayment of the Term Loans in an amount equal to the amount of such excess. Any prepayments of the Term Loans pursuant to this Section 2.05(c) shall be applied to prepay the Term Loans pro rata to each remaining scheduled installment of principal.
               (d) On each date when the payment of any Obligations are due hereunder or under any Note, each Borrower agrees to maintain on deposit in a Cash Collateral Account (as such account shall be designated by such Borrower in a written notice to the Administrative

Agent from time to time, its “Borrower Account”) an amount sufficient in the aggregate as to all such accounts to pay such Obligations in full. Each Borrower hereby authorizes the Administrative Agent (i) to deduct automatically all Obligations when due hereunder, or under the Notes from the relevant Borrower Account, and (ii) if and to the extent any payment under this Agreement or any other Loan Document is not made when due, to deduct automatically any such amount from any or all of the accounts of such Borrower maintained with the Administrative Agent. The Administrative Agent agrees to provide timely notice to Borrower of any automatic deduction made pursuant to this
Section 2.05(d).
     2.06 Termination or Reduction of Commitments. (a) The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, and (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess. All fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination. In addition, the aggregate Term Loan Commitments shall be automatically and permanently reduced to zero on the date of the Term Loan Borrowing.
          (b) The Administrative Agent will promptly notify the Lenders of any notice and of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount.
     2.07 Repayment of Loans. (a) Term Loans. The applicable Borrowers shall make scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans semi-annually on the last day of each June and December occurring during each period set forth below in an aggregate amount for such period equal to the percentage set forth below opposite such period (or opposite such date) of the aggregate principal amount of Term Loans funded as of September 30, 2007:

Date	Percentage
July 1, 2007 through (and including) June 30, 2008	5%

July 1, 2008 through (and including) June 30, 2009	10%

July 1, 2009 through (and including) June 30, 2010	20%

July; 1, 2010 through (and including) June 30, 2011	25%

July 1, 2011 through (and including) the Maturity Date	40%

provided that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
          (b) Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans made to such Borrower outstanding on such date.
          (c) Swing Line Loans. The Company shall repay each Swing Line Loan on demand by the Swing Line Lender and, in any event, on the Maturity Date.
     2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each LIBOR Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.
     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that the Default Rate shall only apply so long as the applicable Event of Default is continuing and shall not apply following the cure or waiver of such Event of Default.
          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):
     (a) Revolving Commitment Fee. Each Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on each Quarterly Payment Date, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
     (b) [Intentionally Omitted.]
     (c) Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
          (ii) Each Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by KeyBank’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or in the case of interest in respect of Loans denominated in Yen as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a

Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
          (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in Yen, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Yen shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Yen and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in Yen, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Yen payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in Yen, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
          (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
     A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
          (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
          (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
     2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).
     Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
     2.14 Designated Borrowers; Relationship among Borrowers. (a) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary Guarantor (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Revolving Credit Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Revolving Credit Lenders so require. If the Administrative Agent and the Required Revolving Lenders agree that an Applicant Borrower shall be entitled to receive Revolving Credit Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Revolving Credit Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date; and provided further that, effective as of the date hereof, the Required Revolving Lenders agree that ASI may become a “Designated Borrower” pursuant hereto (subject to satisfaction of Section 6.13 and the conditions set forth in this Section 2.14) without any requirement of further written consent from the Required Revolving Lenders.
          (b) The Obligations of the Company shall not be joint or several with AJI, ASI or any Designated Borrower that is a Foreign Subsidiary, but shall be joint and several with any Designated Borrower that is a US Subsidiary. The Obligations of AJI, ASI and all Designated Borrowers that are Foreign Subsidiaries shall be joint and several in nature among AJI, ASI, all Designated Borrowers and the Company.
          (c) Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
          (d) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. The Administrative Agent and each Lender agrees to comply with Section 3.01(e) with respect to delivery of forms and documents to establish each Lender’s status for withholding tax purposes and agrees to comply with Section 3.06 with respect to additional amounts paid by any Borrower to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01.
          (c) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

     Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or
     (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.
     Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for US withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the US by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
          (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or

Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This clause shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
     3.02 Illegality. Subject to Section 3.06 below to the extent applicable, if any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans (whether denominated in Dollars or Yen), or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Yen in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Rate Loans in the affected currency or currencies or, in the case of LIBOR Rate Loans in Dollars, to convert Base Rate Loans to LIBOR Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all LIBOR Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or Yen) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan (whether denominated in Dollars or Yen), or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
     3.04 Increased Costs; Reserves on LIBOR Rate Loans (a) Increased Costs Generally. If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
     (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or
     (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the applicable Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The applicable Borrower shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
          (e) Additional Reserve Requirements. The applicable Borrower shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including LIBOR funds or deposits (currently known as “LIBOR liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the LIBOR Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
     3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
     (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Yen on its scheduled due date or any payment thereof in a different currency; or
     (d) any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.
     3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives (or would be required to give) a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.
     3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent (other than those conditions expressly provided for in Section 6.24):
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:
     (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
     (ii) Notes executed by the Borrowers in favor of each Lender requesting Notes;

     (iii) each of the Company Guaranty (duly executed by the Company), the Japanese Guaranty (duly executed by AJI and ASI), the Taiwanese Guaranty (duly executed by ATT and AST); and the ASI Subsidiary Guaranty (duly executed by ATT, AST and ASAI);
     (iv) each of the US Security Agreement (duly executed by the Company, the US Subsidiary of ASI, AJI and ASI), the AJI Japanese Security Agreement (duly executed by AJI), the ATI Japanese Security Agreement (duly executed by the Company), the ASI Japanese Security Agreement (duly executed by ASI), the ATI Japanese Pledge Agreement (duly executed by the Company), and the AJI Japanese Pledge Agreement (duly executed by AJI), together with:
     (A) certificates representing the Pledged Equity referred to therein, accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,
     (B) copies of proper financing statements or other filing documents, duly filed on or before the Closing Date under the Uniform Commercial Code (or similar legal or filing regime) of all jurisdictions necessary or desirable in order to perfect the Liens (that can be perfected by filing) created under each Security Agreement, covering the Collateral described in such Security Agreement,
     (C) completed requests for information, dated on or before the Closing Date, listing all effective financing statements (or similar filings) filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements to the extent that requests for information are recognized in such jurisdictions,
     (D) account control agreements (or similar agreements) duly executed by the appropriate parties with respect to the Borrower Accounts, and
     (E) evidence of the completion of all other actions, recordings and filings of or with respect to each Security Agreement necessary or desirable in order to perfect the Liens created thereby (including receipt of duly executed payoff letters, UCC-3 (or similar termination filings) termination statements and landlords’ and bailees’ waiver and consent agreements);
     (v) an access agreement, in form and substance satisfactory to the Administrative Agent, executed by each of the lessors of the leased real properties listed in the first row of item 1 on Schedule 5.08(d)(i);
     (vi) IP Security Agreements, each dated as of the Closing Date, duly executed and delivered by each Loan Party that has delivered a Security Agreement and owns or has applied for any patents, copyrights and/or trademarks, together with (A) evidence that all action necessary or desirable in order to perfect the Liens created under the Security Agreements and the IP Security Agreements has been taken and (B) completed requests for information, dated on or before the Closing Date, listing all effective prior Liens on the collateral referred to in the IP Security Agreements, together with evidence of such prior Liens;

     (vii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party necessary or as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
     (viii) such documents and certifications necessary or as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Company and each other Borrower and each Subsidiary Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;
     (ix) an opinion of Baker & McKenzie LLP, US counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent and the Required Lenders;
     (x) an opinion of Baker & McKenzie LLP, Japanese counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent and the Required Lenders;
     (xi) an opinion of Baker & McKenzie LLP, Taiwanese counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent and the Required Lenders,
     (xii) a Closing Date Certificate, dated as of the Closing Date, in which certificate a Responsible Officer of each Loan Party shall certify that (A) the conditions specified in Article IV have been satisfied, (B) there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) the statements made therein shall be deemed to be true and correct representations and warranties of such Loan Parties as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Closing Date Certificate in accordance therewith shall be in form and substance satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect;
     (xiii) a certificate attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from the chief financial officer of the Company, in substantially the form of Exhibit K;
     (xiv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;
     (xv) a duly completed Compliance Certificate based on projections as of the last day of the fiscal quarter of the Company ended June 30, 2007, signed by chief executive officer, chief financial officer, treasurer or controller of the

Company, evidencing projected pro forma compliance with Section 7.11 as of June 30, 2007;
     (xvi) evidence that all Indebtedness under the Existing Credit Agreement, and all other Existing Indebtedness (other than Continuing Debt, the Subordinated Notes, and the letters of credit issued by Bank of America, N.A. under the Existing Credit Agreement, to the extent permitted under Section 7.02), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, has been, or concurrently with the Closing Date is being, paid in full and the commitments in respect of such Indebtedness have been terminated and all Liens securing obligations under such Indebtedness have been, or concurrently with the Closing Date are being, released;
     (xvii) each Borrower shall establish with the Administrative Agent a deposit account (as such term is defined in Article 9 of the UCC) into which such Borrower shall deposit sufficient funds to comply with Section 2.05(d);
     (xviii) certified copies of (A) the Audited Financial Statements, (B) unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated December 31, 2006, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date, and (C) the consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Company and its Subsidiaries for the three year period from the Closing Date;
     (xix) the Escrow Agreement duly executed by the appropriate parties in form and substance satisfactory to Administrative Agent with respect to an account into which the Borrowers shall deposit sufficient funds to comply with Section 6.24(a); and
     (xx) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.
     (b) (i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date and all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
     Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05 (a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively.
     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     (d) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.
     (e) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
     (f) In the case of a Credit Extension to be denominated in Yen, there shall not have occurred any material adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Term Lenders (in the case of any Term Loans to be denominated in Yen), the Required Revolving Lenders (in the case of any Revolving Credit Loans to be denominated in Yen) or the L/C Issuer (in the case of any Letter of Credit to be denominated in Yen) would make it impracticable for such Credit Extension to be denominated in Yen.
     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of LIBOR Rate Loans) submitted under this Agreement shall be deemed to be a representation and warranty by the Company that the conditions specified in Sections 4.02(a) and (b) applicable thereto have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
     5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
     5.03 Governmental Authorization; Other Consents. (a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including, except as expressly permitted herein, the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect.
          (b) Under the Laws of the each US, foreign and local jurisdiction in which (x) a Borrower is organized, (y) a Borrower incurs or assumes an Obligation or makes payment with respect to an Obligation or (y) any Collateral is located, there is no requirement that the Administrative Agent, in its capacity as mortgagee or secured party, or any of the Lenders qualify to do business in such jurisdiction or comply with the requirement of any foreign lender statute or to pay any Tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of the Loan Documents or the documents provided for therein, nor will the Administrative Agent or any of the Lenders be subject to any other type of taxation in such jurisdiction solely as the result of the performance of such transactions or the enforcement of any rights or remedies granted under any Loan Document.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability
     5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.
          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
          (b) The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries delivered pursuant to Section 4.01 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05(b) sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the Closing Date, including liabilities for taxes, material commitments and Indebtedness (collectively, “Existing Indebtedness”).
          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
          (d) Other than Internal Control Events that have been publicly disclosed in the Company’s Form 10-K or Form 10-Q filings with the SEC or that are in existence on the Closing Date and described on Schedule 5.05(d), to the best knowledge of the Company, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.
          (e) The consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Company and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s best estimate of its future financial condition and performance.
          (f) All balance sheets, all statements of income and of cash flow and all other financial information of the Company and its Subsidiaries to be furnished pursuant to Section 6.01 will for periods following the Closing Date be prepared in accordance with GAAP consistently applied and will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.
     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, the consummation of the Transaction or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, (the “Disclosed Litigation”), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described in Schedule 5.06.

     5.07 Material Contracts. As of the Closing Date and each date on which applicable supplemental reports are required to be delivered pursuant to Section 6.02(i), Schedule 5.07 sets forth a complete and accurate list of all Material Contracts to which a Loan Party or any of the Subsidiaries is party to, showing as of the date hereof the parties to such Material Contracts, the dates such Material Contracts were entered into, the subject matter of such Material Contracts, the aggregate consideration payable to or by the parties thereto and any other information useful to determine the materiality of such Material Contract to the business or operations of the Loan Party or Subsidiary party thereto. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Material Contracts that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No default under any Material Contract has occurred and is continuing or would result from the consummation of the Transactions.
     5.08 Ownership of Property; Liens; Investments. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (b) As of the Closing Date, Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08, and as otherwise permitted by Section 7.01.
          (c) As of the Closing Date and each date on which applicable supplemental reports are required to be delivered pursuant to Section 6.02(i), Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.
     (d) (i) As of the Closing Date and each date on which applicable supplemental reports are required to be delivered pursuant to Section 6.02(i), Schedule 5.08(d)(i) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability. (ii) As of the Closing Date and each date on which applicable supplemental reports are required to be delivered pursuant to Section 6.02(i), Schedule 5.08(d)(ii) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party, is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

          (e) As of the Closing Date and each date on which applicable supplemental reports are required to be delivered pursuant to Section 6.02(i), Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.
          (f) As of the Closing Date and each date on which applicable supplemental reports are required to be delivered pursuant to Section 6.02(i), Schedule 5.08(f) sets forth a complete and accurate list of all Material Personal Property of the Company (other than with respect to the Material Personal Property of the Company located in the US) and each Subsidiary, showing as of the date hereof the owner of such Material Personal Property, the book value of such Material Personal Property, the jurisdiction in which such Material Personal Property is registered and/or located and any other information that is necessary to obtain a perfected security interest in such Material Personal Property in each jurisdiction where it is registered and/or located.
          (g) As of the Closing Date and each date on which applicable supplemental reports are required to be delivered pursuant to Section 6.02(i), Schedule 5.08(g) sets forth a complete and accurate list of all Accounts of the Company and each of its Subsidiaries, showing the type of each such Account, the financial institution in which each such Account is maintained, the then average monthly balance of each such Account and which such Accounts are Excluded Accounts.
     5.09 Environmental Compliance. (a) Neither compliance with any applicable Environmental Laws by the Loan Parties and their respective Subsidiaries, nor any claims alleging potential liability under, or violation of, any Environmental Law with respect to the Loan Parties and their respective Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (b) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; to the best of the Company’s knowledge, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries; to the best of the Company’s knowledge, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and, to the best of the Company’s knowledge, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, in a manner which could reasonably be expected to result in a material liability to any Loan Party or any of its Subsidiaries.
          (c) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been managed in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (d) To the knowledge of any Loan Party, there is no liability arising under Environmental Law that would materially interfere with the satisfaction of any Contractual Obligation owed to any Loan Party or any of its Subsidiaries.
     5.10 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
     5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other (foreign and US) material tax returns and reports required to be filed, and have paid all Federal, state and other (foreign and US) material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, be reasonably expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any third party.
     5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
          (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
          (d) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):
     (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign

Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
     (ii) except as disclosed in Schedule 5.12(d)(ii), the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
     (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
     5.13 Subsidiaries; Equity Interests; Loan Parties. No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (or equivalent thereof to the extent applicable in the jurisdiction in which Equity Interests are issued) and are owned by a Loan Party (or other Person) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued are fully paid and non-assessable and are owned by the Persons in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its US taxpayer identification number or, in the case of any non-US Loan Party that does not have a US taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a (vii) is a true and correct copy of each such document, each of which is valid and in full force and effect. No holder of Other AJI Equity Interests has the ability to affect the rights or remedies of the Secured Parties under the Loan Documents.
     5.14 Margin Regulations; Investment Company Act. (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
          (b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.17 Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses and as of the Closing Date and each date on which applicable supplemental reports are required to be delivered pursuant to Section 6.02(i), Schedule 5.17 sets forth a complete and accurate list of all such IP Rights owned or used by each Loan Party and each of its Subsidiaries. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     5.18 Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.
     5.19 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     5.20 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company or any of its Subsidiaries as of the Closing Date and neither the Company nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last three years.
     5.21 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject (other than with respect to Liens on Equity Interests of the Subsidiaries) to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents and filings set forth on Schedule 5.21 that will be made by the date set forth in such Schedule, no filing or other action will be necessary to perfect or protect such Liens.
     5.22 Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:
     (a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Subject to applicable Debtor Relief Laws, neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
     (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents, except as provided under applicable Debtor Relief Laws. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
     (c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed on Schedule 5.22.
     (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
     5.23 Issuance of Subordinated Debt; Status of Obligations as Senior Indebtedness, etc. The applicable Borrowers had the power and authority to incur the Subordinated Debt as provided for under the Sub Debt Documents applicable thereto and has duly authorized, executed and delivered the Sub Debt Documents applicable to such Subordinated Debt. The applicable Borrowers have issued, pursuant to due authorization, the Subordinated Debt under the applicable Sub Debt Documents, and such Sub Debt Documents constitute the legal, valid and binding obligations of such Borrowers enforceable against such Borrowers in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity). The subordination provisions of the Subordinated Debt contained in the Sub Debt Documents are enforceable against the holders of the Subordinated Debt by the holder of any “Senior Indebtedness” or similar term referring to the Obligations (as defined in the Sub Debt Documents). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and reimbursement obligations, and fees and expenses in connection therewith, constitute “Senior Indebtedness” or similar term relating to the Obligations (as defined in the Sub Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by the Sub Debt Documents. The Borrowers acknowledge that the Administrative Agent, each Lender and each L/C Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of the Sub Debt Documents.
ARTICLE VI
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:
     6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Company (commencing with the fiscal year ended March 31, 2007), (i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (A) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement and (B) an opinion of such Registered Public Accounting Firm independently assessing the Company’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object or as disclosed on Schedule 5.05(d) as of the Closing Date, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries and (ii) financial statements of AJI and ASI prepared in compliance with the Company Law (Law No. 86 of 2005, as amended) of Japan;
     (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended June 30, 2007), a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries; and
     (c) as soon as available, but in any event at least 45 days following the end of each fiscal year of the Company, an annual business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for the immediately following fiscal year.
As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
     6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;
     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company;
     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

     (d) (i) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), to the extent Form 10-K filings and/or Form 10-Q filings corresponding with the dates of such financial statement have not been made with the SEC prior to the delivery of such financial statements, drafts of such filings in form and substance reasonably satisfactory to the Administrative Agent;
     (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
     (f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-US jurisdiction) concerning any investigation or possible investigation or other formal inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
     (g) not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to the Acquisition Agreement or any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could reasonably be expected to result in a material impairment of the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding the Acquisition Agreement and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;
     (h) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;
     (i) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Company, (i) a report supplementing Schedule 5.07, including an identification of all Material Contracts, the parties to such Material Contracts, the dates such Material Contracts were entered into, the subject matter of such Material Contracts, the aggregate consideration payable to or by the parties thereto and any other information useful to determine the materiality of such Material Contract to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Party or Subsidiary party thereto; (ii) a report supplementing Schedules 5.08(c), 5.08 (d)(i) and 5.08(d)(ii), including an identification of all owned and leased real property disposed of by the Company or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; (iii) a report supplementing Schedule 5.08(f), including an identification of the owner of such Material Personal Property, the book value of such Material Personal Property, the jurisdiction in which such Material Personal Property is registered and/or located and any other information that is necessary to obtain a perfected security interest in such Material Personal Property in each jurisdiction where it is registered and/or located; (iv) a report supplementing Schedule 5.08(g), including identifying the type of each applicable Account, the financial institution in which each such Account is maintained, the then average monthly balance of each such Account and which such Accounts are Excluded Accounts; (v) a report supplementing Schedule 5.17, setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to the Company or any Subsidiary thereof during such fiscal year and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by the Company or any Subsidiary thereof during such fiscal year and the status of each such application; and (vi) a report supplementing Schedules 5.08(e) and 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Company and to be in a form reasonably satisfactory to the Administrative Agent;
     (j) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the

“Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     6.03 Notices. Promptly notify the Administrative Agent and each Lender:
     (a) of the occurrence of (i) any Default or (ii) any matter that could reasonably be expected to result in a Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;
     (c) of the occurrence of any ERISA Event or Foreign Plan Event;
     (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
     (e) of the determination by the Registered Public Accounting Firm providing the opinion required under Section 6.01(a)(ii) (in connection with its preparation of such opinion) or the Company’s determination at any time of the occurrence or existence of any Internal Control Event which could reasonably be expected to have a Material Adverse Effect; and
     (f) of any announcement by Moody’s or S&P of any downgrade or possible downgrade in the rating of any short-term or long-term obligations of any Loan Party.
     Each notice pursuant to this Section 6.03 (other than Section 6.03(f)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its (i) legal existence and (ii) good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business (as determined by the Company in its sole discretion), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
     6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and obsolescence excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use reasonable care in the operation and maintenance of its facilities.
     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.
     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective

‘representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes, including but not limited to the repayment of the Subordinated Notes and refinancing of the Indebtedness under the Existing Credit Agreement, not in contravention of any Law or of any Loan Document.
     6.12 [Reserved]
     6.13 Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party, or upon the occurrence of an Asset Trigger Event with respect to any Subsidiary at the Company’s expense:
     (i) within 10 Business Days after such formation, acquisition or Asset Trigger Event, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,
     (ii) within 10 Business Days after such formation, acquisition or Asset Trigger Event, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail satisfactory to the Administrative Agent,
     (iii) within 15 Business Days after such formation, acquisition or Asset Trigger Event, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent (or a representative of the Administrative Agent or of the Secured Parties designated by it or them) deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01 (a)(iv)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties,
     (iv) within 30 days after such formation, acquisition or Asset Trigger Event, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code or other financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent or the Secured Parties designated by it or them) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement supplements and security and pledge agreements delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms,

     (v) within 60 days after such formation, acquisition or Asset Trigger Event, deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and
     (vi) as promptly as practicable after such formation, acquisition or Asset Trigger Event, deliver, upon the request of the Administrative Agent in its reasonable discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;
provided that clauses (i) and (iii) through (vi) shall not apply to any Subsidiary if such Subsidiary does not have assets in any country with an aggregate book value greater than $1,000,000 (when taken together with the aggregate book value of the assets of any Loan Party or any other Subsidiary in such country), unless and until such Subsidiary has assets in a country with an aggregate book value greater than or equal to $1,000,000 (when taken together with the aggregate book value of the assets of any Loan Party or any other Subsidiary in such country), and in any case excluding Subsidiaries in Germany to the extent that the aggregate book value of the assets of such Subsidiaries in Germany exceeds $1,000,000 solely due to temporary intercompany arrangements with other Subsidiaries for periods of no longer than three months in duration.
          (b) Upon the acquisition of any Material Property by any US Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority (subject to Liens permitted under Section 7.02) security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Company shall, at the Company’s expense:
     (i) within 10 Business Days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,
     (ii) within 15 Business Days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent or a representative of the Administrative Agent or of the Secured Parties designated by it or them) deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,
     (iii) within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code or other financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent or of the Secured Parties designated by it or them) valid and subsisting Liens on such property, enforceable against all third parties,
     (iv) within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and
     (v) as promptly as practicable after any acquisition of a real property, deliver, upon the request of the Administrative Agent in its reasonable discretion, to the Administrative Agent with respect to such real property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.
             (c) Upon delivery of any report pursuant to Section 6.02(i) supplementing Schedules 5.07, 5.08(c), 5.08(d)(i), 5.08(d)(ii), 5.08(e), 5.08(f) and/or 5.17 with respect to Material Property of Foreign Obligors, if such Material Property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority (subject to Liens permitted under Section 7.02) security interest in favor of the Administrative Agent (or a representative of the Administrative Agent or of the Secured Parties designated by it or them) for the benefit of the Secured Parties and the secured parties under the Japanese Term Loan Documents, then the Company shall, at the Company’s expense within 30 days after the date such reports were required to be delivered pursuant to Section 6.02(i),
     (i) cause the applicable Foreign Obligor to duly execute and deliver to the Administrative Agent (or a representative of the Administrative Agent or of the Secured Parties designated by it or them) deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Foreign Obligor under the Loan Documents and constituting Liens on all such properties,
     (ii) cause the applicable Foreign Obligor to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code or other financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent or of the Secured Parties designated by it or them) valid and subsisting Liens on such property, enforceable against all third parties,
     (iii) deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Foreign Obligors acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and
     (iv) deliver, upon the request of the Administrative Agent in its reasonable discretion, to the Administrative Agent with respect to title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided that to the extent that any Foreign Obligor or any of its Subsidiaries shall have otherwise received any of the foregoing items, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;
provided that clauses (ii) through (iv) shall not apply to any Subsidiary if such Subsidiary does not have assets in any country with an aggregate book value greater than $1,000,000 (when taken together with the aggregate book value of the assets of any Loan Party or any other Subsidiary in such country), unless and until such Subsidiary has assets in a country with an aggregate book value greater than or equal to $1,000,000 (when taken together with the aggregate book value of the assets of any Loan Party or any other Subsidiary in such country).
               (d) Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Company shall, at the Company’s expense:
     (i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,
     (ii) within 15 days after such request, duly execute and deliver, and cause each Subsidiary of the Company (if it has not already done so) to duly execute and deliver, to the Administrative Agent (or a representative of the Administrative Agent or of the Secured Parties designated by it or them) deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Equity and Pledged Debt in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iv)), securing payment of all the Obligations of such Subsidiary under the Loan Documents and constituting Liens on all such properties
     (iii) within 30 days after such request, take, and cause each Loan Party and each other Subsidiary of the Company to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code or other financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent or the Secured Lenders designated by it or them) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.13 enforceable against all third parties in accordance with their terms,
     (iv) within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and
     (v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the Company and its Subsidiaries, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.
               (e) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent reasonably determines necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement supplements and other security and pledge agreements.
     Notwithstanding the foregoing, nothing in this Agreement or in any of the Loan Documents shall require a CFC or a Subsidiary that is held directly or indirectly by a CFC to deliver a guaranty or grant a Lien on its assets if such action will (in the reasonable judgment of the Company) result in material tax liability to the Company.
     6.14 Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
     6.15 Preparation of Environmental Reports. At the request of the Required Lenders from time to time (but not more than once in any calendar year), provide to the Lenders within 60 days after such request, at the expense of the Company, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Company fails to provide a report satisfactory in form and substance to the Administrative Agent within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Company, and the Company hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

     6.16 Further Assurances.
     (a) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including obtaining appraisals on real estate owned by AJI or ASI on behalf of the Administrative Agent), deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) effectuate the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
     (b) Without limiting any other provision in this Agreement or any other Loan Document, upon the request of the Administrative Agent and, in any event, at least within 45 days after the end of each fiscal quarter of the Company, to the extent (i) the attachment of any Lien on any Collateral to secure the Obligations in full (or in part) or the perfection of such Lien requires the listing of each Secured Party in the filing system, registration system or otherwise relevant to such Lien (collectively, the “Filing System”) and (ii) the then existing listing of Secured Parties in the Filing System relevant to such Lien does not accurately reflect the then existing Secured Parties, the Company shall update each such listing of the Secured Parties to reflect the then current Secured Parties and, subsequently, perform a search in each relevant Filing System. In addition, the Company shall certify to the Administrative Agent that, either (1) each applicable Filing System accurately reflects the then existing Secured Parties or (2) (x) the then existing listing of Secured Parties in certain Filing Systems does not accurately reflect the then existing Secured Parties and detailing the steps taken to revise such listing to accurately reflect the then existing Secured Parties (attaching evidence thereof in form and substance satisfactory to the Administration Agent that such steps have been taken) and (y) the existing listing of Secured Parties in the remaining Filing Systems accurately reflect the then existing Secured Parties. Notwithstanding any provision of this Agreement or any other Loan Document, the Company shall not be required to comply with this paragraph (b) more often than once per year with respect to IP Rights in Japan unless the Administrative Agent determines that the then existing listing of Secured Parties in the Filing System relevant to such Lien is materially different from the then existing Secured Parties.
     6.17 Compliance with Terms of Leaseholds. Make all payments and otherwise perform in all material respects all obligations in respect of all leases of real property to which the Company or any of its Subsidiaries is a party and which are material to the Company’s or such Subsidiary’s business or operations, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled (unless consistent with the business plans delivered pursuant to Section 6.01(c)), notify the Administrative Agent of any material default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
     6.18 Foreign Government Scheme or Arrangement: Foreign Plan.
     (a) Ensure that any employer and employee contributions required by Law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.
     (b) Ensure that the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, other than with respect to the Japanese Borrowers to the extent that non-compliance with this clause (b) by the Japanese Borrowers (x) does not violate any applicable law or regulation or subject the Japanese Borrowers to any material fines or Liens against their respective property and (y) otherwise could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (c) Ensure that each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
     6.19 Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.
     6.20 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each Material Contract in full force and effect, enforce each Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     6.21 Designation as Senior Debt. Designate all Obligations as “Designated Senior Indebtedness” under, and defined in, the Sub Debt Documents and all supplemental indentures thereto, and the Company hereby makes such designation.
     6.22 Security Interests in Accounts, Etc. Subject to Section 6.24, maintain each Account of the Company and its Subsidiaries (other than Excluded Accounts) at KeyBank or another commercial bank which is satisfactory to the Administrative Agent, and cause each such Account to be subject to a first priority security interest in favor of the Administrative Agent or a representative of the Administrative Agent or of the Secured Parties designated by it or them, in each case for the benefit of the Secured Parties in a manner satisfactory to the Administrative Agent (which, with respect to Accounts held in the US, shall be accomplished by means of a valid Control Agreement); provided that to the extent a first priority security interest cannot be granted in Accounts maintained in Japan and Taiwan, such Accounts are not required to be subject to a first priority security interest, but must be subject to a security arrangement satisfactory to the Administrative Agent. Without limiting the generality of the foregoing, each Japanese Subsidiary shall, on a quarterly basis, provide notice to the financial institution which holds its Accounts (other than Excluded Accounts) and take all other actions necessary to maintain a first priority perfected security interest in such Account to the extent that such security interests can be perfected by taking such action.
     6.23 Approvals and Authorizations . Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     6.24 Post Closing Covenants.
     (a) Within 2 Business Days after the Closing Date, deliver an amount sufficient to repay the principal, interest and any other amounts due under the Subordinated Notes, and in any event not less than $86,700,000, into an account subject to the Escrow Agreement in a manner acceptable to Administrative Agent for application not later than 60 days after the Closing Date to the redemption of the Subordinated Notes.
     (b) Within 5 Business Days after the Closing Date, deliver to the Administrative Agent (i) stock certificates representing all Equity Interests in AJI other than the Other AJI Equity Interests, and (ii) stock certificates representing all Equity Interests in ASI other than the 4.9% thereof owned by Shinko, in each case accompanied by undated stock powers executed in blank.
     (c) Within 5 Business Days after the Closing Date, deliver to Japanese counsel to the Administrative Agent fully executed documents to be filed in connection with the Japanese Collateral Documents, in form and substance satisfactory to such counsel.
     (d) Within 5 days after the Closing Date, provide evidence satisfactory to the Administrative Agent that irrevocable notice of redemption has been delivered to the indenture trustee with respect to the Subordinated Notes requiring redemption of, and defeasance of the obligations of the Company under, Subordinated Notes on a date no later than 60 days after the Closing Date;
     (e) Within 5 days after the Closing Date, deliver to Administrative Agent intercompany promissory notes and endorsements executed by the Company and each of its Subsidiaries, as applicable, each in form and substance satisfactory to Administrative Agent;
     (f) Within 30 days after the Closing Date, to the extent not already accomplished, cause all Accounts of the Company and its Subsidiaries to satisfy the requirements of Section 6.22.
     (g) Within 30 days after the Closing Date, deliver, or cause to be delivered, to Korean counsel to the Administrative Agent the Korean Subsidiary Guaranty duly executed by Korea Asyst Co. Ltd. and the Korean Subsidiary of ASI, a Supplement to the

ASI Subsidiary Guaranty duly executed by the Korean Subsidiary of ASI and each Korean Security Agreement duly executed by Korea Asyst Co. Ltd and the Korean Subsidiary of ASI.
     (h) Within 30 days after the Closing Date, deliver, or cause to be delivered to Administrative Agent, certificates representing all Equity Interests in the Korean Loan Parties and otherwise comply with Section 6.13 in all respects as if such Korean Loan Parties were newly acquired Subsidiaries of the Company.
     (i) Within 30 days after the Closing Date, deliver to Administrative Agent a report supplementing Schedules 5.07, 5.08(c), 5.08(d)(i), 5.08(d)(ii), 5.08(f), 5.08(g) and 5.17 with respect to the Korean Subsidiaries. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Administrative Agent and the Lenders understand that, until 30 days after the Closing Date, the information contained on such Schedules with respect to the Korean Subsidiaries may not be accurate and failure to provide the information on such Schedules with respect to the Korean Subsidiaries, or the inaccuracy of such Schedules with respect to the Korean Subsidiaries, prior to 30 days after the Closing Date shall not result in a Default or Event of Default.
     (j) Within 45 days after the Closing Date, deliver, or cause to be delivered, to Administrative Agent certificates representing all Equity Interests in ATT and AST, accompanied by undated stock powers executed in blank, and otherwise comply with Section 6.13 in all respects (as if ATT and AST each were a newly acquired Subsidiary of the Company).
     (k) Within 60 days after the Closing Date, deliver, or cause to be delivered to the Administrative Agent amended Articles of Incorporation of ATT, in form and substance satisfactory to Administrative Agent;
     (l) Within 90 days after the Closing Date, deliver, or cause to be delivered, to Administrative Agent certificates representing all Equity Interests in Asyst Shinko Ireland, Ltd. (“ASIL”), accompanied by undated stock powers executed in blank and a Supplement to the ASI Subsidiary Guaranty duly executed by the ASIL and otherwise comply with Section 6.13 in all respects (as if ASIL was a newly acquired Subsidiary of the Company).
ARTICLE VII
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, or permit any provisions to exist in any Contractual Obligation with respect to the Company, any Subsidiary or any real or personal property of the foregoing that provides for a Lien to be granted at a later date or upon the occurrence of an event, other than the following:
     (a) Liens pursuant to any Loan Document;

     (b) Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), (iii) the direct or any contingent obligor with respect thereto is not changed, (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d) and (v) in no event shall the amount secured or benefited thereby exceed $2,000,000 with respect to Liens on property of AJI;
     (c) Liens for taxes, fees, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by applicable Law, including ERISA or any Foreign Government Scheme or Arrangement;
     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
     (i) Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
     (j) leases, subleases, licenses and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the value of the property to which such Lien is attached or the conduct of business of the Company or any of its Subsidiaries, as applicable, and any interest or title of a lessor, sublessor, licensor or sublicensor or under any lease, sublease, license or sublicense;
     (k) zoning or similar laws or rights reserved to or vested in any Governmental Authority to control or regulate the use of any real property owned by the Company or any of its Subsidiaries;

     (l) Liens on or transfers of accounts receivable and contracts and instruments related thereto arising solely in connection with the sale of such accounts receivable pursuant to Section 7.05(f);
     (m) Liens in favor of Bank of America, N.A. on cash securing obligations pursuant to Indebtedness permitted under Section 7.02(k), in an aggregate amount not to exceed 105% of the Dollar Equivalent of the face amount thereof; and
     (n) other Liens affecting property with an aggregate fair value not to exceed $5,000,000; provided that no such Lien shall extend to or cover any Collateral.
     7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; provided that the aggregate Swap Termination Value of Secured Hedge Agreements shall not exceed $100,000,000 at any time outstanding;
     (b) Indebtedness of a Subsidiary Guarantor owed to the Company or a Subsidiary Guarantor, which Indebtedness shall (i) be pledged under the applicable Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;
     (c) Indebtedness under to the Loan Documents;
     (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any Refinancings thereof (collectively, “Continuing Debt”); provided that the aggregate principal amount of Subordinated Debt at any time outstanding under this clause (d) and clauses (i) and (j) below shall not exceed $150,000,000;
     (e) unsecured Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any other Subsidiary Guarantor, but, if the obligations being Guaranteed are subordinated to the Obligations, only if such Guarantees are subordinated to the Obligations on substantially the same terms;
     (f) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(1); provided that the aggregate amount of all such Indebtedness at anyone time outstanding shall not exceed $5,000,000;
     (g) Indebtedness of any Person that becomes a Subsidiary of the Company after the date hereof in accordance with the terms of Section 7.03(i), which Indebtedness is existing at the time such Person becomes a Subsidiary of the Company (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Company), in an aggregate principal amount not to exceed $5,000,000, and Refinancings of such Indebtedness;

     (h) Indebtedness incurred pursuant to Section 7.18, to the extent permitted thereunder;
     (i) unsecured Subordinated Debt (other than the Subordinated Notes) of the Borrowers incurred pursuant to the terms of the Sub Debt Documents, and Refinancings of such Subordinated Debt which continue to satisfy the terms of the definition of “Subordinated Debt”; provided that (x) no Default shall exist, (y) the Company shall be in pro forma compliance with Section 7.11 and (z) the aggregate principal amount of Subordinated Debt at any time outstanding under this clause (i), clause (d) above and clause (j) below shall not exceed $150,000,000;
     (j) only until the date that is 60 days after the Closing Date, unsecured Indebtedness incurred pursuant to the Subordinated Notes Documents; provided that (x) no Default shall exist, (y) the Company shall be in pro forma compliance with Section 7.11 and (z) the aggregate principal amount of Subordinated Debt at any time outstanding under this clause (j) and clauses (d) and (i) above shall not exceed $150,000,000;
     (k) only until the date that is 15 days after the Closing Date, Indebtedness consisting of (i) a letter of credit issued to Shinko by Bank of America, N.A. under the Existing Credit Agreement and (ii) a letter of credit issued to JER Bayside, LLC by Bank of America, N.A. under the Existing Credit Agreement; and
     (l) so long as no Default has occurred and is continuing, unsecured Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.
     7.03 Investments. Make or hold any Investments, except:
     (a) Investments held by the Company and its Subsidiaries in the form of Cash Equivalents;
     (b) Investments consisting of advances to officers, directors and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     (c) (i) Investments by the Company and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Company and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Company that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties in an aggregate amount invested from the date hereof not to exceed $5,000,000;
     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (e) Guarantees permitted by Section 7.02;

     (f) Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i) and set forth on Schedule 5.08(e);
     (g) Investments in Swap Contracts permitted under Section 7.02(a);
     (h) the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Company or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(h):
     (i) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.13;
     (ii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Company and its Subsidiaries in the ordinary course;
     (iii) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Company or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);
     (iv) the total cash consideration paid and assumption of liabilities (including all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) by or on behalf of the Company and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash consideration paid and assumption of liabilities by or on behalf of the Company and its Subsidiaries for all other purchases and other acquisitions made by the Company and its Subsidiaries pursuant to this Section 7.03(h), shall not exceed $15,000,000;
     (v) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Company and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and
     (vi) the Company shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this clause (vi) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;
     (i) Investments by the Company and its Subsidiaries not otherwise permitted under this Section 7.03 in an aggregate amount not to exceed $10,000,000 over the term of this Agreement; provided that, with respect to each Investment made pursuant to this Section 7.03(i):
     (i) such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of the Company or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);
     (ii) such Investment shall be in property that is part of, or in lines of business that are, substantially the same lines of business as one or more of the principal businesses of the Company and its Subsidiaries in the ordinary course;
     (iii) any determination of the amount of such Investment shall include all cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries in connection with such Investment; and
     (iv) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Company and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby;
     (j) the acquisition of 4.9% of the Equity Interests of ASI in accordance with the Acquisition Agreement;
     (k) repurchases of stock from former officers, directors or employees of the Company and its Subsidiaries under the terms of applicable repurchase agreements in an aggregate amount not to exceed $1,000,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; and
     (l) other Investments not exceeding $5,000,000 in the aggregate in any fiscal year of the Company.
     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that when any Subsidiary Guarantor is merging with another Subsidiary, a Subsidiary Guarantor shall be the continuing or surviving Person; provided further that when any US Subsidiary Guarantor is merging with another Subsidiary, the continuing and surviving Person shall be a US Subsidiary Guarantor; and
     (b) any Subsidiary may Dispose of all or a substantial portion of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Company or a Subsidiary Guarantor; provided further that if the transferor in such a transaction is a US Subsidiary Guarantor, then the transferee must either be the Company or a US Subsidiary Guarantor;
     (c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;
     (d) in connection with any acquisition permitted under Section 7.03, any Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Company and (ii) in the case of any such merger to which any Loan Party (other than the Company) is a party, such Loan Party is the surviving Person; and
     (e) so long as no Default has occurred and is continuing or would result therefrom, any Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that in each case, immediately after giving effect thereto in the case of any such merger to which any Loan Party (other than the Company) is a party, such Loan Party is the surviving corporation.
     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
     (b) Dispositions of inventory in the ordinary course of business;
     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
     (d) Subject to Section 7.04(b), Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor (or, in each case, Equity Interests therein), the transferee thereof must either be the Company or a Subsidiary Guarantor;
     (e) Dispositions permitted by Section 7.04;

     (f) Dispositions of accounts (as such term is defined in Section 9-102 of the UCC) in the ordinary course of business (including any factoring arrangements), and other Dispositions of accounts for collection;
     (g) Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the aggregate book value of all property so Disposed of shall not exceed $10,000,000 from and after the Closing Date; and
     (h) Dispositions (other than of a Subsidiary Guarantor (or, in each case, Equity Interests therein)) by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $10,000,000 and (iii) the purchase price for such asset shall be paid to the Company or such Subsidiary solely in cash.
provided that any Disposition pursuant to Section 7.05(a) through Section 7.05 (g) shall be for the fair market value of such asset.
     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     (a) each Subsidiary may make Restricted Payments to the Company, the Subsidiary Guarantors and any other Person (other than Shinko (except to the extent provided in clause (d) below)) that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
     (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
     (c) the Company and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests; and
     (d) the Company, AJI and ASI may make Restricted Payments to Shinko to the extent required under the Acquisition Agreement (as in effect on June 22, 2006, unless any subsequent modifications thereto reduce the amount of Restricted Payments and are otherwise permitted under Section 7.16).
     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Company and any Subsidiary Guarantor or between and among any Subsidiary Guarantors.

     7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to or invest in the Company or any Subsidiary Guarantor, except for any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     7.11 Financial Covenants.
     (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio at the end of any Measurement Period to be greater than 4.00:1.
     (b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at the end of any Measurement Period to be greater than 3.00:1.
     (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 1.50:1.
     7.12 Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding $25,000,000 in the aggregate for the Company and it Subsidiaries during each fiscal year.
     7.13 Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the rights or remedies of the Secured Parties under the Loan Documents.
     7.14 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.
     7.15 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions or other payments of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(d), and (c) redemption of the Subordinated Notes within 60 days after the Closing Date .
     7.16 Amendment, Etc. of Debt Documents. Amend, modify or change in any manner any material term or condition of (a) the Escrow Agreement or (b) any Indebtedness set forth in Schedule 7.02 or Subordinated Debt, except for (i) any Refinancings thereof permitted by Section 7.02 and (ii) any amendment, supplement, waiver or modification for which no fee is payable to the holders of such Indebtedness and which (A) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such

Indebtedness, (B) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Indebtedness or (C) makes the covenants, events of default or remedies in Contractual Obligations governing such Indebtedness less restrictive on the applicable Loan Parties or applicable Subsidiaries.
     7.17 Designation of Senior Debt. Designate any Indebtedness (other than the Indebtedness under the Loan Documents) of the Company or any of its Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, the Subordinated Notes Documents, or any other Sub Debt Document.
     7.18 Lease Obligations. Create, incur, assume or suffer to exist any new or additional obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Company and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $10,000,000 payable in any period of 12 consecutive months.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. (i) The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.05(a)(i), 6.10, 6.11, 6.13, 6.18, 6.22, 6.24, or Article VII, or (ii) any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in Article IV of the US Subsidiary Guaranty, or any corresponding provision in any other Guaranty (with respect to the covenants set forth in Article VII, as such covenants apply to each Subsidiary Guarantor) or (iii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Section 4.14 of the US Security Agreement or any corresponding provision contained in any other Collateral Document to which it is a party; or
     (c) Other Defaults. (i) The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 or 6.05(a)(ii), (b) or (c) and such failure continues for 3 Business Days or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) or Section 8.01(c)(i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

     (e) Cross-Default. (i) The Company or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or
     (f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its material debt obligations as they become due, (ii) in respect of the Company or any Subsidiary thereof (excluding a Japanese Subsidiary thereof), any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy, (iii) in respect of any Japanese Subsidiary of the Company, any order or notice of provisional attachment (“karishobun”), provisional attachment (“karisashiosae”) for the purpose of assuring collection of taxes or public imposts, post judgment attachment (“sashiosae”) or other court order of enforcement issued with respect to any of its rights under agreement or attachment with respect to any deposits or other credits of such Japanese Subsidiary with any bank and/or any financial institution is dispatched, or (iv) any clearing house in the observance of its rules takes procedures for suspension of any Japanese Subsidiary’s transactions with banks and similar institutions; or

     (h) Judgments. There is entered against the Company or any Subsidiary thereof (i) one or more final, nonappealable judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final, nonappealable judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA; Foreign Government Scheme or Arrangement. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount, or (iii) a Foreign Plan Event occurs, or the Company or any Loan Party fails to pay amounts due, with respect to any Foreign Plan resulting in liabilities, which when combined with clauses (i) and (ii), respectively, in an aggregate amount in excess of the Threshold Amount; or
     (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations and termination of the Commitments, ceases to be in full force and effect and the invalidity of such provisions could reasonably be expected to materially and adversely affect the rights and remedies of the Secured Parties; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document and the revocation, termination or rescission of such provision could reasonably be expected to materially and adversely affect the rights and remedies of the Secured Parties; or
     (k) Change of Control. There occurs any Change of Control; or
     (l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.13 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on any material portion of the Collateral purported to be covered thereby; or
     (m) Subordination. (i) The subordination provisions of or relating to any Sub Debt Documents or other subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) the Company or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions; or
     (n) Material Contracts. The occurrence of any default or breach by any party under any Material Contract, or any Material Contract shall be terminated prior to its term for any reason and such default, breach or termination could reasonably be expected to have a Material Adverse Effect.
     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party;
     (c) require that each Borrower Cash Collateralize the L/C Obligations (in an amount equal to its pro rata share of the then Outstanding Amount thereof); and
     (d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents, at law or in equity;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, upon the filing of a petition for the commencement of any insolvency proceedings with respect of any Japanese Subsidiary, or upon the occurrence of any event specified under Section 8.01(g)(iii) or (iv), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to the

Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints KeyBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions.
     (b) The Administrative Agent shall also act as the “collateral agent”, “security agent”, “security trustee”, or in any similar capacity under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent, “security agent”, “security trustee”, or in any similar capacity of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent”, “security agent”, “security trustee”, or in any similar capacity and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any

Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent”, “security agent”, “security trustee”, or in any similar capacity under the Loan Documents) as if set forth in full herein with respect thereto.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties.
     (a) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     (b) Each of the Lenders hereby appoints the Administrative Agent to be its attorney generally for and in the name and on behalf of each Lender (and the Administrative Agent hereby accepts such appointment), to execute, seal and deliver and otherwise perfect and do all such agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. Each of the Lenders ratifies and confirms, and agrees to ratify and confirm, any agreement, instrument act or thing which the Administrative Agent may execute or do pursuant thereto.
     9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Book Managers or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
     9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;
     (b) to release any Subsidiary Guarantor from its obligations under any Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
     (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under any Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under its Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

ARTICLE X
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;
     (b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Lenders;
     (c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each Lender;
     (d) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
     (e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder, without the written consent of each Lender entitled to such amount; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;
     (f) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (g) change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility;
     (h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

     (i) release the Company from the Company Guaranty or any Subsidiary Guarantor from its Guaranty, without the written consent of each Lender; or
     (j) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Loan Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause b) below, shall be effective as provided in such clause (b).
          (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in

its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          (d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
          (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. Except as otherwise agreed in writing between the Company and the Administrative Agent, the Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, direct damages (which may include payments by an Indemnitee of special, indirect, consequential or punitive damages to third parties), liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party or any of the Company’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud or willful misconduct of, or breach of a material obligation by, such Indemnitee. No Loan Party shall have any indemnification obligation under this section or otherwise to any Indemnitee (other than the Administrative Agent (and any sub-agent thereof) and the Arranger) to the extent of any losses, claims, damages, liabilities and related expenses asserted by an Indemnitee against another Indemnitee under this Agreement.
          (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).
          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law (except as provided in clause (b) above), no Borrower and no Indemnitee shall assert, and each hereby waives, any claim against the other or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of, or breach of a material obligation by, such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
          (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
          (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the

Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, in the case of any assignment in respect of the Revolving Credit Facility or any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Loan Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
     (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     (v) No Assignment to Company. No such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause c of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to clause (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
          (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
          (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time KeyBank assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 10.06(b), KeyBank may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of KeyBank as L/C Issuer or Swing Line Lender, as the case may be. If KeyBank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If KeyBank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to KeyBank to effectively assume the obligations of KeyBank with respect to such Letters of Credit.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.
     For purposes of this Section, “Information” means all information received from the Company or any Subsidiary thereof relating to the Company or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the

Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary thereof, provided that, in the case of information received from the Company or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the

Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
     (a) the Company shall have paid (or caused a Designated Subsidiary to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Subsidiary (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
     10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. EACH JAPANESE BORROWER HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT

CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.16 California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and the Borrowers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any of the Borrower or any of Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising any of the Borrowers or their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to any of the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.
     10.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.
     10.19 Time of the Essence. Time is of the essence of the Loan Documents.
     10.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
     10.21 Appointment and Authority of the Company. Each of the other Loan Parties hereby irrevocably appoints the Company to act on its behalf under this Agreement and under the other Loan Documents to which it is a party, and authorizes the Company to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
     10.22 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     10.23 Lenders’ Joint and Several Rights with Respect to Taiwanese Collateral. With respect to the Taiwanese Collateral, the rights of the Lenders hereunder are joint and several under Article 283 of the Civil Code of the Republic of China and, accordingly, each Lender shall, subject to the terms hereof and of the Taiwanese Collateral Documents, be entitled to claim for the full Obligations amount at any time owing and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Taiwanese Collateral Documents with respect to such full amount; provided that each Lender agrees not to claim or enforce such rights unilaterally but shall appoint the Administrative Agent pursuant to Section 9.01 to exercise and enforce the Lenders’ rights arising out of this Agreement and share among themselves any risks and benefits in respect of the Obligations in accordance with this Agreement or any Taiwanese Collateral Document in proportion to their respective Applicable Percentage of the Facilities.
     10.24 Collection Allocation Mechanism.
          (a) Implementation of Collection Allocation Mechanism. On the CAM Exchange Date, (i) the Commitments shall terminate as provided in Section 8, (ii) each Lender with a Revolving Credit Commitment shall immediately be deemed to have acquired (and shall promptly make payment therefor to Swing Line Lender in accordance with Section 2.04(c)) participations in the Swing Line Loans in an amount equal to such Revolving Credit Lender’s pro rata share of each Swing Line Loan outstanding on such date; (iii) the interest rate applicable to all Loans shall be the highest rate applicable to overdue Loans of the relevant type that are Base Rate Loans hereunder, (iv) the Lenders shall automatically and without further action (and without regard to the provisions of Section 10.06) be deemed to have exchanged interests in the Loans and reimbursement obligations in respect of disbursements by the L/C Issuer pursuant to any Letters of Credit such that in lieu of the interest of each Lender in each such Specified Obligation in which it shall participate as of such date (including such Lender’s interest in the Specified Obligations of each Loan Party in respect of each such Loan and reimbursement obligation), such Lender shall hold an interest in every one of the Loans and reimbursement obligations in respect of Letters of Credit (including the Specified Obligations of each Loan Party in respect of each such Loan and reimbursement obligation), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof.
          (b) Binding Nature. Each Lender hereby consents and agrees (and each Borrower hereby consents) to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Specified Obligation. Each Borrower agrees from time to time to execute and deliver to Administrative Agent all participation certificates and other instruments and documents as Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans constituting Specified Obligations hereunder to Administrative Agent against delivery of new promissory notes evidencing its interests in the Specified Obligations with respect to the Loans; provided that the failure of any Borrower to execute or deliver or any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
          (c) Payments Subsequent to CAM Exchange Date. As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by Administrative Agent pursuant to any Loan Document in respect of the Specified Obligations, and each distribution made by Administrative Agent pursuant to any Collateral Documents in respect of the Specified Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Specified Obligation shall be paid over to Administrative Agent for distribution to the Lenders in accordance herewith.
          (d) Subsequent LC Disbursements. In the event that, on or after the CAM Exchange Date, the aggregate amount of the Specified Obligations shall change as a result of the making of a disbursement on a Letter of Credit by the L/C Issuer that is not reimbursed by the applicable Borrower, then, (i) each Revolving Credit Lender (determined in each case without giving effect to the CAM Exchange) shall, in accordance with Section 2.03(c), promptly purchase from the L/C Issuer a participation in such Letter of Credit disbursement in the amount of such Lender’s applicable pro rata share of such Letter of Credit disbursement (without giving effect to the CAM Exchange) and (ii) Administrative Agent shall redetermine the CAM Percentages after giving effect to such Letter of Credit disbursement and the purchase of participations therein by the applicable Lenders. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ASYST TECHNOLOGIES, INC.

By: Name:	/s/ Stephen S. Schwartz Stephen S. Schwartz
Title:	President and Chief Executive Officer

ASYST JAPAN, INC.

By: Name:	/s/ Stephen S. Schwartz Stephen S. Schwartz
Title:	Director

ASYST SHINKO, INC.

By: Name:	/s/ Stephen S. Schwartz Stephen S. Schwartz
Title:	Chief Executive Officer

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By: Name:	/s/ Raed Alfayoumi Raed Alfayoumi
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender, Swing Line Lender and L/C Issuer

By: Name:	/s/ Raed Alfayoumi Raed Alfayoumi
Title:	Vice President

Silicon Valley Bank as Lender

By: Name:	/s/ Nick Tsiagkas Nick Tsiagkas
Title:	Relationship Manager

Citibank, N.A. as Lender

By: Name:	/s/ Doug Bontemps Doug Bontemps
Title:	Vice President

Citizens Bank NA, as Lender

By: Name:	/s/ David M. Nackley David M. Nackley
Title:	Senior Vice President

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date:                     , _____
To: KeyBank National Association, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
     The Company hereby requests, on behalf of itself or, if applicable, the other Borrower or the Designated Borrower referenced in item 6 below (the “Applicable Other Borrower”) (select one):

☐	A Borrowing of [Revolving Credit]	☐	A conversion of
	[Term] Loans		[Revolving Credit] [Term] Loans

☐	A continuation of
[Revolving Credit] [Term] Loans
1.	On (a Business Day).

2.	In the amount of $ .
FORM OF COMMITTED LOAN NOTICE

A-1

3. Type of Loan and Currency of Loan being borrowed, continued or converted 1 :

☐	Base Rate Loan denominated in Yen	☐	Yen LIBOR Rate Loan
☐	Base Rate Loan denominated in	☐	Dollars LIBOR Rate Loan
Dollars
4. Nature of Conversion or Continuation:

☐	Conversion of Base Rate Loan denominated in Yen to Yen LIBOR Rate Loan

☐	Conversion of Base Rate Loan denominated in Dollars to Dollar LIBOR Rate Loan

☐	Conversion of Yen LIBOR Rate Loan to Base Rate Loan denominated in Yen

☐	Conversion of Dollar LIBOR Rate Loan to Base Rate Loan denominated in Dollars

☐	Continuation of Yen LIBOR Rate Loan

☐	Continuation of Dollar LIBOR Rate Loan
5. For LIBOR Rate Loans: with an Interest Period of months.
6.On behalf of                                                             [insert name of applicable Other/Designated Borro wer].

1	For a Base Rate Loan, the interest rate shall be equal to the Base Rate plus the Applicable Rate for Base Rate Loans. For a LIBOR Rate Loan, the interest rate shall be equal to the LIBOR Rate for Yen or the LIBOR Rate for Dollars, as applicable, for such Interest Period plus the Applicable Rate for LIBOR Loans. For example:
     (a) Assuming a June 1, 2007 Base Rate Loan borrowing (denominated in Dollars) under the Revolving Credit Facility and a Consolidated Total Leverage Ratio of 1:75: 1.00 on such date, the interest rate for such Base rate Loan would equal 9.25%, calculated as the sum of (i) 8.25% [the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by KeyBank National Association as its “prime rate”] plus (ii) 2.00% [the Applicable Rate for Base Rate Loans].
     (b) Assuming a June 1, 2007 LIBOR Rate Loan borrowing (denominated in Yen) under the Revolving Credit Facility for a one-month Interest Period commencing June 1, 2007 and a Consolidated Total Leverage Ratio of 2.25:1.00 on such date, the interest rate for such LIBOR Rate Loan would equal 2.887% calculated as the sum of (i) 0.637% [the rate per annum equal to the BBA LIBOR, as published by Reuters (or Bloomberg or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time on May 30, 3007, for deposits in Yen (for delivery on June 1, 2007) with a term of one month] plus (ii) 2.25% [the Applicable Rate for LIBOR Rate Loans].
FORM OF SWING LINE LOAN NOTICE

A-2

     [The Revolving Credit Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01(b) of the Agreement.] 2

2	Include this sentence in the case of a Revolving Credit Facility.
FORM OF SWING LINE LOAN NOTICE

A-3

     The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and (c) shall be satisfied on and as of the date of the applicable Credit Extension.

ASYST TECHNOLOGIES, INC.

By:

Name:

Title:

FORM OF SWING LINE LOAN NOTICE

A-4

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date:                     , _____

To:	KeyBank National Association, as Swing Line Lender KeyBank National Association, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
     The Company hereby requests a Swing Line Loan:
1.	On (a Business Day).

2.	In the amount of $ .
     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(b) of the Agreement.
     The Company hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and (c) shall be satisfied on and as of the date of the Applicable Credit Extension.

ASYST TECHNOLOGIES, INC.

By:

Name:

Title:

FORM OF COMMITTED LOAN NOTICE

B-1

EXHIBIT C-1
FORM OF TERM NOTE
                    , ____
          FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
          The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which the Term Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
          This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of each Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.
FORM OF TERM NOTE

C1-1

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

By:

Name:

Title:

FORM OF TERM NOTE

C1-2

LOANS AND PAYMENTS WITH RESPECT THERETO

		Currency		Amount of	Outstanding
		and	End of	Principal or	Principal
	Type of	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

FORM OF TERM NOTE

C1-3

EXHIBIT C-2
FORM OF [REVOLVING CREDIT] [SWING LINE] NOTE

     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each [Revolving Credit] [Swing Line] Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
     The Borrower promises to pay interest on the unpaid principal amount of each [Revolving Credit] [Swing Line] Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. [Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, a][A]ll payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such [Revolving Credit] [Swing Line] Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This [Revolving Credit] [Swing Line] Note is one of the [Revolving Credit] [Swing Line] Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This [Revolving Credit] [Swing Line] Note is also entitled to the benefits of [each Guaranty][the US Subsidiary Guaranty] and is secured by [the Collateral] [the US Collateral]. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this [Revolving Credit] [Swing Line] Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. [Revolving Credit] [Swing Line] Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this [Revolving Credit] [Swing Line] Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
FORM OF REVOLVING CREDIT NOTE

C2 -1

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this [Revolving Credit] [Swing Line] Note.
FORM OF REVOLVING CREDIT NOTE

C2 -2

     THIS [REVOLVING CREDIT] [SWING LINE] NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

By:

Name:

Title:

FORM OF REVOLVING CREDIT NOTE

C2 -3

LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal	Outstanding
		Currency and	End of	or Interest	Principal
		Amount	Interest	Paid This	Balance	Notation
Date	Type of Loan Made	of Loan Made	Period	Date	This Date	Made By

FORM OF REVOLVING CREDIT NOTE

C2 -4

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                      ,
To: KeyBank National Association, as Administrative Agent
Ladies and Gentlemen:
          Reference is made to that certain Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
          The undersigned Responsible Officer 3 , acting in such capacity and position on behalf of the Company, hereby certifies as of the date hereof that he/she is the                                                              of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial
statements]
          1. Attached hereto as Schedule 1 are (a) the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, (b) the consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, and (c) financial statements of AJI and ASI prepared in compliance with the Company Law (Law No. 86 of 2005, as amended) of Japan. Such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries.

3	This Certificate should be from the Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of the Company.
FORM OF COMPLIANCE CERTIFICATE

[Use following paragraph 1 for fiscal quarter-end financial
statements]
          1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
          2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.
          3. A review of the activities of the Company and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company and its Subsidiaries performed and observed all its Obligations under the Loan Documents, and
[select one:]
          [to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
          [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
          4. The representations and warranties of (i) the Borrowers contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
          5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. The line item descriptions on the attached Schedule 2 are in summary form for ease of use only and the provisions of the related definitions shall control.
FORM OF COMPLIANCE CERTIFICATE

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                         ,                    .

ASYST TECHNOLOGIES, INC.

By:

Name:

Title:

FORM OF COMPLIANCE CERTIFICATE

For the Quarter/Year ended                     , ____ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.11(a) – Consolidated Total Leverage Ratio.

A. Consolidated Funded Indebtedness at Statement Date	$

B. Consolidated EBITDA for Measurement Period ending on above date (“Subject Period”):

1. Consolidated Net Income for Subject Period:	$

2. Consolidated Interest Charges for Subject Period:	$

3. Provision for Federal, state, local and foreign income taxes for Subject Period:	$

4. Depreciation expenses for Subject Period (including impairment of goodwill as determined under FAS 143):	$

5. Amortization expenses for Subject Period:	$

6. Non-cash stock based compensation charges:	$

7. Non-cash expense determined pursuant to FAS 123R	$

8. Non-cash charges resulting from write-off of capitalized expenses relating to issuance of Existing Credit Agreement and Subordinated Notes

9. Other non-cash, non-recurring charges

10. Income Tax credits for Subject Period:	$

11. Consolidated EBITDA (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 - 10):	$

C. Consolidated Total Leverage Ratio (Line I.A ÷ Line I.B.10):	____ to 1

Maximum permitted:		4.00 to 1
FORM OF COMPLIANCE CERTIFICATE

II. Section 7.11 (b) – Consolidated Senior Leverage Ratio.

A. Consolidated Senior Indebtedness at Statement Date	$

B. Consolidated EBITDA for Subject Period (Line I.B.10 above):	$

C. Consolidated Senior Leverage Ratio (Line II.A ÷ Line II.B):	____ to 1

Maximum permitted:		3.00 to 1

III. Section 7.11(c) — Consolidated Fixed Charge Coverage Ratio

A. Consolidated EBITDA for Subject Period (Line I.B.10 above):	$

B. Capital Expenditures for Subject Period:	$

C. Consolidated Interest Charges paid or payable in cash for Subject Period:	$

D. Federal, State, Local and Foreign Cash Income Taxes paid (less the amount of any income tax refunds actually received):	$

E. Consolidated Fixed Charge Coverage Ratio (Line III.A ÷ [Line III.B + Line III.C] + D):

Minimum required:		1.50:1
FORM OF COMPLIANCE CERTIFICATE

IV. Section 7.11 — Capital Expenditures.

A. Capital Expenditures made during fiscal year to date:	$

B. Maximum permitted Capital Expenditures Permitted:		$25,000,0000

C. Excess (deficient) for covenant compliance (Line IV.B – IV.A):	$

FORM OF COMPLIANCE CERTIFICATE

EXHIBIT E
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]4 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 5 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] 6hereunder are several and not joint.] 7 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities 8) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing,

4	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

5	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

6	Select as appropriate.

7	Include bracketed language if there are either multiple Assignors or multiple Assignees.

8	Include all applicable subfacilities.
ASSIGNMENT AND ASSUMPTION

including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): Asyst Technologies, Inc., a California corporation, Asyst Japan, Inc., a Japanese corporation, Asyst Shinko, Inc., a Japanese corporation, and the Designated Borrowers from time to time party to the Credit Agreement

4.	Administrative Agent: KeyBank National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.

6.	Assigned Interest[s]:
ASSIGNMENT AND ASSUMPTION

Aggregate
			Amount of		Percentage
			Commitment/	Amount of	Assigned of
		Facility	Loans	Commitment/Loans	Commitment/	CUSIP
Assignor[s]	Assignee[s]	Assigned	for all Lenders [9]	Assigned	Loans [10]	Number
			$	$	%

			$	$	%

			$	$	%

[7. Trade Date:                     ] 11
Effective Date:                     , 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

9	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

11	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
ASSIGNMENT AND ASSUMPTION

By:
Title:

[Consented to and] [12] Accepted: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

[Consented to:] [13] ASYST TECHNOLOGIES, INC.
By:
Title:

12	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13	To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.
ASSIGNMENT AND ASSUMPTION

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
Asyst Technologies, Inc.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section ___thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without
ASSIGNMENT AND ASSUMPTION

reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
ASSIGNMENT AND ASSUMPTION

EXHIBIT F-1
COMPANY GUARANTY
     This COMPANY GUARANTY, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”) is made by ASYST TECHNOLOGIES, INC., a California corporation (the “Company”), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”), and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, the Company is required to execute and deliver this Guaranty;
     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions to the Borrowers, and to induce Secured Parties to enter into Swap Contracts, the Company agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “AJI” is defined in the first recital.
     “ASI” is defined in the first recital.
     “Borrowers” is defined in the first recital.
     “Company” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.
Company Guaranty

     “Designated Borrowers” is defined in the first recital.
     “Guaranty” is defined in the preamble.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or have expired (or have been Cash Collateralized), all Secured Hedge Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments shall have been terminated.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. The Company hereby absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under bankruptcy, insolvency or similar Laws), fees, reimbursement obligations with respect to the Letters of Credit or otherwise, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty.
provided that the Company shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Company, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Company specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Loan Party or any other Person before or as a condition to the obligations of the Company hereunder.
Company Guaranty

     SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party, or the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. The Company guarantees that the Obligations of each other Loan Party will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of the Company under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor (including any Subsidiary Guarantor) of, or Collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including the Company hereunder) of the Obligations, or any
Company Guaranty

surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Loan Party, any surety or any guarantor.
     SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     SECTION 2.5. Waiver, etc. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Obligations, as the case may be. The Company waives any rights and defenses that are or may become available to the Company by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the Laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California Law are in any way applicable to this Guaranty or the Obligations.
     SECTION 2.6. Postponement of Subrogation, etc. The Company agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to the Company on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the
Company Guaranty

Company (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if the Company has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at the Company’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of the Company, execute and deliver to the Company appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, the Company shall refrain from taking any action or commencing any proceeding against any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 2.7. Payments; Application. The Company hereby agrees with each Secured Party that all payments made by the Company hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, the Company hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
     SECTION 2.8. Additional Guarantor Waivers and Agreements.
     (a) The Company understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that the Company may have to seek reimbursement, contribution, or indemnification from the other Loan Parties or others based on any right the Company may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Company under this Guaranty. The Company further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of the Company’s rights, if any, may entitle the Company to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, the Company freely, irrevocably, and unconditionally (i) waives and relinquishes that defense and agrees that the Company will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that the Company will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by the Company in this Guaranty include any right or defense that the Company may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in
Company Guaranty

creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.
     (b) The Company waives all rights and defenses that it may have because any of the Obligations is secured by real property. This means, among other things, that (i) the Secured Parties may collect from the Company without first foreclosing on any real or personal property Collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property Collateral pledged by the other Loan Parties (A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (B) the Secured Parties may collect from the Company even if the Secured Parties, by foreclosing on the real property Collateral, have destroyed any right the Company may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses the Company may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
     (c) The Company waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Swap Contracts, the Company represents and warrants to each Secured Party as set forth below.
     SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Company and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.
     SECTION 3.2. Financial Condition, etc. The Company has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from such other Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. The Company acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of the Company nor to advise the Company of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might
Company Guaranty

become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to the Company, or might (or does) materially increase the risk of the Company as a guarantor, or might (or would) affect the willingness of the Company to continue as a guarantor of the Obligations.
ARTICLE IV
MISCELLANEOUS PROVISIONS
     SECTION 4.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 4.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, binding upon the Company and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and their respective successors, transferees and assigns; provided that the Company may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 4.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Company from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 4.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 4.5. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of the Company hereunder shall terminate, without delivery of any instrument or performance of any act by any party.
     SECTION 4.6. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of
Company Guaranty

any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
     SECTION 4.7. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 4.8. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 4.9. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING
Company Guaranty

ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.
     SECTION 4.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 4.11. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 4.12. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 4.13. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance
Company Guaranty

with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Company in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).
     SECTION 4.14. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Company Guaranty

     IN WITNESS WHEREOF, the Company has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

ASYST TECHNOLOGIES, INC.
By:
Title:

Company Guaranty

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION as Administrative Agent
By:
Title:

Company Guaranty

EXHIBIT F-2
US SUBSIDIARY GUARANTY
     This US SUBSIDIARY GUARANTY, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by each US Subsidiary of ASYST TECHNOLOGIES, INC., a California corporation (the “Company”), from time to time party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”),and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions to the Borrowers, and to induce Secured Parties to enter into Swap Contracts, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “AJI” is defined in the first recital.
     “ASI” is defined in the first recital.
     “Borrowers” is defined in the preamble.
     “Company” is defined in the preamble.

     “Credit Agreement” is defined in the first recital.
     “Guarantor” and “Guarantors” are defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or have expired (or have been Cash Collateralized), all Secured Hedge Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments shall have been terminated.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under bankruptcy, insolvency or similar Laws), fees, reimbursement obligations with respect to the Letters of Credit or otherwise, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty.
provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any

2

remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party, or the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor (including any of the Company or any other Subsidiary Guarantor) of, or Collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

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     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Obligations, as the case may be. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the Laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California Law are in any way applicable to this Guaranty or the Obligations.

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     SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 2.7. Payments; Application. Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the “Borrower” or “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
     SECTION 2.8. Additional Guarantor Waivers and Agreements.
     (a) Each Guarantor understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the other Loan Parties or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable under this Guaranty even though the Secured Parties

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may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.
     (b) Each Guarantor waives all rights and defenses that it may have because any of the Obligations is secured by real property. This means, among other things, that (i) the Secured Parties may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property Collateral pledged by the other Loan Parties (A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (B) the Secured Parties may collect from such Guarantor even if the Secured Parties, by foreclosing on the real property Collateral, have destroyed any right such Guarantor may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
     (c) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Swap Contracts, each Guarantor represents and warrants to each Secured Party as set forth below.
     SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

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     SECTION 3.2. Financial Condition, etc. Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.
     SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the L/C Issuer pursuant to the Credit Agreement and the execution and delivery of Swap Contracts between any Borrower, other Loan Parties and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions to the Borrowers and enter into such Swap Contracts.
ARTICLE IV
COVENANTS, ETC.
     Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII and Section 8.01(f) and (g) of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.

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     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 5.6. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Company, and at the sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that the Capital Securities of such Guarantor are Disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Company stating that such transaction is in compliance with the Loan Documents.
     SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other

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right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
     SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 5.9. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 5.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN

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DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     SECTION 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 5.12. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil

10

Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors, jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 5.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 5.15. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF SUBSIDIARY]
By:
Title:

[NAME OF SUBSIDIARY]
By:
Title:

[NAME OF SUBSIDIARY]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

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ANNEX I to
the Subsidiary Guaranty
     THIS SUPPLEMENT, dated as of                      ___, 200___(this “Supplement”), is to the Subsidiary Guaranty, dated as of [Date] (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, Agreements, etc.
     (a) Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the Obligations, as the case may be. Each of the undersigned waives any rights and defenses that are or may become available to such Person by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Supplement shall be governed by, and construed in accordance with, the Laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Supplement and the Guaranty which pertain to California Law are included solely out of an abundance of caution, and shall not be

1

construed to mean that any of the above-referenced provisions of California Law are in any way applicable to this Supplement, the Guaranty or the Obligations.
     (b) Each of the undersigned understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Person may have to seek reimbursement, contribution, or indemnification from the other Loan Parties or others based on any right such Person may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Person under this Supplement and the Guaranty. Each of the undersigned further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Person’s rights, if any, may entitle such Person to assert a defense to this Supplement and the Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Supplement, each of the undersigned freely, irrevocably, and unconditionally (i) waives and relinquishes that defense and agrees that such Person will be fully liable under this Supplement and the Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that such Person will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Supplement and the Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Person in this Supplement and the Guaranty include any right or defense that such Person may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.
     (c) Each of the undersigned waives all rights and defenses that it may have because any of the Obligations is secured by real property. This means, among other things, that (i) the Secured Parties may collect from such Person without first foreclosing on any real or personal property Collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property Collateral pledged by the other Loan Parties (A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (B) the Secured Parties may collect from such Person even if the Secured Parties, by foreclosing on the real property Collateral, have destroyed any right such Person may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses such Person may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
     (d) Each of the undersigned waives any right or defense it may have at Law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.
     SECTION 4. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this

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Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
     SECTION 5. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 6. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 7. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Administrative Agent’s counsel.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 9. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Supplement, the Guaranty or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 10. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 11. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

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CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

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EXHIBIT F-3
JAPANESE SUBSIDIARY GUARANTY
     This JAPANESE SUBSIDIARY GUARANTY, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by ASYST JAPAN, INC., a Japanese corporation (“AJI”), ASYST SHINKO, INC., a Japanese corporation (“ASI”), and each Japanese Subsidiary of ASYST TECHNOLOGIES, INC., a California corporation (the “Company”), from time to time party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, AJI, ASI and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions to the Borrowers, and to induce Secured Parties to enter into Swap Contracts, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “AJI” is defined in the preamble.
     “ASI” is defined in the preamble.
     “Borrowers” is defined in the first recital.
     “Company” is defined in the preamble.
Japanese Subsidiary Guaranty

     “Credit Agreement” is defined in the first recital.
     “Guarantor” and “Guarantors” are defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Secured Obligations” means all Obligations of the Foreign Obligors.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or have expired (or have been Cash Collateralized), all Secured Hedge Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments shall have been terminated.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under bankruptcy, insolvency or similar Laws), fees, reimbursement obligations with respect to the Letters of Credit or otherwise, expenses or otherwise; and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty.
provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

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     SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party, or the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Secured Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor (including any of the Company or any other Subsidiary Guarantor) of, or Collateral securing, any Secured Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;
     (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

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     (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Secured Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Secured Obligations, as the case may be.
     SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if any Guarantor has made payment to the Secured Parties of all or any

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part of the Secured Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Secured Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 2.7. Payments; Application. Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the “Borrower” or “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Swap Contracts, each Guarantor represents and warrants to each Secured Party as set forth below.
     SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.
     SECTION 3.2. Financial Condition, etc. Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Secured Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party

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that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Secured Obligations.
     SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the L/C Issuer pursuant to the Credit Agreement and the execution and delivery of Swap Contracts between any Borrower, other Loan Parties and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions to the Borrowers and enter into such Swap Contracts.
ARTICLE IV
COVENANTS, ETC.
     Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII and Section 8.01(f) and (g) of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

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     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 5.6. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Company, and at the sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that the Capital Securities of such Guarantor are Disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Company stating that such transaction is in compliance with the Loan Documents.
     SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
     SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 5.9. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and

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enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 5.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR

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NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     SECTION 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 5.12. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors, jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

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     SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 5.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 5.15. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

ASYST JAPAN, INC.
By:
Name:
Title:

ASYST SHINKO, INC.
By:
Name:
Title:

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ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

13

ANNEX I to
the Japanese Subsidiary Guaranty
     THIS SUPPLEMENT, dated as of                      ___, ___(this “Supplement”), is to the Japanese Subsidiary Guaranty, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, Agreements, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the Secured Obligations, as the case may be.
     SECTION 3. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
     SECTION 4. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

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     SECTION 5. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 6. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Administrative Agent’s counsel.
     SECTION 7. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 8. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Supplement, the Guaranty or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 9. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 10. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION as Administrative Agent
By:
Title:

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EXHIBIT F-4
TAIWANESE SUBSIDIARY GUARANTY
     This TAIWANESE SUBSIDIARY GUARANTY, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by each Taiwanese Subsidiary of ASYST TECHNOLOGIES, INC., a California corporation (the “Company”), from time to time party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”), and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions to the Borrowers, and to induce Secured Parties to enter into Swap Contracts, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “AJI” is defined in the first recital.
     “ASI” is defined in the first recital.
     “Borrowers” is defined in the first recital.
     “Company” is defined in the preamble.
Taiwanese Subsidiary Guaranty

     “Credit Agreement” is defined in the first recital.
     “Guarantor” and “Guarantors” are defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Secured Obligations” means all Obligations of the Foreign Obligors.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or have expired (or have been Cash Collateralized), all Secured Hedge Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments shall have been terminated.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under bankruptcy, insolvency or similar Laws), fees, reimbursement obligations with respect to the Letters of Credit or otherwise, expenses or otherwise; and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty.
provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

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     SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party, or the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Secured Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor (including any of the Company or any other Subsidiary Guarantor) of, or Collateral securing, any Secured Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;
     (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

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     (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Secured Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Secured Obligations, as the case may be.
     SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Secured Obligations, whether matured or

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unmatured, in accordance with Section 2.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Secured Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Secured Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 2.7. Payments; Application. Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the “Borrower” or “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Swap Contracts, each Guarantor represents and warrants to each Secured Party as set forth below.
     SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.
     SECTION 3.2. Financial Condition, etc. Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Secured Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such

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Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Secured Obligations.
     SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the L/C Issuer pursuant to the Credit Agreement and the execution and delivery of Swap Contracts between any Borrower, other Loan Parties and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions to the Borrowers and enter into such Swap Contracts.
ARTICLE IV
COVENANTS, ETC.
     Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII and Section 8.01(f) and (g) of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise

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permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 5.6. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Company, and at the sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that the Capital Securities of such Guarantor are Disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Company stating that such transaction is in compliance with the Loan Documents.
     SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

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     SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 5.9. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 5.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES,

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TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     SECTION 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 5.12. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to

10

report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors, jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 5.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 5.15. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

ASYST TECHNOLOGIES TAIWAN LTD.
By:
Name:
Title:

Taiwanese Subsidiary Guaranty

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

13

ANNEX I to
the Taiwanese Subsidiary Guaranty
     THIS SUPPLEMENT, dated as of ___, 2007 (this “Supplement”), is to the Taiwanese Subsidiary Guaranty, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, Agreements, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the Secured Obligations, as the case may be.
     SECTION 3. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
     SECTION 4. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

     SECTION 5. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 6. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Administrative Agent’s counsel.
     SECTION 7. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 8. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Supplement, the Guaranty or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 9. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 10. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

EXHIBIT F-5
KOREAN SUBSIDIARY GUARANTY
     This KOREAN SUBSIDIARY GUARANTY, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by ASYST KOREA, LTD., a Korean corporation (“AKL”), ASYST SHINKO KOREA, INC., a Korean corporation (“ASK”), and each Korean Subsidiary of ASYST TECHNOLOGIES, INC., a California corporation (the “Company”), from time to time party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
WITNESSETH:
     WHEREAS, pursuant to a Credit Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Asyst Japan, Inc., a Japanese corporation, Asyst Shinko, Inc., a Japanese corporation and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions to the Borrowers, and to induce Secured Parties to enter into Swap Contracts, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “AJI” is defined in the first recital.
     “AKL” is defined in the preamble.
     “ASK” is defined in the preamble.

     “ASI” is defined in the first recital.
     “Borrowers” is defined in the first recital.
     “Company” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.
     “Guarantor” and “Guarantors” are defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Secured Obligations” means all Obligations of the Foreign Obligors.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or have expired (or have been Cash Collateralized), all Secured Hedge Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments shall have been terminated.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under bankruptcy, insolvency or similar Laws), fees, reimbursement obligations with respect to the Letters of Credit or otherwise, expenses or otherwise; and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty.
provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent

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transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party, or the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Secured Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor (including any of the Company or any other Subsidiary Guarantor) of, or Collateral securing, any Secured Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;
     (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity,

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compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Secured Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Secured Obligations, as the case may be.
     SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any

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Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Secured Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Secured Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 2.7. Payments; Application. Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the “Borrower” or “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Swap Contracts, each Guarantor represents and warrants to each Secured Party as set forth below.
     SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.
     SECTION 3.2. Financial Condition, etc. Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from each such

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Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Secured Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Secured Obligations.
     SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the L/C Issuer pursuant to the Credit Agreement and the execution and delivery of Swap Contracts between any Borrower, other Loan Parties and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions to the Borrowers and enter into such Swap Contracts.
ARTICLE IV
COVENANTS, ETC.
     Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII and Section 8.01(f) and (g) of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be

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jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 5.6. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Company, and at the sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that the Capital Securities of such Guarantor are Disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Company stating that such transaction is in compliance with the Loan Documents.
     SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

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     SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 5.9. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 5.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE

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OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     SECTION 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 5.12. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such

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issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors, jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 5.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 5.15. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

ASYST KOREA, LTD.
By:
Name:
Title:

ASYST SHINKO KOREA, INC.
By:
Name:
Title:

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ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

13

ANNEX I to
the Korean Subsidiary Guaranty
     THIS SUPPLEMENT, dated as of July ___, 2007 (this “Supplement”), is to the Korean Subsidiary Guaranty, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, Agreements, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the Secured Obligations, as the case may be.
     SECTION 3. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
     SECTION 4. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

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     SECTION 5. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 6. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Administrative Agent’s counsel.
     SECTION 7. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 8. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Supplement, the Guaranty or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 9. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 10. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION as Administrative Agent
By:
Title:

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EXHIBIT F-6
ASI SUBSIDIARY GUARANTY
     This ASI SUBSIDIARY GUARANTY, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by ASYST SHINKO TAIWAN, INC., a Taiwanese corporation (“ASI Taiwan”), ASYST SHINKO AMERICA, INC., a Calafornia corporation (“ASAM”), and each Subsidiary of ASYST SHINKO, INC., a Japanese corporation (“ASI”), from time to time party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI”), ASI and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions to the Borrowers, and to induce Secured Parties to enter into Swap Contracts, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “AJI” is defined in the first recital.
     “ASI” is defined in the preamble.
     “Borrowers” is defined in the first recital.

     “Company” is defined in the first recital.
     “Credit Agreement” is defined in the first recital.
     “Guarantor” and “Guarantors” are defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Secured Obligations” means all Obligations of the Foreign Obligors.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or have expired (or have been Cash Collateralized), all Secured Hedge Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments shall have been terminated.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under bankruptcy, insolvency or similar Laws), fees, reimbursement obligations with respect to the Letters of Credit or otherwise, expenses or otherwise; and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty.
provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any

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remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party, or the Administrative Agent, the L/C Issuer, any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Secured Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor (including any of the Company or any other Subsidiary Guarantor) of, or Collateral securing, any Secured Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;
     (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

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     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Secured Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Secured Obligations, as the case may be.
     SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such

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Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Secured Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Secured Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 2.7. Payments; Application. Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the “Borrower” or “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Swap Contracts, each Guarantor represents and warrants to each Secured Party as set forth below.
     SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.
     SECTION 3.2. Financial Condition, etc. Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Secured Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges

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and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Secured Obligations.
     SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the L/C Issuer pursuant to the Credit Agreement and the execution and delivery of Swap Contracts between any Borrower, other Loan Parties and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions to the Borrowers and enter into such Swap Contracts.
ARTICLE IV
COVENANTS, ETC.
     Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII and Section 8.01(f) and (g) of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the

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terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 5.6. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Company, and at the sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that the Capital Securities of such Guarantor are Disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Company stating that such transaction is in compliance with the Loan Documents.
     SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
     SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

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     SECTION 5.9. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 5.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     SECTION 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 5.12. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors, jointly and severally, shall

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be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 5.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 5.15. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

ASYST SHINKO TAIWAN, INC.
By:
Name:
Title:

ASYST SHINKO AMERICA, INC.
By:
Name:
Title:

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ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

13

ANNEX I to
the ASI Subsidiary Guaranty
     THIS SUPPLEMENT, dated as of ___, 20___(this “Supplement”), is to the ASI Subsidiary Guaranty, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, Agreements, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the Secured Obligations, as the case may be.
     SECTION 3. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
     SECTION 4. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

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     SECTION 5. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 6. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Administrative Agent’s counsel.
     SECTION 7. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 8. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Supplement, the Guaranty or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 9. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 10. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: KEYBANK NATIONAL ASSOCIATION as Administrative Agent
By:
Title:

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EXHIBIT G-1
US PLEDGE AND SECURITY AGREEMENT
  This US PLEDGE AND SECURITY AGREEMENT, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by ASYST TECHNOLOGIES, INC., a California corporation (the “Company”), ASYST JAPAN, INC., a Japanese corporation (“AJI”), ASYST SHINKO, INC., a Japanese corporation (“ASI”) and each Subsidiary Guarantor (terms used in the preamble and the recitals have the definitions set forth in or incorporated by reference in Article I) from time to time a party to this Security Agreement (each of the foregoing individually a “Grantor” and collectively, the “Grantors”), in favor of KeyBank National Association as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to a Credit Agreement, dated as of July 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, AJI, ASI and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Borrowers” is defined in the first recital.
     “Collateral” is defined in Section 2.1.
     “Collateral Account” is defined in clause (b) of Section 4.3.

     “Computer Hardware and Software Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:
     (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;
     (b) all software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;
     (c) all firmware associated therewith;
     (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and
     (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.
     “Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Administrative Agent, that provides for the Administrative Agent to have “control” (as defined in the UCC) over certain Collateral.
     “Copyright Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:
     (a) all copyrights, registered or unregistered and whether published or unpublished, now or hereafter in force including copyrights registered in the United States Copyright Office and corresponding offices in other countries of the world (except Japan and Taiwan), and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation and all extensions and renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Item A of Schedule V;
     (b) all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each Copyright License referred to in Item B of Schedule V;

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     (c) the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License; and
     (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     “Credit Agreement” is defined in the first recital.
     “Distributions” means all dividends paid on Equity Interests, liquidating dividends paid on Equity Interests, shares (or other designations) of Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Equity Interests constituting Collateral.
     “Filing Statements” is defined in clause (b) of Section 3.7.
     “General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).
     “Grantor” and “Grantors” are defined in the preamble.
     “Intellectual Property” means Trademarks, Patents, Copyrights, Trade Secrets and all other similar types of intellectual property under any Law, statutory provision or common Law doctrine in the United States or anywhere else in the world.
     “Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.
     “Owned Intellectual Property Collateral” means all Intellectual Property that is necessary for or used in the business of each Grantor that is (a) not licensed to a Grantor pursuant to a Trademark License, Patent License or Copyright License set forth in Schedules III, IV or V; and (b) not in the public domain.
     “Patent Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:
     (a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world (except Japan and Taiwan), including all patent applications in preparation for filing, including all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing (“Patents”), including each Patent and Patent application referred to in Item A of Schedule III;

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     (b) all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”), including each Patent License referred to in Item B of Schedule III;
     (c) the right to sue third parties for past, present and future infringements of any Patent or Patent application, and for breach or enforcement of any Patent License; and
     (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     “Permitted Liens” means all Liens permitted by Section 7.01 of the Credit Agreement or any other Loan Document.
     “Security Agreement” is defined in the preamble.
     “Specified Default” means (a) an Event of Default or (b) a Default under clause (f) or (g) of Section 8.01 of the Credit Agreement.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or have expired (or have been Cash Collateralized), all Secured Hedge Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments shall have been terminated.
     “Trademark Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:
     (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office and corresponding offices in other countries of the world (except Japan and Taiwan), and all common-Law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as “Trademarks”), including those Trademarks referred to in Item A of Schedule IV;
     (b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each Trademark License referred to in Item B of Schedule IV; and
     (c) all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);

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     (d) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and
     (e) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     “Trade Secrets Collateral” means all of the Grantors’ right, title and interest throughout the world in and to (a) all common Law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how (collectively referred to as “Trade Secrets”) obtained by or used in or contemplated at any time for use in the business of a Grantor, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, (b) all Trade Secret licenses and other agreements for the grant by or to such Grantor of any right to use any Trade Secret (each a “Trade Secret License”) including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret License, and (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     SECTION 1.3. UCC Definitions. When used herein the terms Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. Letters of Credit has the meaning provided in Section 5-102 of the UCC.
ARTICLE II
SECURITY INTEREST
     SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s right, title and interest in the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, (collectively, the “Collateral”):
     (a) Accounts;
     (b) Chattel Paper;

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     (c) Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);
     (d) Deposit Accounts;
     (e) Documents;
     (f) General Intangibles;
     (g) Goods;
     (h) Instruments;
     (i) Investment Property;
     (j) Letter-of-Credit Rights and Letters of Credit;
     (k) Supporting Obligations;
     (l) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;
     (m) all Proceeds of the foregoing and, to the extent not otherwise included, (A) all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) and (B) all tort claims; and
     (n) all other property and rights of every kind and description and interests therein.
     Notwithstanding the foregoing, the term “Collateral” shall not include, and the grant of a security interest as provided hereunder shall not extend to:
     (i) such Grantor’s real property interests (other than fixtures);
     (ii) any General Intangibles or other rights arising under any contracts, instruments, licenses or other documents (including the Acquisition Agreement and Related Documents) to the extent the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained (it being agreed that no Grantor shall be required to obtain such consent with respect to the Acquisition Agreement and Related Documents), or (B) give any other party to such contract, instrument, license or other document a valid and enforceable right to terminate its obligations thereunder;
     (iii) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental Law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset;

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     (iv) any rights or interests of any Grantor in and to the Japanese Collateral, the Taiwanese Collateral or any Other Foreign Collateral in each case not located in the US to the extent that any such Collateral is subject to a security interest in favor of a Secured Party under any Collateral Document (other than US Collateral Documents); or
     (v) any asset subject to a Permitted Lien (other than Liens in favor of the Administrative Agent) to the extent that the grant of other Liens on such asset (A) would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien, (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset.
     SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors secure the payment and performance of (a) with respect to each of the Company and each Grantor that is a US Subsidiary Guarantor, all of the Obligations; provided that Investment Property consisting of Equity Interests of any Foreign Subsidiary of such Grantor in excess of 65% of the total combined voting power of all Equity Interests of such Foreign Subsidiary shall not secure the Obligations of any US Loan Party, except that such 65% limitation shall not apply to a Foreign Subsidiary that (x) is treated as a partnership under the Code or (y) is not treated as an entity that is separate from (A) such Grantor; (B) any Person that is treated as a partnership under the Code or (C) any “United States person” (as defined in Section 7701(a)(30) of the Code) and (b) with respect to each Grantor, all of the Obligations of the Foreign Obligors.
     SECTION 2.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding:
     (a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;
     (b) the exercise by the Administrative Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and
     (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     SECTION 2.4. Distributions on Pledged Shares. In the event that any Distribution with respect to any Equity Interests pledged hereunder is permitted to be paid (in accordance with Section 7.06 of the Credit Agreement), such Distribution or payment may be paid directly to the

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applicable Grantor. If any Distribution is made in contravention of Section 7.06 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 4.1.5.
     SECTION 2.5. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 2.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party. No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any

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Loan Document or otherwise, until following the Termination Date. Any amount paid to such Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1; provided that if such Grantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Grantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce the Secured Parties to enter into Swap Contracts, the Grantors represent and warrant to each Secured Party as set forth below.
     SECTION 3.1. As to Equity Interests of the Subsidiaries, Investment Property.
     (a) With respect to any direct Subsidiary of any Grantor that is
     (i) a corporation, business trust, joint stock company or similar Person, all Equity Interests issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable (or equivalent thereof to the extent applicable in the jurisdiction in which Equity Interests are issued), and represented by a certificate; and
     (ii) a limited liability company organized under the laws of any State of the US, no Equity Interests issued by such Subsidiary fails to expressly provides that such Equity Interests is a security governed by Article 8 of the UCC;
     (iii) a partnership or limited liability company, no Equity Interests issued by such Subsidiary (A) is dealt in or traded on securities exchanges or in securities markets, or (B) is held in a Securities Account, except, with respect to this clause (a)(ii), Equity Interests (x) for which the Administrative Agent is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Administrative Agent to comply with any instructions of the Administrative Agent without the consent of such Grantor.

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     (b) Subject to Section 6.25 of the Credit Agreement, each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent.
     (c) With respect to Uncertificated Securities constituting Collateral owned by any Grantor, such Grantor has caused the issuer thereof either to (i) register the Administrative Agent as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor.
     (d) The percentage of the issued and outstanding Equity Interests of each Subsidiary pledged by each Grantor hereunder is as set forth on Schedule I.
     SECTION 3.2. Grantor Name, Location, etc.
     (a) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.
     (b) Each location a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in Equipment, Inventory and General Intangibles owned by such Grantor is set forth in Item B of Schedule II.
     (c) The Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.
     (d) During the four months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.
     (e) Each Grantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.
     (f) No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.
     (g) [Grantor maintains the Deposit Accounts, Securities Accounts and Commodity Accounts (excluding Excluded Accounts) with the Person, in each case, as set forth on Item G of Schedule II.]
     (h) No Grantor is the beneficiary of any Letters of Credit, except as set forth on Item H of Schedule II.

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     (i) No Grantor has Commercial Tort Claims (x) in which a suit has been filed by such Grantor and (y) where the amount of damages reasonably expected to be claimed exceeds $1,000,000, except as set forth on Item I of Schedule II.
     (j) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.
     (k) With respect to Letters of Credit with an aggregate face amount of $500,000 or more, each Grantor has, to the extent reasonably requested by Administrative Agent, obtained a legal, valid and enforceable consent of each issuer of any such Letter of Credit to the assignment of the Proceeds of such Letter of Credit to the Administrative Agent and no Grantor has consented to, and is otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having control (within the meaning of Section 9-104 of the UCC) over, or any other interest in any of such Grantor’s rights in respect thereof.
     SECTION 3.3. Ownership, No Liens, etc. Each Grantor has rights in or the power to transfer the Collateral, and each Grantor owns its Collateral free and clear of any Lien, except for any security interest in Collateral (other than the Equity Interests of each Subsidiary pledged hereunder) that is a Permitted Lien. No effective financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such financing statement or other instrument has been delivered to the Administrative Agent on the Closing Date.
     SECTION 3.4. Possession of Inventory, Control; etc.
     (a) Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory in transit in the ordinary course of business, (ii) Equipment and Inventory that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with the) that has been notified of the security interest created in favor of the Secured Parties pursuant to this Security Agreement, and has authenticated a record acknowledging that it holds possession of such Collateral for the Secured Parties’ benefit and waives any Lien held by it against such Collateral, and (iii) Instruments or Promissory Notes that have been delivered to the Administrative Agent pursuant to Section 3.5. In the case of Equipment or Inventory described in clause (ii) above, to the best of the applicable Grantor’s knowledge, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (ii) issued any Document for any such Equipment or Inventory, (iii) received notification of any Secured Party’s interest (other than the security interest granted hereunder) in any such Equipment or Inventory or (iv) any Lien on any such Equipment or Inventory.

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     (b) Each Grantor is the sole entitlement holder of its Accounts and no other Person (other than the Administrative Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Accounts or any other securities or property credited thereto.
     SECTION 3.5. Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Administrative Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper constituting Collateral and owned or held by such Grantor on the Closing Date.
     SECTION 3.6. Intellectual Property Collateral.
     (a) In respect of the Intellectual Property Collateral:
     (i) set forth in Item A of Schedule III hereto is a complete and accurate list of all issued and applied-for Patents owned by each Grantor, including those that have been issued by or are on file with the United States Patent and Trademark Office or corresponding offices in other countries of the world (except Japan and Taiwan), and set forth in Item B of Schedule III hereto is a complete and accurate list of all Patent Licenses;
     (ii) set forth in Item A of Schedule IV hereto is a complete and accurate list all registered and applied-for Trademarks owned by each Grantor, including those that are registered, or for which an application for registration has been made, with the United States Patent and Trademark Office or corresponding offices in other countries of the world (except Japan and Taiwan), and set forth in Item B of Schedule IV hereto is a complete and accurate list all Trademark Licenses; and
     (iii) set forth in Item A of Schedule V hereto is a complete and accurate list of all registered and applied-for Copyrights owned by each Grantor, including those that are registered, or for which an application for registration has been made, with the United States Copyright Office or corresponding offices in other countries of the world (except Japan and Taiwan), and set forth in Item B of Schedule V hereto is a complete and accurate list of all Copyright Licenses, including an indication of which of those Copyright Licenses are exclusive licenses granted to such Grantor in respect of any Copyright that is registered with the United States Copyright Office.
     (b) Except as disclosed on Schedules III through V, in respect of each Grantor:
     (i) the Owned Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part;
     (ii) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Owned Intellectual Property

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Collateral (except for the Permitted Liens), and such Grantor has not received any written notice claiming or otherwise has knowledge that such Grantor is or may be, in conflict with, infringing, misappropriating, diluting, misusing or otherwise violating any of the rights of any third party or that challenges the ownership, use, protectability, registerability, validity, enforceability of any Owned Intellectual Property Collateral or, to such Grantor’s knowledge, any other Intellectual Property Collateral and, to such Grantor’s knowledge, there is no valid basis for any such claims;
     (iii) such Grantor has made all necessary filings and recordations to protect its interest in any Owned Intellectual Property Collateral that is material to the business of such Grantor, including recordations of all of its interests in the Patent Collateral, the Trademark Collateral and the Copyright Collateral in the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world, as appropriate, and has used proper statutory notice, as applicable, in connection with its use of any Patent, Trademark or Copyright;
     (iv) such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s material Intellectual Property Collateral;
     (v) no action by such Grantor is currently pending or threatened in writing which asserts that any third party is infringing, misappropriating, diluting, misusing or voiding any Owned Intellectual Property Collateral and, to such Grantor’s knowledge, no third party is infringing upon, misappropriating, diluting, misusing or voiding any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees;
     (vi) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral;
     (vii) except for the Permitted Liens, such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property Collateral for purposes of

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granting a security interest or as collateral that has not been terminated or released;
     (viii) such Grantor has executed and delivered to the Administrative Agent, Intellectual Property Collateral security agreements for all Copyrights, Patents and Trademarks owned by such Grantor, including all Copyrights, Patents and Trademarks on Schedules III, IV or V (as such schedules may be amended or supplemented from time to time);
     (ix) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral;
     (x) all employees, independent contractors and agents who have contributed to the creation or development of any Owned Intellectual Property Collateral have been a party to an enforceable “work for hire” and assignment agreement with such Grantor in accordance with applicable Laws, according and granting exclusive ownership of such Owned Intellectual Property Collateral to such Grantor; and
     (xi) such Grantor owns directly or is entitled to use by license or otherwise, all Intellectual Property used in, necessary for or of importance to the conduct of such Grantor’s business.
     SECTION 3.7. Validity, etc.
     (a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations as set forth in Section 2.2.
     (b) Each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in Item A of Schedule II (collectively, the “Filing Statements”) (or has authenticated and delivered to the Administrative Agent the Filing Statements suitable for filing in such offices) and has taken all other:
     (i) actions necessary to obtain control of the Collateral as provided in Sections 9-104 (other than Excluded Accounts), 9-105, 9-106 (subject to Section 6.25 of the Credit Agreement) and 9-107 of the UCC; and
     (ii) actions necessary to perfect the Administrative Agent’s security interest with respect to any Collateral evidenced by a certificate of ownership.
     (c) Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Administrative Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens (in which case such security interest shall be second in

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priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied).
     SECTION 3.8. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either
     (a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;
     (b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied)) nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the United States Patent and Trademark Office or the United States Copyright Office) or the exercise by the Administrative Agent of its rights and remedies hereunder; or
     (c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, or, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by Laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.
     SECTION 3.9. Best Interests. It is in the best interests of each Grantor (other than the Company) to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the L/C Issuer pursuant to the Credit Agreement, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions pursuant to the Credit Agreement to the Borrowers.
ARTICLE IV
COVENANTS
     Except as expressly provided in the Credit Agreement, each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.
     SECTION 4.1. As to Investment Property, etc.
     SECTION 4.1.1. Equity Interests of Subsidiaries. No Grantor will allow any of its Subsidiaries:

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     (a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;
     (b) that is a limited liability company organized under the laws of any State of the US, fails to expressly provides that such Equity Interests is a security governed by Article 8 of the UCC;
     (c) that is a partnership or limited liability company, to (i) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, or (ii) place such Subsidiary’s Equity Interests in a Securities Account; and
     (d) to issue Equity Interests in addition to or in substitution for the Equity Interests pledged hereunder, except to such Grantor (and such Equity Interests are immediately pledged and delivered to the Administrative Agent pursuant to the terms of this Security Agreement).
     SECTION 4.1.2. Investment Property (other than Certificated Securities).
     (a) With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property (in each case other than Excluded Accounts) owned or held by any Grantor, such Grantor will, cause the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Administrative Agent’s instructions with respect to such Investment Property without further consent by such Grantor.
     (b) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property owned or held by any Grantor, such Grantor will cause the issuer of such securities to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Administrative Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor.
     SECTION 4.1.3. Certificated Securities (Stock Powers). Subject to Section 6.25 of the Credit Agreement, each Grantor agrees that all Certificated Securities that constitute Collateral will be delivered to the Administrative Agent and that all such Certificated Securities will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.
     SECTION 4.1.4. Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis all Investment Property, all Distributions with respect thereto, all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees

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that it will, promptly following receipt thereof, deliver to the Administrative Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Closing Date.
     SECTION 4.1.5. Voting Rights; Distributions, etc. Each Grantor agrees promptly upon (x) receipt of notice of the occurrence of a Specified Default from the Administrative Agent and (y) request therefor by the Administrative Agent, so long as such Specified Default shall continue,
     (a) to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Distributions with respect to Investment Property, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral; and
     (b) with respect to Collateral consisting of general partner interests or limited liability company interests,
     (i) to promptly modify its Organizational Documents to admit the Administrative Agent as a general partner or member, as applicable,
     (ii) that the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral and such Grantor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and
     (iii) to promptly deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.
All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless a Specified Default shall have occurred and be continuing, such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Administrative Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would materially impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.
     SECTION 4.2. Change of Name, etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to the Administrative Agent.

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     SECTION 4.3. As to Accounts.
     (a) Each Grantor shall have the right to collect all Accounts so long as no Specified Default shall have occurred and be continuing.
     (b) Upon the occurrence and during the continuance of a Specified Default, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Administrative Agent for deposit in a Deposit Account of such Grantor maintained with the Administrative Agent (together with any other Accounts pursuant to which any portion of the Collateral is deposited with the Administrative Agent, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.
     (c) The Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable.
     (d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account.
     SECTION 4.4. As to Grantors’ Use of Collateral.
     (a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request following the occurrence and during the continuance of a Specified Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.
     (b) At any time following the occurrence and during the continuance of a Specified Default, whether before or after the maturity of any of the Obligations, the Administrative Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period

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(whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.
     (c) Upon request of the Administrative Agent following the occurrence and during the continuance of a Specified Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.
     (d) At any time following the occurrence and during the continuation of a Specified Default, the Administrative Agent may endorse, in the name of such Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.
     SECTION 4.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:
     (a) such Grantor shall not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) itself or permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under the Trademark Collateral, (C) fail to employ the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, unless rights in such Trademark Collateral inure solely to Grantor and do not infringe or weaken the validity or enforceability of any of the Intellectual Property Collateral or (E) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor, and the loss of such Intellectual Property Collateral would not have a Material Adverse Effect on the business;
     (b) such Grantor shall promptly notify the Administrative Agent if it knows, or reasonably suspects, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such

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Grantor’s ownership of any Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;
     (c) such Grantor shall (i) within sixty (60) days of such Grantor or any of its agents, employees, designees or licensees filing an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or corresponding offices in other countries of the world (except Japan and Taiwan) or (ii) within twenty (20) days of such Grantor receiving, as owner or exclusive licensee, a Copyright registration with the United States Copyright Office or corresponding offices in other countries of the world (except Japan and Taiwan), inform the Administrative Agent, and upon request of the Administrative Agent, promptly execute and deliver an Intellectual Property Security Agreement substantially in the form set forth as Exhibits A, B and C hereto and other documents as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral;
     (d) such Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world (except Japan and Taiwan), to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)); and
     (e) such Grantor shall promptly, but within sixty (60) days, after it obtains an ownership interest in any Patent or Trademark, execute and deliver to the Administrative Agent a Patent Security Agreement or a Trademark Security Agreement in the form of Exhibit A and Exhibit B, as applicable, and Grantor shall promptly, but within twenty (20) days, after it obtains an ownership interest or an exclusive license in any Copyright, execute and deliver to the Administrative Agent a Copyright Security Agreement in the form of Exhibit C, and in each case such Grantor shall execute and deliver to the Administrative Agent any other document required to acknowledge or register, record or perfect the Administrative Agent’s interest in any part of such item of Intellectual Property unless such Grantor shall determine in good faith using its commercially reasonable business judgment (with the consent of the Administrative Agent) that any such Intellectual Property is not material and is of negligible economic value to such Grantor.
     SECTION 4.6. As to Letter-of-Credit Rights.
     (a) Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Administrative Agent, intends to (and hereby does) collaterally assign to the Administrative Agent its rights (including its contingent rights ) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Such Grantor will promptly use commercially reasonable efforts to cause the issuer of

20

each Letter of Credit and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof in a consent agreement in form and substance reasonably satisfactory to the Administrative Agent and deliver written evidence of such consent to the Administrative Agent.
     (b) Upon the occurrence and during the continuance of a Specified Default, such Grantor will, promptly upon request by the Administrative Agent, (i) notify (and such Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Administrative Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Administrative Agent and (ii) arrange for the Administrative Agent to become the transferee beneficiary Letter of Credit.
     SECTION 4.7. As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim in excess of $1,000,000 individually or in the aggregate hereafter arising, it shall deliver to the Administrative Agent a supplement in form and substance reasonably satisfactory to the Administrative Agent, together with all supplements to schedules thereto identifying such new Commercial Tort Claims.
     SECTION 4.8. Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $1,000,000, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may request to vest in the Administrative Agent control under Section 9-105 of the U.C.C. of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the U.C.C. or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.
     SECTION 4.9. Deposit Accounts. Such Grantor will maintain all of its Deposit Accounts, Securities Accounts and Commodities Accounts (in each case, other than Excluded Accounts) only with the Administrative Agent or with any depositary institution that has entered into a Control Agreement.

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     SECTION 4.10. Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will
     (a) from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;
     (b) file (and hereby authorize the Administrative Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;
     (c) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Administrative Agent, all Investment Property constituting Collateral, all Distributions with respect thereto, and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;
     (d) not take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4;
     (e) not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper;

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     (f) furnish to the Administrative Agent, from time to time at the Administrative Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may request, all in reasonable detail; and
     (g) do all things requested by the Administrative Agent in accordance with this Security Agreement in order to enable the Administrative Agent to have and maintain control over the Collateral consisting of Investment Property (subject to Section 6.25 of the Credit Agreement), Deposit Accounts (other than Excluded Accounts), Letter-of-Credit-Rights and Electronic Chattel Paper.
     With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral; and to make all relevant filings with the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world (except Japan and Taiwan) in respect of the Intellectual Property Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by Law. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.
ARTICLE V
THE ADMINISTRATIVE AGENT
     SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:
     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;
     (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

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     (d) to perform the affirmative obligations of such Grantor hereunder.
Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
     SECTION 5.2. Administrative Agent May Perform. If any Grantor fails to perform any obligation contained herein, the Administrative Agent may, after prior written notice to such Grantor, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 10.04 of the Credit Agreement.
     SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession, the accounting for moneys actually received by it hereunder and any other duties of a secured party provided in the UCC, the Administrative Agent shall have no duty as to any Collateral or responsibility for
     (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or
     (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
     SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.
ARTICLE VI
REMEDIES
     SECTION 6.1. Certain Remedies. If any Specified Default shall have occurred and be continuing:
     (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may
     (i) take possession of any Collateral not already in its possession without demand and without legal process;

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     (ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties,
     (iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;
     (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against, all or any part of the Obligations as set forth in Section 8.03 of the Credit Agreement.
     (c) The Administrative Agent may
     (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,
     (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,
     (iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;
     (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,
     (v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral,

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     (vi) take control of any Proceeds of the Collateral, and
     (vii) execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
     (d) Without limiting the foregoing, in respect of the Intellectual Property Collateral:
     (i) upon the request of the Administrative Agent, each Grantor shall execute and deliver to the Administrative Agent an assignment or assignments of the Intellectual Property Collateral, subject (in the case of any licenses thereunder) to any valid and enforceable requirements to obtain consents from any third parties, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof;
     (ii) each Grantor agrees that the Administrative Agent may file applications and maintain registrations for the protection of the Intellectual Property Collateral and/or bring suit in the name of such Grantor, the Administrative Agent or any Secured Party to enforce the Intellectual Property Collateral and any licenses thereunder and, upon the request of the Administrative Agent, each Grantor shall use all commercially reasonable efforts to assist with such filing or enforcement (including the execution of relevant documents); and
     (iii) in the event that the Administrative Agent elects not to make any filing or bring any suit as set forth in clause (ii), each Grantor shall, upon the request of Administrative Agent, use all commercially reasonable efforts, whether through making appropriate filings or bringing suit or otherwise, to protect, enforce and prevent the infringement, misappropriation, dilution, unauthorized use or other violation of the Intellectual Property Collateral.
     Notwithstanding the foregoing provisions of this Section 6.1, for the purposes of this Section 6.1, “Collateral” and “Intellectual Property Collateral” shall include any “intent to use” trademark application only to the extent (i) that the business of such Grantor, or portion thereof, to which that mark pertains is also included in the Collateral and (ii) that such business is ongoing and existing.
     SECTION 6.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral that are Equity Interests pursuant to Section 6.1, each Grantor agrees that, upon request of the Administrative Agent, each Grantor will, at its own expense do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law. Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Administrative Agent)

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of such Collateral on the date the Administrative Agent shall demand compliance with this Section.
     SECTION 6.3. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
     SECTION 6.4. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.
     SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and the Grantors and then such

27

waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.
     SECTION 7.5. Release of Liens. Upon (a) the Disposition of Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon any such Disposition or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
     SECTION 7.6. Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
     SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
     SECTION 7.8. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.
     SECTION 7.9. Severability. If any provision of this Security Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or

28

unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 7.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL

29

PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     SECTION 7.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 7.12. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Security Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Grantors, jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 7.13. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which

30

shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.
     SECTION 7.14. Security Agreements. Without limiting any of the rights, remedies, privileges or benefits provided hereunder to the Administrative Agent for its benefit and the ratable benefit of the other Secured Parties, each Grantor and the Administrative Agent hereby agree that the terms and provisions of this Security Agreement in respect of any Collateral subject to the pledge or other Lien of any other Security Agreement (as defined in the Credit Agreement) are, and shall be deemed to be, supplemental and in addition to the rights, remedies, privileges and benefits provided to the Administrative Agent and the other Secured Parties under such other Security Agreement (as defined in the Credit Agreement) and under applicable Law to the extent consistent with applicable Law; provided that, in the event that the terms of this Security Agreement conflict or are inconsistent with the applicable other Security Agreement (as defined in the Credit Agreement) or applicable Law governing such other Security Agreement (as defined in the Credit Agreement), (a) to the extent that the provisions of such other Security Agreement (as defined in the Credit Agreement) or applicable foreign Law are, under applicable foreign Law, necessary for the creation, perfection or priority of the security interests in the Collateral subject to such Foreign Pledge Agreement, the terms of such other Security Agreement (as defined in the Credit Agreement) or such applicable Law shall be controlling and (b) otherwise, the terms hereof shall be controlling.
     SECTION 7.15. ENTIRE AGREEMENT. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

ASYST TECHNOLOGIES, INC.
By:
Name:
Title:

ASYST JAPAN, INC.
By:
Name:
Title:

ASYST SHINKO, INC.
By:
Name:
Title:

ASYST TECHNOLOGIES TAIWAN, LTD.
By:
Name:
Title:

32

ASYST SHINKO AMERICA, INC.
By:
Name:
Title:

ASYST SHINKO TAIWAN, INC.
By:
Name:
Title:

33

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

34

SCHEDULE I
to Security Agreement
Name of Grantor:

Common Stock
			Authorized	Outstanding	% of Shares
Issuer (corporate)	Cert. #	# of Shares	Shares	Shares	Pledged

Limited Liability Company Interests
	% of Limited Liability	Type of Limited Liability
Issuer (limited liability company)	Company Interests Pledged	Company Interests Pledged

Partnership Interests
	% of Partnership	% of Partnership
Issuer (partnership)	Interests Owned	Interests Pledged

35

SCHEDULE II
to Security Agreement
Item A. Location of each Grantor.

Name of Grantor:	Location for purposes of UCC:

[GRANTOR]	[LOCATION]
Item B. Filing locations last five years.

Name of Grantor:	Filing locations last five years

[GRANTOR]	[LOCATION]
Item C. Trade names.

Name of Grantor:	Trade Names:

[GRANTOR]
Item D. Merger or other corporate reorganization.

Name of Grantor:	Merger or other corporate reorganization:

[GRANTOR]

36

Item E. Taxpayer ID numbers.

Name of Grantor:	Taxpayer ID numbers:

[GRANTOR]
Item F. Government Contracts.

Name of Grantor:	Description of Contract:

[GRANTOR]
Item G. Deposit Accounts and Securities Accounts.

Name of Grantor:	Description of Deposit Accounts and Securities Accounts:

[GRANTOR]
Item H. Letter of Credit Rights.

Name of Grantor:	Description of Letter of Credit Rights:

[GRANTOR]
Item I. Commercial Tort Claims.

Name of Grantor:	Description of Commercial Tort Claims:

[GRANTOR]

37

SCHEDULE III
to Security Agreement
Item A. Patents
Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications In Preparation

Expected
Country	Docket No.	Filing Date	Inventor(s)	Title

38

Item B. Patent Licenses

				Effective	Expiration
Country or Territory	Patent	Licensor	Licensee	Date	Date

39

SCHEDULE IV
to Security Agreement
Item A. Trademarks
Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Trademark Applications In Preparation

			Expected	Products/
Country	Trademark	Docket No.	Filing Date	Services

Item B. Trademark Licenses

				Effective	Expiration
Country or Territory	Trademark	Licensor	Licensee	Date	Date

40

SCHEDULE V
to Security Agreement
Item A. Copyrights/Mask Works
Registered Copyrights/Mask Works

Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications In Preparation

Expected
Country	Docket No.	Filing Date	Author(s)	Title

     Item B. Copyright/Mask Work Licenses (including an indication of exclusive Licenses for U.S. registered Copyrights)

				Effective	Expiration
Country or Territory	Copyright	Licensor	Licensee	Date	Date

41

EXHIBIT A
to Security Agreement
PATENT SECURITY AGREEMENT
     This PATENT SECURITY AGREEMENT, dated as of                      ___, 200___(this “Agreement”), is made by [NAME OF GRANTOR], a                                           (the “Grantor”), in favor of KEYBANK NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to a Credit Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, In c. a Japanese Corporation (“ASI”) and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a US Pledge and Security Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations as set forth in Section 2.2 of the Credit Agreement; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world

(except Japan and Taiwan), whether now or hereafter existing or acquired by the Grantor, in and to the following (Patent Collateral”):
     (a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world (except Japan and Taiwan), including all patent applications in preparation for filing, including all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing (“Patents”), including each Patent and Patent application referred to in Item A of Schedule I;
     (b) all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”), including each Patent License referred to in Item B of Schedule I;
     (c) the right to sue third parties for past, present and future infringements of any Patent or Patent application, and for breach or enforcement of any Patent License; and
     (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     Notwithstanding the foregoing, Patent Collateral shall not include those items set forth in clauses (i) through (v) of Section 2.1 of the Security Agreement.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world (except Japan and Taiwan). The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Grantor) or entity or any Collateral securing the Obligations, as the case may be. The Grantor waives any rights and defenses that are or may become available to Grantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Agreement and the Security Agreement which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California Law are in any way applicable to this Agreement, the Security Agreement or the Obligations.
     SECTION 5. Release of Liens. Upon (i) the Disposition of Patent Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Patent Collateral (in the case of clause (i)) or (B) all Patent Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 6. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 7. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 9. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement, the Security Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Grantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

     SECTION 10. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
*     *     *     *     *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Patent Security Agreement
Item A. Patents

Issued Patents
Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation

Expected
Country	Docket No.	Filing Date	Inventor(s)	Title

Item B. Patent Licenses

				Effective	Expiration
Country or Territory	Patent	Licensor	Licensee	Date	Date

EXHIBIT B
to Security Agreement
TRADEMARK SECURITY AGREEMENT
     This TRADEMARK SECURITY AGREEMENT, dated as of                      ___, 200___(this “Agreement”), is made by [NAME OF GRANTOR], a                                           (the “Grantor”), in favor of KEYBANK NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to a Credit Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”), and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a US Pledge and Security Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations as set forth in Section 2.2 of the Credit Agreement; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world

(except Japan and Taiwan), whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Trademark Collateral”):
     (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office and corresponding offices in other countries of the world (except Japan and Taiwan) or otherwise, and all common-Law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as “Trademarks”), including those Trademarks referred to in Item A of Schedule I;
     (b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each Trademark License referred to in Item B of Schedule I;
     (c) all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);
     (d) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and
     (e) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     Notwithstanding the foregoing, Trademark Collateral shall not include those items set forth in clauses (i) through (v) of Section 2.1 of the Security Agreement.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world (except Japan and Taiwan). The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Agreement and the

Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Grantor) or entity or any Collateral securing the Obligations, as the case may be. The Grantor waives any rights and defenses that are or may become available to Grantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Agreement and the Security Agreement which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California Law are in any way applicable to this Agreement, the Security Agreement or the Obligations.
     SECTION 5. Release of Liens. Upon (i) the Disposition of Trademark Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Trademark Collateral (in the case of clause (i)) or (B) all Trademark Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 6. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 7. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 9. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement, the Security Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Grantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 10. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
*     *     *     *     *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by Responsible Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Trademark Security Agreement
Item A. Trademarks
Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

			Expected	Products/
Country	Trademark	Docket No.	Filing Date	Services

Item B. Trademark Licenses

				Effective	Expiration
Country or Territory	Trademark	Licensor	Licensee	Date	Date

EXHIBIT C
to Security Agreement
COPYRIGHT SECURITY AGREEMENT
     This COPYRIGHT SECURITY AGREEMENT, dated as of                      ___, 200___(this “Agreement”), is made by [NAME OF GRANTOR], a                                           (the “Grantor”), in favor of KEYBANK NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to a Credit Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”), and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a US Pledge and Security Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations as set forth in Section 2.2 of the Credit Agreement; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world

(except Japan and Taiwan), whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Copyright Collateral”):
     (a) all copyrights, registered or unregistered and whether published or unpublished, now or hereafter in force including copyrights registered in the United States Copyright Office and corresponding offices in other countries of the world (except Japan and Taiwan), and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation and all extensions and renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Item A of Schedule I;
     (b) all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each Copyright License referred to in Item B of Schedule I;
     (c) the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License and all extensions and renewals of any thereof; and
     (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     Notwithstanding the foregoing, Copyright Collateral shall not include those items set forth in clauses (i) through (v) of Section 2.1 of the Security Agreement.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world (except Japan and Taiwan). The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Grantor) or entity or any Collateral securing the Obligations, as the case may be. The Grantor waives any rights and defenses that are or may become available to Grantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Agreement and the Security Agreement which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California Law are in any way applicable to this Agreement, the Security Agreement or the Obligations.
     SECTION 5. Release of Liens. Upon (i) the Disposition of Copyright Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Copyright Collateral (in the case of clause (i)) or (B) all Copyright Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 6. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 7. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     SECTION 9. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement, the Security Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Grantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

     SECTION 10. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
*     *     *     *     *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Copyright Security Agreement
Item A. Copyrights/Mask Works
Registered Copyrights/Mask Works

Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation

Expected
Country	Docket No.	Filing Date	Author(s)	Title

Item B. Copyright/Mask Work Licenses (including an indication of exclusive Licenses for U.S. registered Copyrights)

				Effective	Expiration
Country or Territory	Copyright	Licensor	Licensee	Date	Date

ANNEX I
to Security Agreement
SUPPLEMENT TO
PLEDGE AND SECURITY AGREEMENT
     This SUPPLEMENT, dated as of                                          ___,            (this “Supplement”), is to the US Pledge and Security Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of KEYBANK NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to a Credit Agreement, dated as of July ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”) and certain other Subsidiaries of the Company party thereto from time to time (each a “Designated Borrower” and, collectively with the Company, AJI, and ASI, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, pursuant to the provisions of Section 7.6 of the Security Agreement, each of the undersigned is becoming a Grantor under the Security Agreement; and
     WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Secured Parties to continue to make Credit Extensions under the Credit Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

Annex I-1

     SECTION 1. Party to Security Agreement, etc. In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.
     SECTION 2. Representations. Each of the undersigned Grantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
     SECTION 3. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.
     SECTION 4. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 5. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 6. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Supplement, the Security Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Grantors (including the undersigned), jointly and severally, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
     SECTION 7. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a

Annex I-2

signature page to this Supplement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Supplement.
     SECTION 8. ENTIRE AGREEMENT. THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
*     *     *     *     *

Annex I-3

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:

Name:
Title:

Annex I-4

[COPY SCHEDULES FROM SECURITY AGREEMENT]

Annex I-5

EXHIBIT G-2-A
Dated July 27, 2007
ASYST JAPAN INC.
as Collateral Provider
and
Financial Institutions Listed in Annex I
as Secured Parties
and
KEYBANK NATIONAL ASSOCIATION
as Collateral Agent for the Secured Parties
SECURITY AGREEMENT

i

Security Agreement (AJI)

Section	Page

Section 19. Release; Termination	13

Section 20. Execution in Counterparts	13

Section 21. Governing Law and Jurisdiction	14

ii

Schedule 1	-	List of ASI Shares

Schedule 2	-	List of Real Properties

Schedule 3-1	-	List of Patents

Schedule 3-2	-	List of Trademarks

Schedule 3-3	-	List of Patent and Trademark Applications

Schedule 4	-	List of Investment Properties

Exhibit A	-	Form of Document Setting Out Information on Underlying Transaction (toki gen-in shomei joho)

Exhibit B	-	Form of Deed of Assignment (joto shosho)

Exhibit C	-	Form of Request for Consent to Pledge (shichiken settei doi-iraisho)

Annex I

iii

SECURITY AGREEMENT
SECURITY AGREEMENT dated July 27, 2007 made by and between Asyst Japan Inc., a joint stock company (kabushiki kaisha) under the laws of Japan (the “Collateral Provider”), the financial institutions listed in Annex I attached hereto (the “Secured Parties”) and KEYBANK NATIONAL ASSOCIATION as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Section 9.01(b) of the Credit Agreement (as hereinafter defined), (the “Collateral Agent”) for and on behalf of the Secured Parties.
Preliminary Statements
(1)	Asyst Technologies, Inc., a corporation under the laws of the state of California (the “Company”), Asyst Shinko, Inc. (“ASI”) and the Collateral Provider, as Borrowers have entered into a Credit Agreement dated as of July 27, 2007 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with, inter alios, the Lenders and the Administrative Agent.
(2)	Pursuant to the Credit Agreement, the Collateral Provider is entering into this Agreement in order to create in favour of the Secured Parties a security interest in each type of the Collateral (as hereinafter defined).
(3)	It is a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the L/C Issuer under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time that the Collateral Provider shall have created the security interests contemplated by this Agreement.
(4)	Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Sections, clauses, paragraphs and Schedules in italics are references to Sections, clauses, paragraphs and Schedules of this Agreement.
NOW, THEREFORE, in order to induce the Lenders to make Term Loans and Revolving Credit Loans and the L/C Issuer to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks and the Cash Management Banks to enter into Secured Hedge Agreements and Secured Cash Management Agreements, respectively from time to time, the Collateral Provider hereby agrees with the Secured Parties as follows:
Section 1.Creation of Security
1.1 Initial creation of security
(a)	The Collateral Provider hereby creates in favour of the Secured Parties a first priority security interest in the form of a pledge (shichiken) in all of the Collateral Provider’s rights, title and interest in and to the shares of capital stock of (or other ownership or profit interests in) ASI as described in Schedule 1 (any and all such shares or interests being the “ASI Shares”).

(b)	The Collateral Provider hereby creates in favour of the Collateral Agent on behalf of the Secured Parties a security interest in the form of a comprehensive mortgage (neteitoken) in the real properties as described in Schedule 2 (any and all real estate subject to the security interest created hereunder being the “Real Properties”)

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(c)	To the extent permitted by Japanese law, the Collateral Provider hereby creates in favour of the Secured Parties a first priority security interest in the form of a pledge (shichiken) in all of the Collateral Provider’s rights, title and interest in and to the deposit accounts of the Collateral Provider as specified in Schedule 2 to Exhibit C maintained with the bank specified in Schedule 2 to Exhibit C (the “Account Bank”) (such deposit accounts being the “Deposit Accounts”).
(d)	The Collateral Provider hereby transfers and assigns to the Secured Parties, by way of a first priority security interest (joto tampoken), all of the Collateral Provider’s rights, title and interest in and to the following (any and all Patents (as defined below) and Trademarks (as defined below) being, the “Intellectual Property Collateral”):
(i)	all patents as described in Schedule 3-1, other than the patent whose patent number assigned by the Japan Patent Office is 3285808 (the “Co-owned Patent”) (any and all patents subject to the security interest created hereunder being “Patents”); and

(ii)	all trademarks as described in Schedule 3-2 (any and all trademarks subject to the security interest created hereunder being “Trademarks”).
1.2 Subsequent creation of security
The Collateral Provider agrees that upon the creation or acquisition by (or on behalf of) itself of any properties which are of the type (i) enumerated in clauses (a) through (d) of Section 1.1, including, without limitation, any Equity Interests in any entities incorporated in Japan, any deposit or other bank accounts, any real properties located in Japan and any patents, trademarks and copyrights registered in Japan or filed with the Japan Patent Office, or (ii) otherwise required under the terms of the Credit Agreement or any other Loan Document to be pledged or otherwise encumbered for the benefit of the Secured Parties (including, without limitation, any Material Property), or upon entry into of any Material Contract, the Collateral Provider will notify the Collateral Agent thereof and promptly thereafter create in favour of the Secured Parties, a first priority security interest in all of the Collateral Provider’s rights, title and interest in and to any such properties or under such contract to the extent that such creation does not result in a breach of or constitute a default under any agreement to which the Collateral Provider is a party.
1.3 Collateral
(a)	All properties which are subject to any security interest created hereunder are herein collectively called the “Collateral”. The Collateral shall include all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to any and all of the forgoing Collateral (including, without limitation, proceeds and collateral that constitute property of the types described in clauses (a) through (d) of Section 1.1, Section 1.2 and this Section 1.3) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or the Secured Parties is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damages to or otherwise with respect to any of the foregoing Collateral. Notwithstanding anything herein to the contrary, in no event shall Collateral include any lease, license, contract, property rights or agreement to which the Collateral Provider is a party or any of its rights or interest thereunder (other than the right to receive payments) if the creation of such security interest hereunder (i) shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Collateral Provider therein or in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement unless the Collateral Provider shall have obtained a consent or waiver with respect to the Liens created hereunder, or (ii) is prohibited by applicable law.

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(b)	Notwithstanding the foregoing, the term “Collateral” shall not include, and the grant of a security interest as provided hereunder shall not extend to:
(i) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental Law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset; or
(ii) any asset subject to any Liens permitted under Section 7.01 of the Credit Agreement (a “Permitted Lien”) (other than Liens in favour of the Collateral Agent or the Secured Parties) to the extent that the grant of other Liens on such asset would:
A.	result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien;

B.	result in the loss of use of such asset; or

C.	permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset.
Section 2. Perfection of Security
(a)	With respect to any Collateral set out under Section 1, upon execution of this Agreement and subject to satisfaction of the conditions provided in Section 1 or upon the creation or acquisition or entry into by (or on behalf of) the Collateral Provider thereof, the Collateral Provider shall at its sole cost and expense, take or cause to be taken all such procedures as are necessary for the perfection of each of such Collateral, and take or cause to be taken all further action that may be necessary or reasonably desired, or that the Collateral Agent or the Secured Parties may reasonably request, for such purpose. Without limiting the generality of the foregoing, the Collateral Provider shall, at its sole cost and expense, prepare any and all such documents as are necessary for the registration or perfection of the security interests in the properties enumerated in Section 1 above, including without limitation, the Real Properties, or the Patents and the Trademarks. Without further limiting the foregoing, the Collateral Provider shall, at its own cost and expense, (i) within 5 days from the Closing Date, deliver to the Collateral Agent for the rateable benefit of the Secured Parties all share certificates representing the ASI Shares, (ii) on or prior to the Closing Date, prepare, duly execute and deliver to the Collateral Agent (I) a deed of mortgage, which also constitutes a document setting out information on the underlying transaction (toki gen-in shomei joho) for the mortgage to be registered, with respect to the Real Properties in such form substantially as shown in Exhibit A and (II) a deed of assignment with respect to the Patents and Trademarks in such form substantially as shown in Exhibit B (joto shosho) and (iii) within 30 days from the Closing Date, obtain approval from the Account Bank to pledge over the Deposit Accounts in such form substantially as shown in Exhibit C (shichiken settei doi-iraisho) after having the date thereof officially established (kakutei hizuke). Moreover, the Collateral Provider shall retain a judicial scrivener (shihoushoshi) and patent attorney (benrishi), both of its choice, to prepare all necessary documents for the registration of the mortgage or recordation of the assignment of the Intellectual Property Collateral or for the performance by the Collateral Provider of its obligations relating to the perfection of the security interests created hereunder

(b)	Each party understands that the Collateral Agent’s reasonable cooperation, including, without limitation, obtaining a power of attorney and other documents to be prepared by the relevant Secured Party, is necessary for the registration of the mortgage or the assignment of the Intellectual Property Collateral or for the performance by the Collateral Provider of its obligations relating to the perfection of the security interests created hereunder.

3

(c)	The Collateral Agent shall hold the share certificates representing the ASI Shares as well as any shares of any other entities as referred to in Section 1.2 which are delivered to it by the Collateral Provider pursuant to clause (a) of this Section 2 in accordance with the provisions of the Credit Agreement, on behalf of the Secured Parties.
Section 3. Security for Obligations
This Agreement secures all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Obligor arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (all such obligations being the “Secured Obligations”).
Section 4. Collateral Provider Remains Liable
Anything herein to the contrary notwithstanding, (a) the Collateral Provider shall remain liable under the contracts and agreements relating to any Collateral, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or the Secured Parties of any of the rights hereunder shall not release the Collateral Provider from any of its duties or obligations under the contracts and agreements relating to any Collateral or in connection with any Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements relating to any Collateral or in connection with any Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Collateral Provider thereunder or in connection with any Collateral or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 5. Representations and Warranties
The Collateral Provider hereby makes the following representations and warranties to the Collateral Agent and the Secured Parties:
(a)	It is the sole, legal and beneficial owner of the Collateral (excluding, for the avoidance of doubt, any Collateral released under Section 19), free and clear of any Lien (other than an existing security interest created under the security agreement dated as of July 13, 2006, and entered into by and between the Collateral Provider and Bank of America, N.A. as collateral agent and any Permitted Lien), claim, option or right of others, and except for the security interests created hereunder, and it has not agreed to encumber or cause or allow to be encumbered any Collateral with any Lien, claim, option or right of others.

(b)	It has not sold or agreed to sell, or otherwise disposed of or agreed to dispose of any or all of the Collateral.

(c)	As of the date of this Agreement and the Closing Date, the total number of the issued and outstanding shares of capital stock of ASI, is 9,900, 95.1 per cent of which are owned by the Collateral Provider, and the remaining 4.9 per cent of which are owned by Shinko Electric Co., Ltd. The ASI Shares, together with the remaining shares have been duly authorised and validly issued and are fully paid and non-assessable.

(d)	As of the date of this Agreement and the Closing Date, none of the equipment of the Collateral Provider has a book value of $500,000 or more.

(e)	As of the date of this Agreement and the Closing Date, all of the investment properties owned by the Collateral Provider are listed on Schedule 4 and Schedule 5.08(e) to the Credit Agreement.

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(f)	As of the date of this Agreement and the Closing Date, no agreement exists which constitutes a Material Contract with respect to the Collateral Provider, except for the agreement listed in Schedule 5.07 to the Credit Agreement.

(g)	As of the date of this Agreement and the Closing Date, it has no patents, trademarks, or service marks registered in Japan, or any patent, trademark or service mark applications filed with the Japan Patent Office, other than the Patents and the Trademarks, and the patent and trademark applications listed on Schedules 3-1, 3-2 and 3-3.

(h)	As of the date of this Agreement, the Co-owned Patent, which is co-owned by AJI and a third party, is not a material patent for the current business of AJI.

(i)	As of the date of this Agreement and the Closing Date, it owns no real property other than the real properties listed on Schedule 2.

(j)	This Agreement creates in favour of the Secured Parties a valid first priority security interest securing the payment of the Secured Obligations in the Real Property upon its execution and such interest is perfected upon registration of the comprehensive mortgage, and this Agreement creates a valid and perfected first priority security interest securing the payment of the Secured Obligations in the case of the Deposit Accounts, upon obtaining approval from the Account Bank to pledge, in the case of the ASI Shares, upon the delivery of the share certificates representing the ASI Shares to the Collateral Agent, and in the case of the Patents and Trademarks, upon the recordation of the assignment thereof to the Secured Parties.

(k)	It is a corporation duly incorporated and validly existing under the laws of Japan, has the corporate power and authority to own its assets and to transact its business, and is duly qualified under the laws of Japan.

(l)	The execution and performance by itself of this Agreement have been duly authorised by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders, (ii) contravene the articles of incorporation or any other constitutive documents of itself, (iii) violate any provision of any law, rule, or regulation, or (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected.

(m)	This Agreement is the legal, valid, and binding obligation of the Collateral Provider, enforceable in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

(n)	No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the creation of the security interests created hereunder or for the execution, delivery or performance of this Agreement by the Collateral Provider, (ii) the perfection or maintenance of any security interest created hereby), except for the application to the Registry Office for registration of the mortgage over the Real Properties and the application to the Japan Patent Office for transfer of the Intellectual Property Collateral by way of security interest, or (iii) the exercise by the Collateral Agent of any voting or other rights provided for in this Agreement or the remedies in respect of any Collateral pursuant to this Agreement.

(o)	Subject to Section 1.3 (b), the creation of a security interest hereunder in any lease, license, contract, property rights or agreement to which the Collateral Provider is a party or any of the Collateral Provider’s rights thereunder (i) does not and will not constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Collateral Provider therein or in a breach or termination pursuant to the terms of, or a default under, any

5

such lease, license, contract, property rights or agreement or (ii) does not and will not violate any law.
(p)	None of the properties listed on Schedules has been or is likely to be adjudged invalid or unenforceable in whole or part and all patents, trademarks, patent or trademark applications, contracts and agreements, accounts receivable, Equity Interests, insurance policies listed on Schedules are valid and enforceable.

(q)	None of the Collateral Provider and the properties listed on Schedules is or is likely to be subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such properties.

(r)	The value of Real Properties of the Collateral Provider provided to the Collateral Agent in connection with this Agreement was measured by the Collateral Provider or any other Person in good faith and in a commercially reasonable manner and, to the best knowledge and belief of the Collateral Provider, reasonably reflects the fair market value thereof.

(s)	All information provided by the Collateral Provider to the Secured Parties through the Collateral Agent in connection with this Agreement, including the information set out in Schedules, is true and accurate in all material respects and comprehensive, and there is no matter which renders or could render any of such information untrue, inaccurate or misleading in any respect.

(t)	Under the laws of Japan, there is no requirement that the Collateral Agent or any of the Secured Parties qualify to do business in Japan or comply with the requirement of any foreign lender statute or to pay any Tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of this Agreement or the other Loan Documents or the documents provided for therein, nor will the Collateral Agent or any of the Secured Parties be subject to any other type of taxation in Japan solely as the result of the performance of such transactions or the enforcement of any rights or remedies granted under this Agreement or any of the other Loan Documents.

(u)	ASI has not adopted any internal rule (including its articles of incorporation), entered into any agreement with any third party, or taken any action whatsoever, which may restrict the disposition of the ASI Shares in connection with the enforcement of the pledge created hereunder.
Section 6. Undertakings
So long as any Secured Obligations remain unpaid, in addition to the matters which the Company is required to cause, or prohibited from permitting, each of its Subsidiaries to do under the Credit Agreement, the Collateral Provider hereby covenants to do the following, or not to do the following unless necessary consent is obtained from the relevant Persons in accordance with the provisions of the Credit Agreement.
(a)	It will warrant and defend and cause others to warrant and defend its rights, title and interest in and to any of the Collateral for the benefit of the Secured Parties against any claims and demands of all other Persons whomsoever.

(b)	It will continue to be the sole, legal and beneficial owner of each of the Collateral (excluding, for the avoidance of doubt, any Collateral released under Section 19), free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder.

6

(c)	It will comply and cause others to comply with all the provisions of any applicable law in order to establish and maintain any security interest created hereunder as a valid, perfected, first priority security interest.

(d)	It will pay all reasonable costs, and all taxes and governmental charges in connection with the preparation, execution or amendment of this Agreement and the creation and perfection of or amendment to any security interest created hereunder (including, without limitation, registration fees incurred in connection with the registration of any security interest created hereunder and the recordation of any change made to any matters recorded on the real estate registry, the patent registry or the trademark registry and reasonable fees and expenses of the Collateral Agent’s or the Secured Parties’ counsel relating thereto), and promptly pay or procure the payment of all fees and taxes and all other reasonable expenses whatsoever in respect of any of the Collateral, so that any security interest created hereunder shall at all times be wholly preserved at the cost of the Collateral Provider and without expense to the Collateral Agent or any Secured Party.

(e)	Unless otherwise permitted under the Credit Agreement, it will not cause or allow any Lien, claim, option or right of others whatsoever to be created, incurred, placed or imposed upon any of its properties, including any Collateral.

(f)	Unless otherwise permitted under the Credit Agreement, it will not sell or otherwise dispose of, or cause to be sold or otherwise disposed of, any of its properties, including any Collateral, or any share or interest in any of the Collateral.

(g)	It will notify or cause to be notified the Collateral Agent forthwith if any order or notice of provisional attachment, provisional attachment for the purpose of assuring collection of taxes or public imposts or attachment with respect to any of its properties, including the Collateral, is dispatched.

(h)	It will not make or cause to be made any major alteration to any of the Collateral.

(i)	Upon completion of the registration of any patent or trademark with the Japan Patent Office in its name or upon the filing of an application for patent or trademark in its name with the Japan Patent Office, it will promptly notify the Collateral Agent thereof in writing, and in the case of the registration of a patent or trademark, will create a security interest in all of the Collateral Provider’s rights, title and interest in and to such registered patent or trademark in favour of the Secured Parties and perfect or cause to be perfected the security interest so created, in such manner as the Collateral Agent determines to be necessary and appropriate.

(j)	It will permit the Collateral Agent, its employees or Subagents (as defined in Section 13(b)) at all reasonable times and subject to at least twenty-four (24) hours prior notice to survey and/or inspect any of the Collateral, give or cause to be given all reasonable assistance in connection with such survey and inspection, and make or cause to be made all such repairs as such survey or inspection shall reveal to be necessary to enable the relevant Collateral to comply with the requirements hereof.

(k)	It will notify or cause to be notified the Collateral Agent forthwith of any accident to any of the Collateral which results in material damage to such Collateral.

(l)	It will supply or cause to be supplied to the Collateral Agent, upon request by the Collateral Agent, full information regarding any of the Collateral.

(m)	It will keep or cause to be kept proper books of account in respect of any of the Collateral, and as and when the Collateral Agent may so require, ensure that such books are made available for inspection by the Collateral Agent.

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(n)	It will not assign any right, duty, obligation or liability hereunder.

(o)	Unless otherwise permitted under the Credit Agreement, and otherwise than the issue of shares for the purpose of or pursuant to a stock split or reverse stock split or any other means under which it does not cause the Collateral Provider’s issued share capital to change under the Company Law of Japan or for the purpose of or pursuant to and followed by a merger or consolidation permitted under Section 7.04 of the Credit Agreement, it will not issue or permit ASI to issue any new Equity Interest.

(p)	It will make its reasonable efforts to, on demand of the Collateral Agent, obtain consent from the other co-owner of the Co-owned Patent to the assignment of its interest therein to the Secured Parties by way of security under this Agreement, and then assign by way of security such interest to the Secured Parties, if such action is deemed by the Secured Parties to be necessary for the preservation or protection of any of the rights of the Secured Parties under this Agreement or any other Loan Agreement.

(q)	Concurrently with the delivery by the Company of the financial statements referred to in Sections 6.01(a) and (b) of the Credit Agreement, or, if at any other time, upon the reasonable request of the Collateral Agent, it will obtain approval from the Account Bank to pledge over the Deposit Accounts in such form substantially as shown in Exhibit C (shichiken settei doi-iraisho) after having the date thereof officially established (kakutei hizuke) and send such approval to the Collateral Agent.
Section 7. Further Assurances
(a)	The Collateral Provider agrees that from time to time, at the expense of the Collateral Provider, the Collateral Provider will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desired, or that the Collateral Agent or the Secured Parties may reasonably request, in order to create, perfect and protect any security interest created or purported to be created by the Collateral Provider hereunder or to enable the Collateral Agent or the Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b)	The Collateral Provider will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with any Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
Section 8. Voting Rights; Dividends; Etc.
(a)	So long as no Specified Default shall have occurred and be continuing:
(i)	The Collateral Provider shall be entitled to exercise any and all voting and other consensual rights pertaining to any Equity Interests which are subject to the security interest created hereunder for any purpose.

(ii)	The Collateral Provider shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of any Equity Interests which are subject to the security interest created hereunder if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, that any and all such dividends, interest and distributions shall be Collateral subject to any other applicable provisions of this Agreement.

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(b)	Upon the occurrence and during the continuance of a Specified Default, upon notice by the Collateral Agent:
(i)	All rights of the Collateral Provider (I) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease and (II) to receive the dividends, interest and other distributions that it would otherwise be authorised to receive and retain pursuant to Section 8(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent and the Secured Parties, which shall thereupon have the sole right as against the Collateral Provider to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(ii)	All dividends, interest and other distributions that are received by the Collateral Provider contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in custody for the benefit of the Secured Parties, shall be segregated from other funds of the Collateral Provider and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
For purposes of this Agreement, “Specified Default” means the occurrence and continuance of (i) an Event of Default or (ii) a Default under clause (f) or (g) of Section 8.01 of the Credit Agreement.
Section 9. Intellectual Property Collateral
(a)	With respect to each item of its Intellectual Property Collateral, the Collateral Provider agrees to take, at its expense, all necessary steps to (i) maintain the validity and enforceability of any Intellectual Property Collateral and maintain any Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent or trademark now or hereafter included in the Intellectual Property Collateral, or each of the patent or trademark applications listed in Schedule 3-3 or hereafter notified to the Collateral Agent, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by any governmental authorities, the filing of applications for renewal or extension, the payment of maintenance fees and the participation in interference, re-examination, opposition, cancellation, infringement and misappropriation proceedings. The Collateral Provider shall not, without obtaining consent of the relevant Person in accordance with the Credit Agreement, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any application for a patent or trademark filed with the Japan Patent Office, unless the loss thereof could not reasonably be expected to have a Material Adverse Effect, in which case, the Collateral Provider will give prompt notice of any such abandonment to the Collateral Agent.

(b)	The Collateral Provider shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of the Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality and singly or jointly with the Collateral Agent and the Secured Parties, as the Collateral Agent instructs, defending or bringing any infringement or other proceedings with respect to any Intellectual Property Collateral.

9

Section 10. Insurance
The Collateral Provider will, at its own expense, maintain or procure that the Company maintains, insurance with respect to the material properties and assets other than the shares of capital stock of ASI of the Collateral Provider in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Collateral Agent from time to time. Each policy of such insurance shall name the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, as provided under the Credit Agreement.
Section 11. Collateral Agent Appointed Attorney in Fact
The Collateral Provider hereby irrevocably appoints the Collateral Agent the Collateral Provider’s attorney- in-fact, with full authority in the place and stead of the Collateral Provider and in the name of the Collateral Provider or otherwise, from time to time, upon the occurrence and during the continuance of a Specified Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
(a)	to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10;

(b)	to ask for, demand, collect, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and

(c)	to receive, indorse and collect any drafts or other instruments or documents in connection with clause (a) or (b) above.
Section 12. Collateral Agent or Secured Parties May Perform
If the Collateral Provider fails to perform any agreement contained herein, the Collateral Agent or the Secured Parties may, as either deems necessary to protect any security interest created hereunder in any of the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent or the Secured Parties incurred in connection therewith shall be payable by the Collateral Provider under Section 15.
Section 13. The Collateral Agent’s Duties
(a)	The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercising of reasonable care with respect to the Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as the Collateral Provider reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

10

(b)	Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (ii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent.
Section 14. Remedies
If any Specified Default shall have occurred and be continuing:
(a)	The Collateral Agent or the Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party upon default under the applicable law and also may: (i) require the Collateral Provider to, and the Collateral Provider hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by the Collateral Provider where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Collateral Provider in respect of such occupation; and (iv) exercise any and all rights and remedies of the Collateral Provider under or in connection with the Collateral, or otherwise in respect of the Collateral. The Collateral Provider agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Collateral Provider of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent or the Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.

(b)	Any cash held by or on behalf of the Collateral Agent or the Secured Parties and all cash proceeds received by or on behalf of the Collateral Agent or the Secured Parties in respect of any sale of, collection from, or other realisation upon all or any part of the Collateral may, in the discretion of the Collateral Agent or the Secured Parties, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent or the Secured Parties pursuant to Section 15) in whole or in part by the Collateral Agent for the rateable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the manner set forth under Section 8.03 of the Credit Agreement. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent or the Secured Parties and remaining after payment in full of all the Secured Obligations shall be paid over to the Collateral Provider or to whomsoever may be lawfully entitled to receive such surplus.
(c)	All payments received by the Collateral Provider in respect of the Collateral shall be received in custody for the benefit of the Secured Parties, shall be segregated from other funds of the Collateral Provider and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

11

Section 15. Indemnity and Expenses
(a)	The Collateral Provider agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement or any Collateral (including, without limitation, enforcement of this Agreement, any breach or alleged breach of any of the representations, warranties or covenants, or agreements made by the Collateral Provider hereunder), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct.
(b)	The Collateral Provider will upon demand pay to the Collateral Agent or the Secured Parties the amount of any and all taxes and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent or the Secured Parties may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder or (iv) the failure by the Collateral Provider to perform or observe any of the provisions hereof.
Section 16. Amendments; Waivers; Additional Collateral Providers; Etc.
No amendment or waiver of any provision of this Agreement, and no consent to the departure by the Collateral Provider herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Secured Parties in accordance with the provisions of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Section 17. Notices, Etc.
Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b) of the Credit Agreement), all notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: in the case of the Collateral Agent or Secured Parties, addressed to it at its address specified in the Credit Agreement and, in the case of the Collateral Provider, addressed to it at its address set out opposite the Collateral Provider’s name on the signature page of this Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.02(b) of the Credit Agreement shall be effective as provided in such subsection. Delivery by telecopier of an executed counterpart of any amendment or waiver

12

of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
Section 18. Continuing Security Interest; Assignments under the Credit Agreement
This Agreement shall create a continuing security interest in each of the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Maturity Date and (iii) the termination or expiration of all Commitments and all Letters of Credit, (b) be binding upon the Collateral Provider, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes, if any, held by it) and other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.
Section 19. Release; Termination
(a)	Upon any Disposition of any item of the Collateral in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent and the Secured Parties will, at the Collateral Provider’s expense, execute and deliver to the Collateral Provider (without recourse or representation or warranty) such documents as the Collateral Provider shall reasonably request to evidence the release of such item of the Collateral from the security interests created hereby; provided, that (i) at the time of such request and such release no Specified Default shall have occurred and be continuing, (ii) the Collateral Provider shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of the Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Secured Parties and Collateral Agent and a certificate of the Collateral Provider to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent or the Secured Parties may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 8.03 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under Section 8.03 of the Credit Agreement.
(b)	Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Maturity Date and (iii) the termination or expiration of all Commitments and all Letters of Credit, the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Collateral Provider. Upon any such termination, the Secured Parties and Collateral Agent will, at the Collateral Provider’s expense, execute and deliver to the Collateral Provider (without recourse or representation or warranty) such documents as the Collateral Provider shall reasonably request to evidence such termination.

13

Section 20. Execution in Counterparts
This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
Section 21. Governing Law and Jurisdiction
This Agreement shall be governed by, and construed in accordance with, the laws of Japan. Any disputes or controversies between the parties arising out of or in connection with the interpretation or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the Tokyo District Court.
This Agreement has been entered into as of the date stated at the beginning of this Agreement.

14

Exhibit A
Form of Document Setting Out Information On Underlying Transaction

根抵当権設定契約証書

平成 19 年__月__日

アメリカ合衆国 44114 オハイオ州クリーブランド、パブリック・スクエア 127
キイバンク・ナショナル・アソシエーション 御中

根抵当権設定者　神奈川県横浜市港北区新横浜二丁目 6 番 23 号
アシストジャパン株式会社
代表取締役　山下　哲夫

第 1 条（根抵当権の設定）

根抵当権設定者は、その所有する後記物件のうえに、共同担保として、次の要項により平成 19 年 [　] 月 [　] 日に共同根抵当権を設定しました。

1. 極度額　金 2 億 6500 万円
2. 被担保債権の範囲
   平成 19 年__月__日付クレジット契約
   金銭消費貸借取引
   保証取引
   信用状取引
3. 債務者　神奈川県横浜市港北区新横浜二丁目 6 番 23 号
   アシストジャパン株式会社
   三重県伊勢市竹ケ鼻町 100 番地
   アシスト　シンコー株式会社
4. 根抵当権者　アメリカ合衆国 44114 オハイオ州クリーブランド、パブリック・スクエア　127
   キイバンク・ナショナル・アソシエーション

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22

5.　確定期日　　　　　　定めない

第 2 条（**登記協力義務**）

根抵当権設定者は、前条による根抵当権設定の登記手続を遅滞なく行うため、貴行に協力いたします。

第 3 条（**その他の事項**）

その他本根抵当権設定契約証書に定めがない事項については、根抵当権設定者は、根抵当権設定者及びキイバンク・ナショナル・アソシエーション間の平成 19 年__月__日付セキュリティ・アグリーメントおよび上記クレジット契約の規定に従うものといたします。

不動産の表示

所　在　　愛知県一宮市北今字定納
地　番　　19 番 1
地　目　　宅　地
地　積　　736.00 ㎡

所　在　　愛知県一宮市北今字定納
地　番　　21 番 1
地　目　　雑種地
地　積　　492.00 ㎡

所　在　　愛知県一宮市北今字定納
地　番　　21 番 2
地　目　　雑種地
地　積　　492.00 ㎡

所　在　　愛知県一宮市北今字定納
地　番　　22 番 2
地　目　　雑種地
地　積　　476.00 ㎡

所　在　　愛知県一宮市北今字定納
地　番　　23 番
地　目　　雑種地
地　積　　512.00 ㎡

所　在　　愛知県一宮市北今字定納
地　番　　27 番 1
地　目　　宅　地
地　積　　1070.15 ㎡

所　在　　愛知県一宮市北今字定納
地　番　　28 番 1

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23

’n#@#@–Ú ‘î#@’n ’n#@#@#Ï 897.90‡u #Š#@#@#Ý ˆ¤’mŒ§ˆê‹{#s–k#¡#š’è”[ ’n#@#@”Ô 29”Ô1 ’n#@#@–Ú ‘î#@’n ’n#@#@#Ï 721.00‡u #Š#@#@#Ý ˆ¤’mŒ§ˆê‹{#s–k#¡#š’è”[27”Ô’n,P#A28”Ô’n1 ‰Æ‰®”Ô#† 27”Ô1 #í#@#@—Þ #H#ê#E#––±#Š #\#@#@‘¢ “S#œ‘¢—¤‰®#[a]6ŠKŒš #°–Ê#Ï 1ŠK#@1247.50‡u 2ŠK#@1173.23‡u 3ŠK#@1239.07‡u 4ŠK#@ 779.24‡u 5ŠK#@ 779.24‡u 6ŠK#@ 779.24‡u

24

Exhibit B
Form of Deed of Assignment
DEED OF ASSIGNMENT
Assignees:
Address: [      ]
Name:     [      ]
Address: [      ]
Name:     [      ]
Address: [      ]
Name:     [      ] ...
     We, the undersigned Assignor, hereby confirm that we assigned to you, the Assignee, the Japanese patent rights identified below. We hereby consent to your filing unilaterally an application for recordation of the assignment.
     Identification of Patent Rights:
Patent Nos.: [      ]
Assignor:

Address:	6-23, Shin-Yokohama 2-chome, Kohoku-ku, Yokohama-shi, Kanagawa, Japan
     Name: Asyst Japan Inc. ()
     Dated this day of                     , 2007
     Representative Director:                      (seal)

25

DEED OF ASSIGNMENT
Assignees:
Address: [      ]
Name:     [      ]
Address: [      ]
Name:     [      ]
Address: [      ]
Name:     [      ] ...
     We, the undersigned Assignor, hereby confirm that we assigned to you, the Assignee, the Japanese trademark rights identified below. We hereby consent to your filing unilaterally an application for recordation of the assignment.
     Trademark Registration Nos.: [      ]
     Dated this day of                     , 2007
Assignor:

Address:	6-23, Shin-Yokohama 2-chome, Kohoku-ku, Yokohama-shi, Kanagawa, Japan
     Name: Asyst Japan Inc. ()
Representative Director:                      (seal)

26

Exhibit C
Form of Request for Consent to Pledge
                    , 2007
[Name of Account Bank]
[Address of Account Bank]
Attention: [Name of responsible department]
Dear Sirs,
We request your approval of the following and inform you by this letter that, pursuant to the terms of the Security Agreement dated July 27, 2007, (the “Security Agreement”) between Asyst Japan Inc. as collateral provider, KeyBank National Association as collateral agent (the “Collateral Agent”) and KeyBank National Association and the other secured parties listed on Schedule 1 hereto (collectively, the “Secured Parties”), we have created a security interest in the form of pledge (shichiken) in favour of the Secured Parties on all of our rights, title and interest in and to each of our deposit accounts maintained with you which are specified in Schedule 2 hereto (the “Deposit Accounts”).
Unless you receive contrary instructions from the Collateral Agent, we hereby irrevocably authorise you to pay any and all amounts from time to time credited to the Deposit Accounts to the Collateral Agent to be applied toward the payment of the Secured Obligations (as defined in the Security Agreement) then due.
We would appreciate it if you could send all necessary documents or correspondences for the Secured Parties to the Collateral Agent.
The terms of this Request for Consent to Pledge may not be altered.

Yours faithfully,

ASYST JAPAN INC.
By

By:	Tetsuo Yamashita
Title:	Representative Director

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Approved and consented to:

By

By:	[ ]
Title:	[ ]
cc: KeyBank National Association, as Collateral Agent
[kakutei hizuke]

28

Schedule 1
List of Secured Parties Other than KeyBank National Association
[list other Secured Parties]

29

Schedule 2
Deposit Accounts
Account Bank: [Name of Account Bank]
Account Type: [Description of account], Account Number: [number]

30

ASYST JAPAN INC.
Kaneko Dai-2 Building, 7th Floor,
6-23, Shin-Yokohama 2-chome,
Kohoku-ku, Yokohama,
Kanagawa, Japan 222-0033
Fax No.: 045-474-8731

By

By:
Title:

[address]	KEYBANK NATIONAL ASSOCIATION as the Collateral Agent and a Secured Party

By

By:
Title:

[address]	[Name of the Secured Party] as a Secured Party

By

By:
Title:

EXHIBIT G-2-B
Dated July 27, 2007
ASYST SHINKO, INC.
as Collateral Provider
and
Financial Institutions Listed in Annex I
as Secured Parties
KEYBANK NATIONAL ASSOCIATION
as Collateral Agent for the Secured Parties
SECURITY AGREEMENT

i

Security Agreement (AJI)

Section		Page

Section 19.	Release; Termination	12

Section 20.	Execution in Counterparts	13

Section 21.	Governing Law and Jurisdiction	13

ii

Schedule 1	-	List of Equity Interest

Schedule 2-1	-	List of Patents

Schedule 2-2	-	List of Trademarks

Schedule 2-3	-	List of Patent and Trademark Applications

Exhibit A	-	Form of Deed of Assignment (joto shosho)

Exhibit B	-	Form of Request for Consent to Pledge (shichiken settei doi-iraisho)

Annex I

iii

SECURITY AGREEMENT
SECURITY AGREEMENT dated July 27, 2007 made by and between Asyst Shinko, Inc., a joint stock company (kabushiki kaisha) under the laws of Japan, (the “Collateral Provider”) having its registered office at 100, Takegahana-cho, Ise, Mie, Japan the financial institutions listed in Annex I attached hereto (the “Secured Parties”) and KEYBANK NATIONAL ASSOCIATION as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Section 9.01(b) of the Credit Agreement (as hereinafter defined), (the “Collateral Agent”) for and on behalf of the Secured Parties.
Preliminary Statements
(1)	Asyst Technologies, Inc., a corporation under the laws of the state of California (the “Company”), Asyst Japan Inc. and the Collateral Provider, as Borrowers have entered into a Credit Agreement dated as of July 27, 2007 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with, inter alios, the Lenders and the Administrative Agent.

(2)	Pursuant to the Credit Agreement, the Collateral Provider is entering into this Agreement in order to create in favour of the Secured Parties a security interest in each type of the Collateral (as hereinafter defined).

(3)	It is a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the L/C Issuer under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time that the Collateral Provider shall have created the security interests contemplated by this Agreement.

(4)	Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Sections, clauses, paragraphs and Schedules in italics are references to Sections, clauses, paragraphs and Schedules of this Agreement.
NOW, THEREFORE, in order to induce the Lenders to make Term Loans and Revolving Credit Loans and the L/C Issuer to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks and the Cash Management Banks to enter into Secured Hedge Agreements and Secured Cash Management Agreements, respectively from time to time, the Collateral Provider hereby agrees with the Secured Parties as follows:
Section 1.Creation of Security
1.1 Initial creation of security
(a)	The Collateral Provider hereby creates in favour of the Secured Parties a first priority security interest in the form of a pledge (shichiken) in all of the Collateral Provider’s rights, title and interest in and to the shares of capital stock of (or other ownership or profit interests in) Asyst Shinko Ireland, Ltd. and Asyst Shinko China from among the foreign subsidiaries described in Schedule 1 (all such foreign subsidiaries together, the “Foreign ASI Subsidiaries”)(any and all such shares or interests being the “ASI Equity Interests”) promptly after the Collateral Provider causes the secured parties under the security agreement dated as of November 13, 2006, and

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entered into by and between the Collateral Provider and Bank of America, N.A. as collateral agent (the “Existing Security Agreement”) to release the existing security interest in the ASI Equity created under the Existing Security Agreement.

(b)	The Collateral Provider hereby transfers and assigns to the Secured Parties, by way of a first priority security interest (joto tampoken), all of the Collateral Provider’s rights, title and interest in and to the following (any and all Patents (as defined below) and Trademarks (as defined below) being, the “Intellectual Property Collateral”):
(i)	all patents as described in Schedule 2-1, other than the patent whose patent number assigned by the Japan Patent Office is 3002206 (the “Co-owned Patent”) (any and all patents subject to the security interest created hereunder being “Patents”); and

(ii)	all trademarks as described in Schedule 2-2 (any and all trademarks subject to the security interest created hereunder being “Trademarks”).
(c)	To the extent permitted by Japanese law, the Collateral Provider hereby creates in favour of the Secured Parties a first priority security interest in the form of a pledge (shichiken) in all of the Collateral Provider’s rights, title and interest in and to the deposit accounts of the Collateral Provider as specified in Schedule 2 to Exhibit B maintained with the bank specified in Exhibit B (the “Account Bank”) (such deposit accounts being the “Deposit Accounts”).
1.2 Subsequent creation of security
The Collateral Provider agrees that upon the creation or acquisition by (or on behalf of) itself of any properties which are of the type (i) enumerated in clauses (a) and through (c) of Section 1.1, including, without limitation, any Equity Interests not covered by clause (a) of Section 1.1 or any other entities, any deposit or other bank accounts, and any patents, trademarks and copyrights registered in Japan or filed with the Japan Patent Office, or (ii) otherwise required under the terms of the Credit Agreement or any other Loan Document to be pledged or otherwise encumbered for the benefit of the Secured Parties (including, without limitation, any Material Property), or upon entry into of any Material Contract, the Collateral Provider will notify the Collateral Agent thereof and promptly thereafter create in favour of the Secured Parties, a first priority security interest in all of the Collateral Provider’s rights, title and interest in and to any such properties or under such contract to the extent that such creation does not result in a breach of or constitute a default under any agreement to which the Collateral Provider is a party.
1.3 Collateral
(a)	All properties which are subject to any security interest created hereunder are herein collectively called the “Collateral.” The Collateral shall include all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to any and all of the forgoing Collateral (including, without limitation, proceeds and collateral that constitute property of the types described in clauses (a) through (c) of Section 1.1, Section 1.2 and this Section 1.3) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damages to or otherwise with respect to any of the foregoing Collateral. Notwithstanding anything herein to the contrary, in no event shall Collateral include any lease, license, contract, property rights or agreement to which the Collateral Provider is a party or any of its rights or interest thereunder (other than the right to receive payments) if the creation of such security interest hereunder (i) shall constitute or result in the abandonment, invalidation or

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unenforceability of any right, title or interest of the Collateral Provider therein or in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement unless the Collateral Provider shall have obtained a consent or waiver with respect to the Liens created hereunder, or (ii) is prohibited by applicable law.

(b)	Notwithstanding the foregoing, the term “Collateral” shall not include, and the grant of a security interest as provided hereunder shall not extend to:
(i)	The ASI Equity Interests to the extent the grant of a security interest would:
A.	constitute a violation of a valid and enforceable restriction in favour of a third party on such grant, unless and until any required consents shall have been obtained;

B.	give any other party to such contract, instrument, license or other document a valid and enforceable right to terminate its obligations thereunder; or

C.	violate the organizational documents of, or any governmental Law, rule or regulation, applicable to the Foreign ASI Subsidiaries;
(ii)	any asset, the granting of a security interest in which would be void or illegal under any applicable governmental Law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset; or

(iii)	any asset subject to any Liens permitted under Section 7.01 of the Credit Agreement (a “Permitted Lien”) (other than Liens in favour of the Collateral Agent or the Secured Parties) to the extent that the grant of other Liens on such asset would:
A.	result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien;

B.	result in the loss of use of such asset; or

C.	permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset.
Section 2. Perfection of Security
(a)	With respect to any Collateral set out under Section 1, upon execution of this Agreement and subject to satisfaction of the conditions provided in Section 1 or upon the creation or acquisition or entry into by (or on behalf of) the Collateral Provider thereof, the Collateral Provider shall at its sole cost and expense, take or cause to be taken all such procedures as are necessary for the perfection of each of such Collateral, and take or cause to be taken all further action that may be necessary or reasonably desired, or that the Collateral Agent the Secured Parties may reasonably request, for such purpose. Without limiting the generality of the foregoing, the Collateral Provider shall, at its sole cost and expense, on or prior to the Closing Date, prepare, duly execute and deliver to the Collateral Agent any and all such documents as are necessary for the registration or perfection of the security interests in the properties enumerated in Section 1 above, including without limitation, a deed of assignment with respect to the Patents and the Trademarks in such form substantially as shown in Exhibit A (joto shosho) and within 30 days from the Closing Date, obtain approval from the Account Bank to pledge over the Deposit Accounts in such form substantially as shown in Exhibit B (shichiken settei doi-iraisho) after having the date thereof officially established (kakutei hizuke).

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(b)	Each party understands that the Collateral Agent’s reasonable cooperation, including, without limitation, obtaining a power of attorney and other documents to be prepared by the relevant Secured Party, is necessary for the registration of the assignment of the Intellectual Property Collateral by way of a security interest or for the performance by the Collateral Provider of its obligations relating to the perfection of the security interests created hereunder. Moreover, the Collateral Provider shall retain a patent attorney (benrishi), of its choice, to prepare all necessary documents for recordation of the assignment of the Intellectual Property Collateral or for the performance by the Collateral Provider of its obligations relating to the perfection of the security interests created hereunder.
Section 3. Security for Obligations
This Agreement secures all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Obligor arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (all such obligations being the “Secured Obligations”).
Section 4. Collateral Provider Remains Liable
Anything herein to the contrary notwithstanding, (a) the Collateral Provider shall remain liable under the contracts and agreements relating to any Collateral, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or the Secured Parties of any of the rights hereunder shall not release the Collateral Provider from any of its duties or obligations under the contracts and agreements relating to any Collateral or in connection with any Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements relating to any Collateral or in connection with any Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Collateral Provider thereunder or in connection with any Collateral or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 5. Representations and Warranties
The Collateral Provider hereby makes the following representations and warranties to the Collateral Agent and the Secured Parties:
(a)	It is the sole, legal and beneficial owner of the Collateral (excluding, for the avoidance of doubt, any Collateral released under Section 19), free and clear of any Lien (other than an existing security interest created under the security agreement dated as of November 13, 2006, and entered into by and between the Collateral Provider and Bank of America, N.A. as collateral agent and any Permitted Lien), claim, option or right of others, and except for the security interests created hereunder, and it has not agreed to encumber or cause or allow to be encumbered any Collateral with any Lien, claim, option or right of others.

(b)	It has not sold or agreed to sell, or otherwise disposed of or agreed to dispose of any or all of the Collateral.

(c)	As of the date of this Agreement, none of the equipment of the Collateral Provider has a book value of $500,000 or more.

(d)	As of the date of this Agreement, it owns no investment properties other than those in shares in the Foreign ASI Subsidiaries listed on Schedule1 and Schedule 5.08(e) to the Credit Agreement.

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(e)	As of the date of this Agreement, no agreement exists which constitutes a Material Contract with respect to the Collateral Provider, except for the agreement listed in Schedule 5.07 to the Credit Agreement.

(f)	As of the date of this Agreement, it has no patents, trademarks, or service marks, registered in Japan, or any patent, trademark or service mark applications, filed with the Japan Patent Office, other than the Patents and the Trademarks, and the patent and trademark applications listed on Schedules 2-1, 2-2 and 2-3.

(g)	As of the date of this Agreement, it owns no real property.

(h)	A valid and perfected first priority security interest will be created in favour of the Secured Parties securing the payment of the Secured Obligations, in the case of the Deposit Accounts, upon obtaining approval from the Account Bank to pledge and, in the case of the Patents and Trademarks, upon the recordation of assignment thereof to the Secured Parties.

(i)	It is a corporation duly incorporated and validly existing under the laws of Japan; has the corporate power and authority to own its assets and to transact its business, and is duly qualified under the laws of Japan.

(j)	The execution and performance by itself of this Agreement have been duly authorised by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders, (ii) contravene the articles of incorporation or any other constitutive documents of itself, (iii) violate any provision of any law, rule, or regulation, or (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected.

(k)	This Agreement is the legal, valid, and binding obligation of the Collateral Provider, enforceable in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

(l)	No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the creation of the security interests created hereunder or for the execution, delivery or performance of this Agreement by the Collateral Provider, (ii) the perfection or maintenance of any security interest created hereby (including the first priority nature of such security interest), except for the application to the Japan Patent Office for transfer of the Intellectual Property Collateral by way of security interest, or (iii) the exercise by the Collateral Agent of any voting or other rights provided for in this Agreement or the remedies in respect of any Collateral pursuant to this Agreement.

(m)	Subject to Section 1.3 (b), the creation of a security interest hereunder in any lease, license, contract, property rights or agreement to which the Collateral Provider is a party or any of the Collateral Provider’s rights thereunder (i) does not and will not constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Collateral Provider therein or in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement or (ii) does not and will not violate any law.

(n)	None of the properties listed on Schedules has been or is likely to be adjudged invalid or unenforceable in whole or part and all patents, trademarks, patent or trademark applications, contracts and agreements, accounts receivable, Equity Interests, insurance policies listed on Schedules are valid and enforceable.

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(o)	None of the Collateral Provider and the properties listed on Schedules is or is likely to be subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such properties.

(p)	All information provided by the Collateral Provider to the Secured Parties through the Collateral Agent in connection with this Agreement, including the information set out in Schedules is true and accurate in all material respects and comprehensive, and there is no matter which renders or could render any of such information untrue, inaccurate or misleading in any respect.

(q)	Under the laws of Japan, there is no requirement that the Collateral Agent or any of the Secured Parties qualify to do business in Japan or comply with the requirement of any foreign lender statute or to pay any Tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of this Agreement or the other Loan Documents or the documents provided for therein, nor will the Collateral Agent or any of the Secured Parties be subject to any other type of taxation in Japan solely as the result of the performance of such transactions or the enforcement of any rights or remedies granted under this Agreement or any of the other Loan Documents.
Section 6. Undertakings
So long as any Secured Obligations remain unpaid, in addition to the matters which the Company is required to cause, or prohibited from permitting, each of its Subsidiaries to do under the Credit Agreement, the Collateral Provider hereby covenants to do the following, or not to do the following unless necessary consent is obtained from the relevant Persons in accordance with the provisions of the Credit Agreement.
(a)	It will warrant and defend and cause others to warrant and defend its rights, title and interest in and to any of the Collateral for the benefit of the Secured Parties against any claims and demands of all other Persons whomsoever.

(b)	It will continue to be the sole, legal and beneficial owner of each of the Collateral (excluding, for the avoidance of doubt, any Collateral released under Section 19), free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder.

(c)	It will comply and cause others to comply with all the provisions of any applicable law in order to establish and maintain any security interest created hereunder as a valid, perfected, first priority security interest.

(d)	It will pay all reasonable costs, and all taxes and governmental charges in connection with the preparation, execution or amendment of this Agreement and the creation and perfection of or amendment to any security interest created hereunder (including, without limitation, registration fees incurred in connection with the registration of any security interest created hereunder and the recordation of any change made to any matters recorded on the patent registry or the trademark registry and reasonable fees and expenses of the Collateral Agent’s or the Secured Parties’ counsel relating thereto), and promptly pay or procure the payment of all fees and taxes and all other reasonable expenses whatsoever in respect of any of the Collateral, so that any security interest created hereunder shall at all times be wholly preserved at the cost of the Collateral Provider and without expense to the Collateral Agent or any Secured Party.

(e)	Unless otherwise permitted under the Credit Agreement, it will not cause or allow any Lien, claim, option or right of others whatsoever to be created, incurred, placed or imposed upon any of its properties, including any Collateral.

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(f)	Unless otherwise permitted under the Credit Agreement, it will not sell or otherwise dispose of, or cause to be sold or otherwise disposed of, any of its properties, including any Collateral, or any share or interest in any of the Collateral.

(g)	It will notify or cause to be notified the Collateral Agent forthwith if any order or notice of provisional attachment, provisional attachment for the purpose of assuring collection of taxes or public imposts or attachment with respect to any of its properties, including the Collateral, is dispatched.

(h)	It will not make or cause to be made any major alteration to any of the Collateral.

(i)	Upon completion of the registration of any patent or trademark with the Japan Patent Office in its name or upon the filing of an application for patent or trademark in its name with the Japan Patent Office, it will promptly notify the Collateral Agent thereof in writing, and in the case of the registration of a patent or trademark, will create a security interest in all of the Collateral Provider’s rights, title and interest in and to such registered patent or trademark in favour of the Secured Parties and perfect or cause to be perfected the security interest so created, in such manner as the Collateral Agent determines to be necessary and appropriate.

(j)	It will permit the Collateral Agent, its employees or Subagents (as defined in Section 13 (b)) at all reasonable times and subject to at least twenty-four (24) hours prior notice to survey and/or inspect any of the Collateral, give or cause to be given all reasonable assistance in connection with such survey and inspection, and make or cause to be made all such repairs as such survey or inspection shall reveal to be necessary to enable the relevant Collateral to comply with the requirements hereof.

(k)	It will notify or cause to be notified the Collateral Agent forthwith of any accident to any of the Collateral which results in material damage to such Collateral.

(l)	It will supply or cause to be supplied to the Collateral Agent, upon request by the Collateral Agent, full information regarding any of the Collateral.

(m)	It will keep or cause to be kept proper books of account in respect of any of the Collateral, and as and when the Collateral Agent may so require, ensure that such books are made available for inspection by the Collateral Agent.

(n)	It will not assign any right, duty, obligation or liability hereunder.

(o)	Unless otherwise permitted under the Credit Agreement and otherwise than issue of shares for the purpose of or pursuant to a stock split or reverse stock split or any other means under which it does not cause the Collateral Provider’s issued share capital to change under the Company Law of Japan or for the purpose of or pursuant to and followed by a merger or consolidation permitted under Section 7.04 of the Credit Agreement, it will not issue any new Equity Interest.

(p)	It will make its reasonable efforts to, on demand of the Collateral Agent, obtain consent from the other co-owner of the Co-owned Patent to the assignment of its interest therein to the Secured Parties by way of security under this Agreement, and then assign by way of security such interest to the Secured Parties, if such action is deemed by the Secured Parties to be necessary for the preservation or protection of any of the rights of the Secured Parties under this Agreement or any other Loan Agreement.

(q)	Concurrently with the delivery by the Company of the financial statements referred to in Sections 6.01(a) and (b) of the Credit Agreement, or, if at any other time, upon the reasonable request of the Collateral Agent, it will obtain approval from the Account Bank to pledge over the Deposit Accounts in such form substantially as shown in Exhibit C (shichiken settei doi-iraisho) after

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having the date thereof officially established (kakutei hizuke) and send such approval to the Collateral Agent.
Section 7. Further Assurances
(a)	The Collateral Provider agrees that from time to time, at the expense of the Collateral Provider, the Collateral Provider will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desired, or that the Collateral Agent or the Secured Parties may reasonably request, in order to create, perfect and protect any security interest created or purported to be created by the Collateral Provider hereunder or to enable the Collateral Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

(b)	The Collateral Provider will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with any Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
Section 8. Voting Rights; Dividends; Etc.
(a)	So long as no Specified Default shall have occurred and be continuing:
(i)	The Collateral Provider shall be entitled to exercise any and all voting and other consensual rights pertaining to any Equity Interests which are subject to the security interest created hereunder for any purpose.

(ii)	The Collateral Provider shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of any Equity Interests which are subject to the security interest created hereunder if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, that any and all such dividends, interest and distributions shall be Collateral subject to any other applicable provisions of this Agreement.
(b)	Upon the occurrence and during the continuance of a Specified Default, upon notice by the Collateral Agent:
(i)	All rights of the Collateral Provider (I) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease and (II) to receive the dividends, interest and other distributions that it would otherwise be authorised to receive and retain pursuant to Section 8(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent and the Secured Parties, which shall thereupon have the sole right as against the Collateral Provider to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(ii)	All dividends, interest and other distributions that are received by the Collateral Provider contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in custody for the benefit of the Secured Parties, shall be segregated from other funds of the Collateral Provider and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
For purposes of this Agreement, “Specified Default” means the occurrence and continuance of (i) an Event of Default or (ii) a Default under clause (f) or (g) of Section 8.01 of the Credit Agreement.

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Section 9. Intellectual Property Collateral
(a)	With respect to each item of its Intellectual Property Collateral, the Collateral Provider agrees to take, at its expense, all necessary steps to (i) maintain the validity and enforceability of any Intellectual Property Collateral and maintain any Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent or trademark now or hereafter included in the Intellectual Property Collateral, or each of the patent or trademark applications listed in Schedule 2-3 or hereafter notified to the Collateral Agent, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by any governmental authorities, the filing of applications for renewal or extension, the payment of maintenance fees and the participation in interference, re-examination, opposition, cancellation, infringement and misappropriation proceedings. The Collateral Provider shall not, without obtaining consent of the relevant Person in accordance with the Credit Agreement, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any application for a patent or trademark filed with the Japan Patent Office, unless the loss thereof could not reasonably be expected to have a Material Adverse Effect, in which case, the Collateral Provider will give prompt notice of any such abandonment to the Collateral Agent.

(b)	The Collateral Provider shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of the Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality and singly or jointly with the Collateral Agent and the Secured Parties, as the Collateral Agent instructs, defending or bringing any infringement or other proceedings with respect to any Intellectual Property Collateral.
Section 10. Insurance
The Collateral Provider will, at its own expense, maintain insurance with respect to the material properties and assets in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Collateral Agent from time to time. Each policy of such insurance shall name the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, as provided under the Credit Agreement.
Section 11. Collateral Agent Appointed Attorney in Fact
The Collateral Provider hereby irrevocably appoints the Collateral Agent the Collateral Provider’s attorney- in-fact, with full authority in the place and stead of the Collateral Provider and in the name of the Collateral Provider or otherwise, from time to time, upon the occurrence and during the continuance of a Specified Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
(a)	to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10;

(b)	to ask for, demand, collect, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and

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(c)	to receive, indorse and collect any drafts or other instruments or documents in connection with clause (a) or (b) above.
Section 12. Collateral Agent or Secured Parties May Perform
If the Collateral Provider fails to perform any agreement contained herein, the Collateral Agent or the Secured Parties may, as either deems necessary to protect any security interest created hereunder in any of the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent or the Secured Parties incurred in connection therewith shall be payable by the Collateral Provider under Section 15.
Section 13. The Collateral Agent’s Duties
(a)	The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercising of reasonable care with respect to the Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as the Collateral Provider reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

(b)	Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (ii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent.
Section 14. Remedies
If any Specified Default shall have occurred and be continuing:
(a)	The Collateral Agent or the Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party upon default under the applicable law and also may: (i) require the Collateral Provider to, and the Collateral Provider hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at

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public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by the Collateral Provider where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Collateral Provider in respect of such occupation; and (iv) exercise any and all rights and remedies of the Collateral Provider under or in connection with the Collateral, or otherwise in respect of the Collateral. The Collateral Provider agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Collateral Provider of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent or the Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.

(b)	Any cash held by or on behalf of the Collateral Agent or the Secured Parties and all cash proceeds received by or on behalf of the Collateral Agent or the Secured Parties in respect of any sale of, collection from, or other realisation upon all or any part of the Collateral may, in the discretion of the Collateral Agent or the Secured Parties, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent or the Secured Parties pursuant to Section 15) in whole or in part by the Collateral Agent for the rateable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the manner set forth under Section 8.03 of the Credit Agreement. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent or the Secured Parties and remaining after payment in full of all the Secured Obligations shall be paid over to the Collateral Provider or to whomsoever may be lawfully entitled to receive such surplus.

(c)	All payments received by the Collateral Provider in respect of the Collateral shall be received in custody for the benefit of the Secured Parties, shall be segregated from other funds of the Collateral Provider and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).
Section 15. Indemnity and Expenses
(a)	The Collateral Provider agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement or any Collateral (including, without limitation, enforcement of this Agreement, any breach or alleged breach of any of the representations, warranties or covenants, or agreements made by the Collateral Provider hereunder), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct.

(b)	The Collateral Provider will upon demand pay to the Collateral Agent or the Secured Parties the amount of any and all taxes and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent or the Secured Parties may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder or (iv) the failure by the Collateral Provider to perform or observe any of the provisions hereof.

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Section 16. Amendments; Waivers; Additional Collateral Providers; Etc.
No amendment or waiver of any provision of this Agreement, and no consent to the departure by the Collateral Provider herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent or the Secured Parties in accordance with the provisions of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Section 17. Notices, Etc.
Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b) of the Credit Agreement), all notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: in the case of the Collateral Agent or the Secured Parties, addressed to it at its address specified in the Credit Agreement and, in the case of the Collateral Provider, addressed to it at its address set out opposite the Collateral Provider’s name on the signature page of this Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.02(b) of the Credit Agreement shall be effective as provided in such subsection. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
Section 18. Continuing Security Interest; Assignments under the Credit Agreement
This Agreement shall create a continuing security interest in each of the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Maturity Date and (iii) the termination or expiration of all Commitments and all Letters of Credit, (b) be binding upon the Collateral Provider, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes, if any, held by it) and other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.
Section 19. Release; Termination
(a)	Upon any Disposition of any item of the Collateral in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Secured Parties and the Collateral Agent will, at the Collateral Provider’s expense, execute and deliver to the Collateral Provider (without recourse or representation or warranty) such documents as the Collateral Provider shall reasonably request to evidence the release of such item of the Collateral

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from the security interests created hereby; provided, that (i) at the time of such request and such release no Specified Default shall have occurred and be continuing, (ii) the Collateral Provider shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of the Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Secured Parties and the Collateral Agent and a certificate of the Collateral Provider to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent or the Secured Parties may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 8.03 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under Section 8.03 of the Credit Agreement.

(b)	Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Maturity Date and (iii) the termination or expiration of all Commitments and all Letters of Credit, the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Collateral Provider. Upon any such termination, the Secured Parties and the Collateral Agent will, at the Collateral Provider’s expense, execute and deliver to the Collateral Provider (without recourse or representation or warranty) such documents as the Collateral Provider shall reasonably request to evidence such termination.
Section 20. Execution in Counterparts
This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
Section 21. Governing Law and Jurisdiction
This Agreement shall be governed by, and construed in accordance with, the laws of Japan. Any disputes or controversies between the parties arising out of or in connection with the interpretation or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the Tokyo District Court.
This Agreement has been entered into as of the date stated at the beginning of this Agreement.

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Exhibit A
Form of Deed of Assignment
DEED OF ASSIGNMENT
Assignees:
Address: [         ]
Name:       [       ]
Address: [         ]
Name:       [       ]
Address: [         ]
Name:       [       ] ...
     We, the undersigned Assignor, hereby confirm that we assigned to you, the Assignee, the Japanese patent rights identified in the attachment to this deed. We hereby consent to your filing unilaterally an application for recordation of the assignment.
     Dated this ___day of                     , 2007
Assignor:
     Address: 100, Takegahana-cho, Ise, Mie, Japan
     Name: Asyst Shinko, Inc.
     Representative Director:                     (seal)
(Attachment omitted)

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DEED OF ASSIGNMENT
Assignee:
Address: [         ]
Name:       [       ]
Address: [         ]
Name:       [       ]
Address: [         ]
Name:       [       ] ...
     We, the undersigned Assignor, hereby confirm that we assigned to you, the Assignee, the Japanese trademark rights identified below. We hereby consent to your filing unilaterally an application for recordation of the assignment.
          Trademark Registration Nos.: [       ]
     Dated this ___day of                     , 2007
Assignor:
     Address: 100, Takegahana-cho, Ise, Mie, Japan
     Name: Asyst Shinko, Inc.
     Representative Director:                     (seal)

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Exhibit B
Form of Request for Consent to Pledge
                    , 2007
Citibank, N.A., Tokyo branch
Akasaka Park Building 5F
5-2-20, Akasaka, Minato-ku
Tokyo 107-6105
Attention: Japan Foreign Subsidiaries, Corporate Banking Division
Dear Sirs,
We request your approval of the following and inform you by this letter that, pursuant to the terms of the Security Agreement dated July 27, 2007 (the “Security Agreement”) between Asyst Shinko, Inc. as collateral provider, and KeyBank National Association as collateral agent (the “Collateral Agent”) and KeyBank National Association and the other secured parties listed on Schedule 1 hereto (collectively, the “Secured Parties”), we have created a security interest in the form of pledge (shichiken) in favour of the Secured Parties on all of our rights, title and interest in and to each of our accounts maintained with you which are specified on Schedule 2 hereto (the “Deposit Accounts”).
Unless you receive contrary instructions from the Collateral Agent, we hereby irrevocably authorise you to pay any and all amounts from time to time credited to the Deposit Accounts to the Collateral Agent to be applied toward the payment of the Secured Obligations (as defined in the Security Agreement) then due.
We would appreciate it if you could send all necessary documents or correspondences for the Secured Parties to the Collateral Agent.
The terms of this Request for Consent to Pledge may not be altered.

Yours faithfully,

ASYST SHINKO, INC.

By
By:	Hitoshi Kawano
Title:	Representative Director
Approved and consented to:

By
By:	[ ]
Title:	[ ]
cc:       KeyBank National Association, as Collateral Agent
[kakutei hizuke]

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Schedule 1
List of Secured Parties Other than KeyBank National Association
[list other Secured Parties]

28

ASYST SHINKO, INC.

Shiba NBF Tower,
1-30, Shibadaimon 1-chome,
Minato-ku, Tokyo, 105-0012
Japan
Fax No.: +81-3-3436-3245	By

By:

Title:

KEYBANK NATIONAL ASSOCIATION as the
[address]	Collateral Agent and a Secured Party

By

By:

Title:

[Name of the Secured Party] as a Secured Party
[address]

By

By:

Title:

EXHIBIT G-2-C
Dated July 26, 2007
ASYST TECHNOLOGIES, INC.
as Collateral Provider
and
Financial Institutions Listed in Annex I
as Secured Parties
and
KEYBANK NATIONAL ASSOCIATION
as Collateral Agent for the Secured Parties
SECURITY AGREEMENT

i

Section		Page

Section 19.	Execution in Counterparts	12

Section 20.	Governing Law and Jurisdiction	12

Schedule 1	-	List of AJI Shares

Schedule 2-1	-	List of Patents

Schedule 2-2	-	List of Trademarks

Schedule 2-3	-	List of Patent and Trademark Applications

Exhibit A	-	Form of Deed of Assignment (joto shosho)

Annex I

ii

SECURITY AGREEMENT
SECURITY AGREEMENT dated July 26, 2007 made by and between Asyst Technologies, Inc., a company under the laws of the state of California, ( the “Collateral Provider”), the financial institutions listed in Annex I attached hereto (the “Secured Parties”) and KEYBANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Section 9.01(b) of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for and on behalf of the Secured Parties.
Preliminary Statements
(1)	The Collateral Provider, Asyst Japan Inc. (“AJI”) and Asyst Shinko, Inc., as Borrowers have entered into a Credit Agreement dated as of July 26, 2007 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with, inter alios, the Lenders and the Administrative Agent.
(2)	Pursuant to the Credit Agreement, the Collateral Provider is entering into this Agreement in order to create in favour of the Secured Parties a security interest in each type of the Collateral (as hereinafter defined).
(3)	It is a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the L/C Issuer under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time that the Collateral Provider shall have created the security interests contemplated by this Agreement.
(4)	Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Sections, clauses, paragraphs and Schedules in italics are references to Sections, clauses, paragraphs and Schedules of this Agreement.
NOW, THEREFORE, in order to induce the Lenders to make Term Loans and Revolving Credit Loans and the L/C Issuer to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks and the Cash Management Banks to enter into Secured Hedge Agreements and Secured Cash Management Agreements, respectively from time to time, the Collateral Provider hereby agrees with the Secured Parties as follows:
Section 1.Creation of Security
1.1	Initial creation of security
(a)	The Collateral Provider hereby creates in favour of the Secured Parties a first priority security interest in the form of a pledge (shichiken) in all of the Collateral Provider’s rights, title and interest in and to the shares of capital stock of AJI now owned by the Collateral Provider, as described in Schedule 1 (any and all such property being the “AJI Shares”) subject to the conditions designated by the Collateral Provider and the Collateral Agent, if any.
(b)	The Collateral Provider hereby transfers and assigns to the Secured Parties, by way of a first priority security interest (joto tampoken), all of the Collateral Provider’s rights, title and interest in and to

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the following (any and all Patents (as defined below) and Trademarks (as defined below) being, the “Intellectual Property Collateral”):
(i)	all patents as described in Schedule 2-1 (any and all patents subject to the security interest created hereunder being “Patents”); and

(ii)	all trademarks as described in Schedule 2-2 (any and all trademarks subject to the security interest created hereunder being “Trademarks”).
1.2	Subsequent creation of security

The Collateral Provider agrees that upon the creation or acquisition by (or on behalf of) itself of any properties which are of the type (i) enumerated in clauses (a) and (b) of Section 1.1, including, without limitation, any Equity Interests in AJI or any other entities incorporated in Japan, and any patents, trademarks or copyrights registered in Japan or filed with the Japan Patent Office or (ii) otherwise required under the terms of the Credit Agreement or any other Loan Document to be pledged or otherwise encumbered for the benefit of the Secured Parties (including, without limitation, any Material Property), the Collateral Provider will notify the Collateral Agent thereof and promptly thereafter create in favour of the Secured Parties, a first priority security interest in all of the Collateral Provider’s rights, title and interest in and to any such properties or under such contract to the extent that such creation does not result in a breach of or constitute a default under any agreement to which the Collateral Provider is a party.

1.3	Collateral

All properties which are subject to any security interest created hereunder are herein collectively called the “Collateral.” The Collateral shall include all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to any and all of the forgoing Collateral (including, without limitation, proceeds and collateral that constitute property of the types described in clauses (a) and (b) of Section 1.1, Section 1.2 and this Section 1.3) and, to the extent not otherwise included, any indemnity, warranty or guaranty, payable by reason of loss or damages to or otherwise with respect to any of the foregoing Collateral. Notwithstanding anything herein to the contrary, in no event shall the Collateral include any lease, license, contract, property rights or agreement to which the Collateral Provider is a party or any of its rights or interest thereunder (other than the right to receive payments) if the creation of such security interest hereunder (i) shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Collateral Provider therein or in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement unless the Collateral Provider shall have obtained a consent or waiver with respect to the Liens created hereunder, or (ii) is prohibited by applicable law.
Section 2. Perfection of Security
(a)	With respect to any Collateral set out under Section 1, upon execution of this Agreement and subject to satisfaction of the conditions provided in Section 1 or upon the creation or acquisition by (or on behalf of) the Collateral Provider thereof, the Collateral Provider shall, at its sole cost and expense, take or cause to be taken all such procedures as are necessary for the perfection of each of such Collateral, and take or cause to be taken all further action that may be necessary or reasonably desired, or that the Collateral Agent or the Secured Parties may reasonably request, for such purpose. Without limiting the generality of the foregoing, the Collateral Provider shall at its sole cost and expense, (i) within 5 days from the Closing Date, deliver to the Collateral Agent for the rateable benefit of the Secured Parties all share certificates representing the AJI Shares in a manner

2

reasonably satisfactory to the Collateral Agent so as to be held by or on behalf of the Collateral Agent pursuant hereto and (ii) on or prior to the Closing Date, prepare, duly execute and deliver to the Collateral Agent a deed of assignment with respect to the Patents and Trademarks in such form substantially as shown in Exhibit A (joto shosho).
(b)	Each party understands that the Collateral Agent’s reasonable cooperation, including, without limitation, obtaining a power of attorney from the relevant Secured Party, is necessary for the registration of the assignment of the Intellectual Property Collateral or for the performance by the Collateral Provider of its obligations relating to the perfection of the security interests created hereunder. Moreover, the Collateral Provider shall retain a patent attorney (benrishi), of its choice, to prepare all necessary documents for the recordation of the assignment of the Intellectual Property Collateral or for the performance by the Collateral Provider of its obligations relating to the perfection of the security interests created hereunder.
(c)	The Collateral Agent shall hold the share certificates representing AJI Shares specified in clause (a) of this Section 2, delivered by the Collateral Provider within 5 days from the Closing Date and additional shares of capital stock to be issued by AJI, if any, and shares of any other entities incorporated in Japan in accordance with the provision of the Credit Agreement, if any, to the Collateral Agent upon its demand in accordance with Section 1.2, on behalf of the Secured Parties.
Section 3. Security for Obligations
This Agreement secures all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (all such obligations being the “Secured Obligations”).
Section 4. Collateral Provider Remains Liable
Anything herein to the contrary notwithstanding, (a) the Collateral Provider shall remain liable under the contracts and agreements relating to any Collateral, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or the Secured Parties of any of the rights hereunder shall not release the Collateral Provider from any of its duties or obligations under the contracts and agreements relating to any Collateral or in connection with any Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements relating to any Collateral or in connection with any Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Collateral Provider thereunder or in connection with any Collateral or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 5. Representations and Warranties
The Collateral Provider hereby makes the following representations and warranties to the Collateral Agent and the Secured Parties:
(a)	It is the sole, legal and beneficial owner of the Collateral (excluding, for the avoidance of doubt, any Collateral released under Section 18), free and clear of any Lien (other than an existing security interest created under the security agreement dated as of July 13, 2006, and entered into by and among the Collateral Provider, AJI and Bank of America, N.A. as collateral agent and any Liens permitted under Section 7.01 of the Credit Agreement), claim, option or right of others, and except

3

for the security interests created hereunder, and it has not agreed to encumber or cause or allow to be encumbered any Collateral with any Lien, claim, option or right of others.
(b)	It has not sold or agreed to sell, or otherwise disposed of or agreed to dispose of any or all of the Collateral.
(c)	As of the date of this Agreement and the Closing Date, the total number of the issued and outstanding shares of capital stock of AJI is 24,470,400, 99.79 percent. of which are owned by the Collateral Provider. The AJI Shares have been duly authorised and validly issued and are fully paid and non-assessable.
(d)	As of the date of this Agreement and the Closing Date, it has no patents, trademarks, or service marks, registered in Japan, or any patent, trademark or service mark applications, filed with the Japan Patent Office, other than the Patents and the Trademarks, and the patent and trademark applications listed on Schedules 2-1, 2-2 and 2-3.
(e)	A valid and perfected first priority security interest will be created in favour of the Secured Parties securing the payment of the Secured Obligations, in the case of AJI Shares, upon the delivery of the share certificates representing thereof to the Collateral Agent and in the case of the Patents and Trademarks, upon the recordation of assignment thereof to the Secured Parties.
(f)	It is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact its business, and is duly qualified under the laws of each jurisdiction in which qualification is required.
(g)	The execution and performance by itself of this Agreement have been duly authorised by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders, (ii) contravene its charter or bylaws or any other constitutive documents of itself, (iii) violate any provision of any law, rule, or regulation, or (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected.
(h)	This Agreement is the legal, valid, and binding obligation of the Collateral Provider, enforceable in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.
(i)	No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the creation of the security interests created hereunder or for the execution, delivery or performance of this Agreement by the Collateral Provider, (ii) the perfection or maintenance of any security interest created hereby (including the first priority nature of such security interest), except for the application to the Japan Patent Office for transfer of the Intellectual Property Collateral by way of security interest, or (iii) the exercise by the Collateral Agent of any voting or other rights provided for in this Agreement or the remedies in respect of any Collateral pursuant to this Agreement.
(j)	The creation of a security interest hereunder in any lease, license, contract, property rights or agreement to which the Collateral Provider is a party or any of the Collateral Provider’s rights thereunder (i) does not and will not constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Collateral Provider therein or in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement or (ii) does not and will not violate any law.

4

(k)	None of the properties listed on Schedules has been or is likely to be adjudged invalid or unenforceable in whole or part and all Patents and Trademarks listed on Schedules 2-1 and 2-2 and the AJI Shares are valid and enforceable.
(l)	None of the Collateral Provider and the properties listed on Schedules is or is likely to be subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such properties.
(m)	All information provided by the Collateral Provider to the Secured Parties through the Collateral Agent in connection with this Agreement, including the information set out in Schedules is true and accurate in all material respects and comprehensive, and there is no matter which renders or could render any of such information untrue, inaccurate or misleading in any respect.
(n)	Under the laws of Japan, there is no requirement that the Collateral Agent or any of the Secured Parties qualify to do business in Japan or comply with the requirement of any foreign lender statute or to pay any Tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of this Agreement or the other Loan Documents or the documents provided for therein, nor will the Collateral Agent or any of the other Secured Parties be subject to any other type of taxation in Japan solely as the result of the performance of such transactions or the enforcement of any rights or remedies granted under this Agreement or any of the other Loan Documents.
(o)	AJI has not adopted any internal rule (including its articles of incorporation), entered into any agreement with any third party, or taken any action whatsoever, which may restrict the disposition of the AJI Shares in connection with the enforcement of the pledge created hereunder.
Section 6. Undertakings
So long as any Secured Obligations remain unpaid, the Collateral Provider hereby covenants to do the following or not to do the following unless necessary consent is obtained from the relevant Persons in accordance with the provisions of the Credit Agreement.
(a)	It will warrant and defend and cause others to warrant and defend its rights, title and interest in and to any of the Collateral for the benefit of the Secured Parties against any claims and demands of all other Persons whomsoever.
(b)	It will continue to be the sole, legal and beneficial owner of each of the Collateral (excluding, for the avoidance of doubt, any Collateral released under Section 18), free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder.
(c)	It will comply and cause others to comply with all the provisions of any applicable law in order to establish and maintain any security interest created hereunder as a valid, perfected first priority security interest.
(d)	It will pay all reasonable costs, and all taxes and governmental charges in connection with the preparation, execution or amendment of this Agreement and the creation and perfection of or amendment to any security interest created hereunder (including, without limitation, registration fees incurred in connection with the registration of any security interest created hereunder and the recordation of any change made to any matters recorded on the patent registry or the trademark registry and reasonable fees and expenses of the Collateral Agent’s or the Secured Parties’ counsel relating thereto), and promptly pay or procure the payment of all fees and taxes and all other reasonable expenses whatsoever in respect of any of the Collateral, so that any security interest

5

created hereunder shall at all times be wholly preserved at the cost of the Collateral Provider and without expense to the Collateral Agent or any Secured Party.
(e)	Unless otherwise permitted under the Credit Agreement, it will not cause or allow any Lien, claim, option or right of others whatsoever to be created, incurred, placed or imposed upon any of its properties, including any Collateral.
(f)	Unless otherwise permitted under the Credit Agreement, it will not sell or otherwise dispose of, or cause to be sold or otherwise disposed of, any of its properties, including any Collateral, or any share or interest in any of the Collateral.
(g)	It will notify or cause to be notified the Collateral Agent forthwith if any order or notice of provisional attachment, provisional attachment for the purpose of assuring collection of taxes or public imposts or attachment with respect to any of its properties, including the Collateral, is dispatched.
(h)	It will not make or cause to be made any major alteration to any of the Collateral.
(i)	Upon completion of the registration of any patent or trademark with the Japan Patent Office in its name or upon the filing of an application for patent or trademark in its name with the Japan Patent Office, it will promptly notify the Collateral Agent thereof in writing, and in the case of the registration of a patent or trademark, will create a security interest in all of the Collateral Provider’s rights, title and interest in and to such registered patent or trademark in favour of the Secured Parties and perfect or cause to be perfected the security interest so created, in such manner as the Collateral Agent determines to be necessary and appropriate.
(j)	It will permit the Collateral Agent, its employees or Subagents (as defined in Section 12(b)) at all reasonable times and subject to at least twenty-four (24) hours prior notice to survey and/or inspect any of the Collateral, give or cause to be given all reasonable assistance in connection with such survey and inspection, and make or cause to be made all such repairs as such survey or inspection shall reveal to be necessary to enable the relevant Collateral to comply with the requirements hereof.
(k)	It will supply or cause to be supplied to the Collateral Agent, upon request by the Collateral Agent, full information regarding any of the Collateral.
(l)	It will keep or cause to be kept proper books of account in respect of any of the Collateral, and as and when the Collateral Agent may so require, ensure that such books are made available for inspection by the Collateral Agent.
(m)	It will not assign any right, duty, obligation or liability hereunder.
(n)	Unless otherwise permitted under the Credit Agreement and otherwise than the issue of shares for the purpose of or pursuant to a stock split or reverse stock split or any other means under which it does not cause AJI’s issued share capital to change under the Company Law of Japan or for the purpose of or pursuant to and followed by a merger or consolidation permitted under Section 7.04 of the Credit Agreement,, it will not permit AJI to issue any new Equity Interest.
Section 7. Further Assurances
(a)	The Collateral Provider agrees that from time to time, at the expense of the Collateral Provider, the Collateral Provider will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desired, or that the Collateral Agent or the Secured Parties may reasonably request, in order to create, perfect

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and protect any security interest created or purported to be created by the Collateral Provider hereunder or to enable the Collateral Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral.
(b)	The Collateral Provider will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with any Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
Section 8. Voting Rights; Dividends; Etc
(a)	So long as no Specified Default shall have occurred and be continuing:
(i)	The Collateral Provider shall be entitled to exercise any and all voting and other consensual rights pertaining to any Equity Interests which are subject to the security interest created hereunder for any purpose.

(ii)	The Collateral Provider shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of any Equity Interests which are subject to the security interest created hereunder if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, that any and all such dividends, interest and distributions shall be Collateral subject to any other applicable provisions of this Agreement.
(b)	Upon the occurrence and during the continuance of a Specified Default, upon notice by the Collateral Agent:
(i)	All rights of the Collateral Provider (I) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease and (II) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent and the Secured Parties, which shall thereupon have the sole right as against the Collateral Provider to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(ii)	All dividends, interest and other distributions that are received by the Collateral Provider contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in custody for the benefit of the Secured Parties, shall be segregated from other funds of the Collateral Provider and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).
For purposes of this Agreement, “Specified Default” means the occurrence and continuance of (i) an Event of Default or (ii) a Default under clause (f) or (g) of Section 8.01 of the Credit Agreement.
Section 9. Intellectual Property Collateral
(a)	With respect to each item of its Intellectual Property Collateral, the Collateral Provider agrees to take, at its expense, all necessary steps to (i) maintain the validity and enforceability of any Intellectual Property Collateral and maintain any Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent or trademark now or hereafter included in the Intellectual Property Collateral or each of the patent or trademark applications listed on Schedule 2-3 or hereafter notified to the Collateral Agent, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by any

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governmental authorities, the filing of applications for renewal or extension, the payment of maintenance fees and the participation in interference, re-examination, opposition, cancellation, infringement and misappropriation proceedings. The Collateral Provider shall not, without obtaining consent of the relevant Person in accordance with the Credit Agreement, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any application for a patent or trademark filed with the Japan Patent Office, unless the loss thereof could not reasonably be expected to have a Material Adverse Effect, in which case, the Collateral Provider will give prompt notice of any such abandonment to the Collateral Agent.
(b)	The Collateral Provider shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of the Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality and singly or jointly with the Collateral Agent and the Secured Parties, as the Collateral Agent instructs, defending or bringing any infringement or other proceedings with respect to any Intellectual Property Collateral.
Section 10. Collateral Agent Appointed Attorney-in-Fact
The Collateral Provider hereby irrevocably appoints the Collateral Agent the Collateral Provider’s attorney-in-fact, with full authority in the place and stead of the Collateral Provider and in the name of the Collateral Provider or otherwise, from time to time, upon the occurrence and during the continuance of a Specified Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
(a)	to ask for, demand, collect, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and
(b)	to receive, indorse and collect any drafts or other instruments or documents in connection with clause (a) above.
Section.11 Collateral Agent and the Secured Parties May Perform
If the Collateral Provider fails to perform any agreement contained herein, the Collateral Agent or the Secured Parties may, as either deems necessary to protect any security interest created hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent or the Secured Parties incurred in connection therewith shall be payable by the Collateral Provider under Section 14.
Section 12. The Collateral Agent’s Duties
(a)	The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercising of reasonable care with respect to the Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral

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Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as the Collateral Provider reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

(b)	Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (ii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent.
Section 13. Remedies
If any Specified Default shall have occurred and be continuing:
(a)	The Collateral Agent or the Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party upon default under the applicable law and also may: (i) require the Collateral Provider to, and the Collateral Provider hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by the Collateral Provider where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Collateral Provider in respect of such occupation; and (iv) exercise any and all rights and remedies of the Collateral Provider under or in connection with the Collateral, or otherwise in respect of the Collateral. The Collateral Provider agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Collateral Provider of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent or the Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.
(b)	Any cash held by or on behalf of the Collateral Agent or the Secured Parties and all cash proceeds received by or on behalf of the Collateral Agent or the Secured Parties in respect of any sale of, collection from, or other realisation upon all or any part of the Collateral may, in the discretion of the Collateral Agent or the Secured Parties, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent or the Secured Parties pursuant to Section 14) in whole or in part by the Collateral Agent for the rateable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the manner set forth under Section 8.03 of the Credit Agreement. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent or the Secured Parties and remaining after payment in full of all the Secured Obligations shall be paid over to the Collateral Provider or to whomsoever may be lawfully entitled to receive such surplus.

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(c)	All payments received by the Collateral Provider in respect of the Collateral shall be received in custody for the benefit of the Secured Parties, shall be segregated from other funds of the Collateral Provider and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
Section 14. Indemnity and Expenses
(a)	The Collateral Provider agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement or any Collateral (including, without limitation, enforcement of this Agreement and any breach or alleged breach of any of the representations, warranties or covenants, or agreements made by the Collateral Provider hereunder), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct.
(b)	The Collateral Provider will upon demand pay to the Collateral Agent or the Secured Parties the amount of any and all taxes and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent or the Secured Parties may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder or (iv) the failure by the Collateral Provider to perform or observe any of the provisions hereof.
Section 15. Amendments; Waivers; Additional Collateral Providers; Etc.
No amendment or waiver of any provision of this Agreement, and no consent to the departure by the Collateral Provider herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Secured Parties in accordance with the provisions of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Section 16. Notices, Etc.
Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b) of the Credit Agreement), all notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: in the case of the Collateral Agent, Secured Parties and the Collateral Provider, addressed to them at their respective addresses specified in the Credit Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the

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opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.02(b) of the Credit Agreement shall be effective as provided in such subsection. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
Section 17. Continuing Security Interest; Assignments under the Credit Agreement
This Agreement shall create a continuing security interest in each of the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Maturity Date and (iii) the termination or expiration of all Commitments and all Letters of Credit, (b) be binding upon the Collateral Provider, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes, if any, held by it) and other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.
Section 18. Release; Termination
(a)	Upon any Disposition of any item of the Collateral in accordance with the terms of the Loan Documents, the Secured Parties and the Collateral Agent will, at the Collateral Provider’s expense, execute and deliver to the Collateral Provider (without recourse or representation or warranty) such documents as the Collateral Provider shall reasonably request to evidence the release of such item of the Collateral from the security interests created hereby; provided, that (i) at the time of such request and such release no Specified Default shall have occurred and be continuing, (ii) the Collateral Provider shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of the Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Secured Parties and the Collateral Agent and a certificate of the Collateral Provider to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent or the Secured Parties may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 8.03 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under Section 8.03 of the Credit Agreement.
(b)	Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Maturity Date and (iii) the termination or expiration of all Commitments and all Letters of Credit, the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Collateral Provider. Upon any such termination, the Secured Parties and Collateral Agent will, at the Collateral Provider’s expense, execute and deliver to the Collateral Provider (without recourse or representation or warranty) such documents as the Collateral Provider shall reasonably request to evidence such termination.

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Section 19. Execution in Counterparts
This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
Section 20. Governing Law and Jurisdiction
This Agreement shall be governed by, and construed in accordance with, the laws of Japan. Any disputes or controversies between the parties arising out of or in connection with the interpretation or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the Tokyo District Court.
This Agreement has been entered into as of the date stated at the beginning of this Agreement.

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Exhibit G-4
TAIWANESE PATENT SECURITY AGREEMENT
     This TAIWANESE PATENT SECURITY AGREEMENT, dated as of                     , 2007 (this “Agreement”), is made by ASYST TECHNOLOGIES, INC. (the “Grantor” or the “Company”), in favor of                                          as the Taiwan collateral agent (together with its successor(s) thereto in such capacity, the “Taiwan Collateral Agent”) for itself and each of the other Secured Parties (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Section 1 below).
W I T N E S S E T H :
     WHEREAS, pursuant to a Credit Agreement, dated as of                     , 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”), the Designated Borrowers from time to time party thereto (the Designated Borrowers, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders from time to time party thereto and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, pursuant to the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Taiwan Collateral Agent a continuing security interest in all of the Patent Collateral to secure all Secured Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Certain Definitions.
     (a) The following terms when used in this Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     “Agreement” is defined in the preamble.
     “AJI” is defined in the first recital.
     “ASI” is defined in the first recital.
     “Borrowers” is defined in the first recital.
     “Company” is defined in the first recital.
     “Credit Agreement” is defined in the first recital.
     “Grantor” is defined in the preamble.
     “Intellectual Property Office” means the Intellectual Property Office of the Ministry of Economic Affairs of the Republic of China.
     “Patents” is defined in Section 2.
     “Patent Collateral” is defined in Section 2.
     “Secured Obligations” is defined in Section 3.
     “Taiwan Collateral Agent” is defined in the preamble.
     “Termination Date” means the date on which all Secured Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Secured Hedge Agreements have been terminated and all Commitments shall have terminated.
     (b) Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Agreement with such meanings.
     SECTION 2. Grant of Security Interest. The Grantor hereby pledges to the Taiwan Collateral Agent, as joint and several creditors under Article 283 of the Civil Code of the Republic of China, for its benefit and the ratable benefit of each other Secured Party, all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (“Patent Collateral”) as a continuing security for the due and punctual payment and performance of the Secured Obligations.

     (a) each patent referred to in Schedule I and all inventions claimed or disclosed therein and all improvements thereto (collectively, “Patents”);
     (b) the right to sue third parties for past, present and future infringements of any Patent; and
     (c) all proceeds of, and rights associated with, the foregoing (including proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 3. Security for Obligations. This Agreement secures all Obligations of Foreign Obligors, including but not limited to principal, interest, default interest, default penalties, fees, expenses, disbursements, compensation, expenses for acquiring enforcement titles, expenses for compulsory execution and participating in distribution of enforcement proceeds (including but not limited to the commitment fees, arrangement fees, agency fees, operation fees, insurance premiums advanced by the Taiwan Collateral Agent or any other Secured Party, warehouse rent, moving expenses, and other expenses) and all damages and other amounts resulting from the non performance of Obligations of the Grantor (collectively the “Secured Obligations”).
     SECTION 4. Perfection of Security. With respect to any Patent Collateral, upon execution of this Agreement or upon acquisition by the Grantor thereof, the Grantor shall, at its sole cost and expense, take or cause to be taken all such procedures as are necessary for the perfection of each of such Patent Collateral, and take or cause to be taken all further action that may be necessary or reasonably desired, or that the Taiwan Collateral Agent may reasonably request, for such purpose. Without limiting the generality of the foregoing, the Grantor shall, at its sole cost and expense, prepare any and all such documents as are necessary for the registration or perfection of the security interests in the Patent Collateral.
     SECTION 5. Representations and Warranties. The Grantor represents and warrants as set forth below:
     (a) It is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact its business, and is duly qualified under the laws of each jurisdiction in which qualification is required.
     (b) The execution and performance by itself of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders, (ii) contravene the articles of incorporation or any other constitutive documents of itself, (iii) violate any provision of any law, rule, or regulation, or (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected.
     (c) This Agreement is the legal, valid, and binding obligation of the Grantor, enforceable in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.
     (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the execution, delivery or performance of this Agreement by the Grantor except filing with the Intellectual Property Office with respect to the creation of the security interest or perfection of the security interest created hereunder and application to the court for foreclosure of part or all of the Patent Collateral.
     (e) The Patents set forth in Schedule I hereto is a complete and accurate list of all patents issued by the Intellectual Property Office and owned by the Grantor.
     (f) None of the Patent Collateral has been or is likely to be adjudged invalid or unenforceable in whole or part and all Patent Collateral is valid and enforceable.
     (g) It is the sole, legal and beneficial owner of each of the Patent Collateral, free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder, and it has not agreed to encumber or cause or allow to be encumbered any Patent Collateral with any Lien, claim, option or right of others other than the security interest created hereunder. The Patent Collateral is not prohibited from possession, transfer or pledge and is not seized or subject to any attachment.
     (h) This Agreement creates in favor of the Taiwan Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority security interest in the Patent Collateral, securing the payment of the Secured Obligations, and all filings and registrations or other actions necessary or desirable to perfect such security interest have been duly made or taken and are in full force and effect.

     (i) The value of each Patent Collateral was measured by the Grantor or any other Person in good faith and in a commercially reasonable manner and reasonably reflects the fair market value thereof.
     (j) All information provided by the Grantor in connection with this Agreement, including the information set out in Schedule I is true and accurate in all material respects and comprehensive, and there is no matter which renders or could render any of such information untrue, inaccurate or misleading in any material respect.
     (k) Other than as specified in Schedule II, under the Laws of the Republic of China, there is no requirement that the Taiwan Collateral Agent, in its capacity as pledgee or secured party, or any of the other Secured Parties qualify to do business in such jurisdiction or comply with the requirement of any foreign lender statute or to pay any Tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of this Agreement or the other Loan Documents or the documents provided for therein, nor will the Taiwan Collateral Agent or any of the other Secured Parties will be subject to any other type of taxation in such jurisdiction solely as the result of the performance of such transactions or the enforcement of any rights or remedies granted under this Agreement or any of the other Loan Documents.
     (l) The Grantor clearly understands the scope of indebtedness secured under the pledge created under this Agreement and the Taiwan Collateral Agent has the right to foreclose any of the Patent Collateral to pay the Secured Obligations.
     (m) The Grantor hereby represents that it was given a reasonable period of time to review and understand the provisions of this Agreement in full before having it executed.
     (n) None of the Grantor and the Patent Collateral listed on Schedule I is or is likely to be subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such properties.
     SECTION 6. Covenants. Until the occurrence of the Termination Date, the Grantor shall:
     (a) warrant and defend and cause others to warrant and defend its rights, title and interest in and to any of the Patent Collateral for the benefit of the Secured Parties against any claims and demands of all other Persons whomsoever;

     (b) continue to be the sole, legal and beneficial owner of each of the Patent Collateral, free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder;
     (c) comply and cause others to comply with all the provisions of any applicable law in order to establish and maintain any of the security created hereunder as a valid, perfected, first priority security;
     (d) pay all costs, taxes, and governmental charges in connection with the preparation, execution or amendment of this Agreement and the creation and perfection of or amendment to any security interest created hereunder (including, without limitation, registration fees incurred in connection with the registration of any security interest created hereunder and the recordation of any change made to any matters recorded on the Intellectual Property Office and reasonable fees and expenses of the Taiwan Collateral Agent’s counsel relating thereto), and promptly pay or procure that the payment of all fees, taxes and other expenses whatsoever in respect of any of the Patent Collateral, so that any security created hereunder shall at all times be wholly preserved at the cost of the Grantor and without expense to the Taiwan Collateral Agent or any Secured Party;
     (e) notify or cause to be notified the Taiwan Collateral Agent forthwith if any order or notice of provisional attachment, provisional attachment for the purpose of assuring collection of taxes or public imposts or attachment with respect to any of its properties, including the Patent Collateral, is dispatched;
     (f) upon completion of the registration of any patent with the Intellectual Property Office in its name or upon the filing of an application for patent in its name with the Intellectual Property Office, promptly notify the Taiwan Collateral Agent thereof, and in the case of the registration of a patent, will, on demand by the Taiwan Collateral Agent, create a security interest in all of the Grantor’s right, title and interest in and to such registered patent in favor of the Secured Parties and perfect or cause to be perfected the security interest so created, in such manner as the Taiwan Collateral Agent determines to be necessary and appropriate;
     (g) not assign any right, duty, obligation or liability hereunder without the prior written consent of the Taiwan Collateral Agent;
     (h) take, at its expense, all necessary steps to (i) maintain the validity and enforceability of any Patent Collateral and maintain any Patent Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent now or hereafter included in the Patent Collateral, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by any governmental authorities, the filing of applications for renewal or extension, the payment of maintenance fees and the participation in interference, re-examination, opposition, cancellation, infringement and misappropriation proceedings; and
     (i) not, without the written consent of the Taiwan Collateral Agent, discontinue use of or otherwise abandon any Patent Collateral, or abandon any filed application for patents, unless the loss thereof could not reasonably be expected to have a Material Adverse Effect, in which case, the Grantor will give prompt notice of any such abandonment to the Taiwan Collateral Agent.
     SECTION 7. Further Assurances.
     (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desired, or that the Taiwan Collateral Agent may reasonably request, in order to perfect and protect any security interest created or purported to be created by the Grantor hereunder or to enable the Taiwan Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Patent Collateral.
     (b) The Grantor will furnish to the Taiwan Collateral Agent from time to time statements and schedules further identifying and describing the Patent Collateral and such other reports in connection with any Patent Collateral as the Taiwan Collateral Agent may reasonably request, all in reasonable detail.
     SECTION 8. Foreclosure. If an Event of Default has occurred and is continuing, the Taiwan Collateral Agent may foreclose all or any part of the Patent Collateral and apply the proceeds of any such foreclosure in accordance with Section 8.03 of the Credit Agreement.
     SECTION 9. Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other collateral provider) or entity or any Collateral securing the Obligations, as the case may be.

     SECTION 10. Release of Liens. Upon (i) the Disposition of Patent Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Patent Collateral (in the case of clause (i)) or (B) all Patent Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Taiwan Collateral Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Taiwan Collateral Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 11. Taiwan Collateral Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Taiwan Collateral Agent may, as the Taiwan Collateral Agent deems necessary to protect any security interest created hereunder in any of the Patent Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Taiwan Collateral Agent incurred in connection therewith shall be payable by the Grantor.
     SECTION 12. Taiwan Collateral Agent’s Duties. The powers conferred on the Taiwan Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Patent Collateral and shall not impose any duty upon it to exercise any such powers. Except for exercising reasonable care for any of the Patent Collateral in its possession and the accounting for moneys actually received by it hereunder, the Taiwan Collateral Agent shall have no duty as to any of the Patent Collateral, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any of the Patent Collateral. The Taiwan Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Patent Collateral in its possession if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Taiwan Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.
     SECTION 13. Assignments by Secured Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Grantor may not assign or transfer its rights or obligations hereunder without the consent of the Taiwan Collateral Agent. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes, if any, held by it) and other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.
     SECTION 14. Amendments. No amendment or waiver of any provision of this Agreement, and no consent to the departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Taiwan Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Taiwan Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     SECTION 15. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.
     SECTION 16. Governing Law And Entire Agreement. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE REPUBLIC OF CHINA. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 17. Jurisdiction. The Grantor agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Taipei District Court, Taipei, Taiwan, and hereby irrevocably submits to the non-exclusive jurisdiction of such court.
     SECTION 18. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 19. Governing Language. This Agreement has been prepared in English and Chinese. In the event of inconsistencies between the English version and the Chinese version, the Chinese version shall prevail.
* * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

ASYST TECHNOLOGIES INC.
By:
Name:
Title:

____________________________________ as Taiwan Collateral Agent
By:
Name:
Title:

TAIWANESE TRADEMARK SECURITY AGREEMENT
     This TAIWANESE TRADEMARK SECURITY AGREEMENT, dated as of                     , 2007 (this “Agreement”), is made by ASYST TECHNOLOGIES, INC., a California corporation (the “Grantor” or the “Company”), in favor of                      as the Taiwan collateral agent (together with its successor(s) thereto in such capacity, the “Taiwan Collateral Agent”) for itself and each of the other Secured Parties (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Section 1 below).
W I T N E S S E T H :
     WHEREAS, pursuant to a Credit Agreement, dated as of                     , 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”), the Designated Borrowers from time to time party thereto (the Designated Borrowers, collectively with the Company, AJI and ASI, the “Borrowers”), the Lenders from time to time party thereto and the Administrative Agent, Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, pursuant to the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Taiwan Collateral Agent a continuing security interest in all of the Trademark Collateral to secure all Secured Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Certain Definitions
     (a) The following terms when used in this Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof);
     “Agreement” is defined in the preamble.
     “AJI” is defined in the first recital.
     “ASI” is defined in the first recital.
     “Borrowers” is defined in the first recital.
     “Company” is defined in the first recital.
     “Credit Agreement” is defined in the first recital.

     “Grantor” is defined in the preamble.
     “Intellectual Property Office” means the Intellectual Property Office of the Ministry of Economic Affairs of the Republic of China.
     “Secured Obligations” is defined in Section 3.
     “Taiwan Collateral Agent” is defined in the preamble.
     “Termination Date” means the date on which all Secured Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Secured Hedge Agreements have been terminated and all Commitments shall have terminated.
     “Trademarks” is defined in Section 2.
     “Trademark Collateral” is defined in Section 2.
     (b) Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Agreement with such meanings.
     SECTION 2. Grant of Security Interest. The Grantor hereby pledges to the Taiwan Collateral Agent, as joint and several creditors under Article 283 of the Civil Code of the Republic of China for the benefit of the Secured Parties, all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Trademark Collateral”) as a continuing security for the due and punctual payment and performance of the Secured Obligations.
     (a) the trademarks referred to in Schedule I (collectively “Trademarks”);
     (b) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a); and
     (c) all proceeds of, and rights associated with, the foregoing (including proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 3. Security for Obligations. This Agreement secures all Obligations of Foreign Obligors, including but not limited to principal, interest, default interest, default penalties, fees, expenses, disbursements, compensation, expenses for acquiring enforcement titles, expenses for compulsory execution and participating in distribution of enforcement proceeds (including but not limited to the commitment fees, arrangement fees, agency fees, operation fees, insurance premiums advanced by the Taiwan Collateral Agent or any other Secured Party, warehouse rent, moving expenses, and other expenses) and all damages and other amounts resulting from the non performance of Obligations of the Grantor (collectively the “Secured Obligations”)

     SECTION 4. Perfection of Security. With respect to any Trademark Collateral, upon execution of this Agreement or upon acquisition by the Grantor thereof, the Grantor shall, at its sole cost and expense, take or cause to be taken all such procedures as are necessary for the perfection of each of such Trademark Collateral, and take or cause to be taken all further action that may be necessary or reasonably desired, or that the Taiwan Collateral Agent may reasonably request, for such purpose. Without limiting the generality of the foregoing, the Grantor shall, at its sole cost and expense, prepare any and all such documents as are necessary for the registration or perfection of the security interests in the Trademark Collateral.
     SECTION 5. Representations and Warranties. The Grantor represents and warrants as set forth below:
     (a) It is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact its business, and is duly qualified under the laws of each jurisdiction in which qualification is required.
     (b) `The execution and performance by itself of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders, (ii) contravene the articles of incorporation or any other constitutive documents of itself, (iii) violate any provision of any law, rule, or regulation, or (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected.
     (c) This Agreement is the legal, valid, and binding obligation of the Grantor, enforceable in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.
     (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the execution, delivery or performance of this Agreement by the Grantor, except filing with the Intellectual Property Office with respect to the creation of the security interest or perfection of the security interest created hereunder and application to the court for foreclosure of part or all of the Trademark Collateral.
     (e) The Trademarks set forth in Schedule I hereto is a complete and accurate list of all Trademarks issued by the Intellectual Property Office and owned by the Grantor.
     (f) None of the Trademark Collateral has been or is likely to be adjudged invalid or unenforceable in whole or part and all Trademark Collateral is valid and enforceable.
     (g) It is the sole, legal and beneficial owner of each of the Trademark Collateral, free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder, and it has not agreed to encumber or cause or allow to be encumbered any Collateral with any Lien, claim, option or right of others. The Trademark Collateral is not prohibited from possession, transfer or pledge and is not seized or subject to any attachment.

     (h) This Agreement creates in favor of the Secured Parties a valid and perfected first priority security interest in the Trademark Collateral, securing the payment of the Secured Obligations, and all filings and registrations or other actions necessary or desirable to perfect such security interest have been duly made or taken and are in full force and effect.
     (i) The value of each property of the Trademark Collateral was measured by the Grantor or any other Person in good faith and in a commercially reasonable manner and reasonably reflects the fair market value thereof.
     (j) All information provided by the Grantor in connection with this Agreement, including the information set out in Schedule is true and accurate in all material respects and comprehensive, and there is no matter which renders or could render any of such information untrue, inaccurate or misleading in any material respect.
     (k) Other than as specified in Schedule II, under the Laws of Republic of China, there is no requirement that the Taiwan Collateral Agent, in its capacity as pledgee or secured party, or any of the other Secured Parties qualify to do business in such jurisdiction or comply with the requirement of any foreign lender statute or to pay any Tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of this Agreement or the other Loan Documents or the documents provided for therein, nor the Taiwan Collateral Agent or any of the other Secured Parties will be subject to any other type of taxation in such jurisdiction solely as the result of the performance of such transactions or the enforcement of any rights or remedies granted under this Agreement or any of the other Loan Documents.
     (l) The Grantor clearly understands the scope of indebtedness secured under the pledge created under this Agreement and the Taiwan Collateral Agent has the right to foreclose any of the Trademark Collateral to pay the Secured Obligations.
     (m) The Grantor hereby represents that it was given a reasonable period of time to review and understand the provisions of this Agreement in full before having it executed.
     (n) None of the Grantor and the Trademark Collateral listed on Schedule I is or is likely to be subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such properties.
     SECTION 6. Covenants. Until the occurrence of the Termination Date, the Grantor shall:
     (a) warrant and defend and cause others to warrant and defend its rights, title and interest in and to any of the Trademark Collateral for the benefit of the Secured Parties against any claims and demands of all other Persons whomsoever;
     (b) continue to be the sole, legal and beneficial owner of each of the Trademark Collateral, free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder;

     (c) comply and cause others to comply with all the provisions of any applicable law in order to establish and maintain any of the security created hereunder as a valid, perfected, first priority security;
     (d) pay all costs, taxes, and governmental charges in connection with the preparation, execution or amendment of this Agreement and the creation and perfection of or amendment to any security interest created hereunder (including, without limitation, registration fees incurred in connection with the registration of any security interest created hereunder and the recordation of any change made to any matters recorded on the Intellectual Property Office and reasonable fees and expenses of the Taiwan Collateral Agent’s counsel relating thereto), and promptly pay or procure that the payment of all fees, taxes and other expenses whatsoever in respect of any of the Trademark Collateral, so that any security created hereunder shall at all times be wholly preserved at the cost of the Grantor and without expense to the Taiwan Collateral Agent or any Secured Party;
     (e) notify or cause to be notified the Taiwan Collateral Agent forthwith if any order or notice of provisional attachment, provisional attachment for the purpose of assuring collection of taxes or public imposts or attachment with respect to any of its properties, including the Trademark Collateral, is dispatched;
     (f) upon completion of the registration of any trademark with the Intellectual Property Office in its name or upon the filing of an application for trademark in its name with the Intellectual Property Office, promptly notify the Taiwan Collateral Agent thereof, and in the case of the registration of a trademark, will, on demand by the Taiwan Collateral Agent, create a security interest in all of the Grantor’s right, title and interest in and to such registered trademark in favor of the Secured Parties and perfect or cause to be perfected the security interest so created, in such manner as the Taiwan Collateral Agent determines to be necessary and appropriate;
     (g) not assign any right, duty, obligation or liability hereunder without the prior written consent of the Taiwan Collateral Agent;
     (h) take, at its expense, all necessary steps to (i) maintain the validity and enforceability of any Trademark Collateral and maintain any Trademark Collateral in full force and effect, and (ii) pursue the registration and maintenance of each trademark now or hereafter included in the Trademark Collateral, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by any governmental authorities, the filing of applications for renewal or extension, the payment of maintenance fees and the participation in interference, re-examination, opposition, cancellation, infringement and misappropriation proceedings; and
     (i) not, without the written consent of the Taiwan Collateral Agent, discontinue use of or otherwise abandon any Trademark Collateral, or abandon any filed application for trademarks, unless the loss thereof could not reasonably be expected to have a Material Adverse Effect, in which case, the Grantor will give prompt notice of any such abandonment to the Taiwan Collateral Agent.

     SECTION 7. Further Assurances.
     (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desired, or that the Taiwan Collateral Agent may reasonably request, in order to perfect and protect any security interest created or purported to be created by the Grantor hereunder or to enable the Taiwan Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Trademark Collateral.
     (b) The Grantor will furnish to the Taiwan Collateral Agent from time to time statements and schedules further identifying and describing the Trademark Collateral and such other reports in connection with any Trademark Collateral as the Taiwan Collateral Agent may reasonably request, all in reasonable detail.
     SECTION 8. Foreclosure. If an Event of Default has occurred and is continuing, the Taiwan Collateral Agent may foreclose all or any part of the Trademark Collateral and apply the proceeds of any such foreclosure in accordance with Section 8.03 of the Credit Agreement.
     SECTION 9. Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other collateral provider) or entity or any Collateral securing the Obligations, as the case may be.
     SECTION 10. Release of Liens. Upon (i) the Disposition of Trademark Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Trademark Collateral (in the case of clause (i)) or (B) all Trademark Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Taiwan Collateral Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Taiwan Collateral Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 11. Taiwan Collateral Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Taiwan Collateral Agent may, as the Taiwan Collateral Agent deems necessary to protect any security interest created hereunder in any of the Trademark Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Taiwan Collateral Agent incurred in connection therewith shall be payable by the Grantor.
     SECTION 12. Taiwan Collateral Agent’s Duties. The powers conferred on the Taiwan Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Trademark Collateral and shall not impose any duty upon it to exercise any such powers. Except for exercising reasonable care for any of the Trademark Collateral in its possession and the accounting for moneys actually received by it hereunder, the Taiwan Collateral Agent shall have no duty as to any of the Trademark Collateral, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any of the Trademark Collateral. The Taiwan Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Trademark Collateral in its possession if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Taiwan Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.
     SECTION 13. Assignments by Secured Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Grantor may not assign or transfer its rights or obligations hereunder without the consent of the Taiwan Collateral Agent. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes, if any, held by it) and other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.
     SECTION 14. Amendments. No amendment or waiver of any provision of this Agreement, and no consent to the departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Taiwan Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Taiwan Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     SECTION 15. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.
     SECTION 16. Governing Law And Entire Agreement. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE REPUBLIC OF CHINA. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 17. Jurisdiction. The Grantor agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Taipei District Court, Taipei, Taiwan, and hereby irrevocably submits to the non-exclusive jurisdiction of such court.
     SECTION 18. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
* * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by Responsible Officer as of the date first above written.

ASYST TECHNOLOGIES INC.
By:
Name:
Title:

as Taiwan Collateral Agent
By:
Name:
Title:

TAIWANESE ACCOUNTS PLEDGE AGREEMENT
This TAIWANESE ACCOUNTS PLEDGE AGREEMENT, dated as of                     , 2007 (this “Agreement”), is made by ASYST SHINKO TAIWAN, INC. (the “Pledgor”), in favor of                      as the Taiwan collateral agent (together with its successor(s) thereto in such capacity, the “Taiwan Collateral Agent”) for itself and each of the other Secured Parties (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Section 1 below).
W I T N E S S E T H :
WHEREAS, pursuant to a Credit Agreement, dated as of                    , 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Asyst Technologies, Inc. ( “ATI”), Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”), the Designated Borrowers from time to time party thereto (the Designated Borrowers, collectively with ATI, AJI and ASI, the “Borrowers”), the Lenders from time to time party thereto and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
WHEREAS, pursuant to the Credit Agreement, the Pledgor is required to execute and deliver this Agreement and to grant to the Taiwan Collateral Agent a continuing security interest in all of the Pledged Accounts to secure all Secured Obligations; and
WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Agreement; and
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees, for the benefit of each Secured Party, as follows:
1. INTERPRETATION
1.1	Definitions and Construction. In this Agreement, unless the context requires otherwise:

“Account Banks” means the banks with which the Pledged Accounts have been established.

“Pledged Accounts” means the deposit accounts of the Pledgor described in the Schedule I and all sums now or hereafter deposited in such accounts and all additions to or renewals or replacements thereof (in whatever currency) and all interest or other sums which may accrue from time to time thereon.

“Secured Obligations” is defined in Section 2.2.

“Termination Date” means the date on which all Secured Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash

Collateralized), all Secured Hedge Agreements have been terminated and all Commitments shall have terminated.
1.2	Terms Defined in the Credit Agreement. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Agreement with such meanings.
2. PLEDGE
2.1	Pledge. The Pledgor hereby pledges to the Taiwan Collateral Agent, as joint and several creditors under Article 283 of the Civil Code of the Republic of China, for its benefit and the ratable benefit of each other Secured Party, each of the Pledged Accounts and all its right, title, interest and benefit therein and thereto as a continuing security for the due and punctual payment of the Secured Obligations.

2.2	Security for Obligations. This Agreement secures all Obligations of Foreign Obligors, including but not limited to principal, interest, default interest, default penalties, fees, expenses, disbursements, compensation, expenses for acquiring enforcement titles, expenses for compulsory execution and participating in distribution of enforcement proceeds (including but not limited to the commitment fees, arrangement fees, agency fees, operation fees, insurance premiums advanced by the Taiwan Collateral Agent or any other Secured Party, warehouse rent, moving expenses, and other expenses) and all damages and other amounts resulting from the non performance of Obligations of the Pledgor (collectively the “Secured Obligations”).

2.3	Perfection of Pledge. The Pledgor shall, upon the execution of this Agreement, deliver to the Taiwan Collateral Agent the passbook with respect to each of the Pledged Accounts and issue a notice of pledge (“Notice of Pledge”) in the form set out in Appendix 1 to each relevant Account Bank with which a Pledged Account is established.

2.4	Continuing Pledge. The Pledgor shall, by the close of business hours of the last banking day of each week, provide each Account Bank with a notice of continuing pledge in the form set forth in Appendix 2 (the “Notice of Continuing Pledge”) that the then current credit balance of each of the Pledged Accounts is secured by and subject to the security interest created under this Agreement. The Pledgor hereby appoints the Taiwan Collateral Agent to be its authorized agent for the purpose of executing in the Pledgor’s name and on the Pledgor’s behalf the Notice of Continuing Pledge in favor of the Taiwan Collateral Agent for the benefit of the Secured Parties in respect of the Pledged Accounts held with the Accounts Banks, in accordance with this Agreement.

2.5	Discharge. Upon the occurrence of the Termination Date, the Taiwan Collateral Agent will, at the Pledgor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Pledged Accounts, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

3.	REPRESENTATIONS AND WARRANTIES

3.1	The Pledgor represents and warrants as set forth below:
(a) It is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact its business, and is duly qualified under the laws of each jurisdiction in which qualification is required.
(b) The execution and performance by itself of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders, (ii) contravene the articles of incorporation or any other constitutive documents of itself, (iii) violate any provision of any law, rule, or regulation, or (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected.
(c) This Agreement is the legal, valid, and biding obligation of the Pledgor, enforceable in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.
(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the delivery or performance of this Agreement by the Pledgor except Notice of Pledge and Notice of Continuing Pledge to the Account Banks and application to the court for foreclosure of part or all of the Pledged Accounts.
(e) The Pledged Accounts set forth in the Schedule I hereto is a complete and accurate list of all bank accounts (other than the Excluded Accounts) of the Pledgor in Taiwan.
(f) None of the Pledged Account has been or is likely to be adjudged invalid or unenforceable in whole or part and all of the Pledged Accounts are valid and enforceable.
(g) It is the sole, legal and beneficial owner of each of the Pledged Accounts, free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder, and it has not agreed to encumber or cause or allow to be encumbered any Pledged Account with any Lien, claim, option or right of others other than the security interest created hereunder. The Pledged Accounts are not prohibited from possession, transfer or pledge and are not seized or subject to any attachment.
(h) This Agreement creates in favor of the Taiwan Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority security interest in the Pledged Accounts, securing the payment of the Secured Obligations, and all actions necessary or desirable to perfect such security interest have been duly made or taken and are in full force and effect.

(i) All information provided by the Pledgor in connection with this Agreement, including the information set out in Schedule I is true and accurate in all material respects and comprehensive, and there is no matter which renders or could render any of such information untrue, inaccurate or misleading in any material respect.
(j) Other than as specified in Schedule II, under the Laws of the Republic of China, there is no requirement that the Taiwan Collateral Agent, in its capacity as pledgee or secured party, or any of the other Secured Parties qualify to do business in such jurisdiction or comply with the requirement of any foreign lender statute or to pay any Tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of this Agreement or the other Loan Documents or the documents provided for therein, nor will the Taiwan Collateral Agent or any of other Secured Parties will be subject to any other type of taxation in such jurisdiction solely as the result of the performance of such transactions or the enforcement of any rights or remedies granted under this Agreement or any of the other Loan Documents.
(k) The Pledgor clearly understands the scope of indebtedness secured under the pledge created under this Agreement and the Taiwan Collateral Agent has the right to foreclose any of the Pledged Accounts to pay the Secured Obligations.
(l) The Pledgor hereby represents that it was given a reasonable period of time to review and understand the provisions of this Agreement in full before having it executed.
(m) None of the Pledgor and the Pledged Accounts listed on Schedule I is or is likely to be subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such properties.
4.	UNDERTAKINGS

4.1	Notice Continuing Pledge. The procedure set out in Clause 2.3 of this Agreement to issue Notice of Continuing Pledge to the Account Banks shall be strictly followed.

4.2	Preservation of Security. Until the occurrence of the Termination Date, the Pledgor shall:
(a) warrant and defend and cause others to warrant and defend its rights, title and interest in and to any of the Pledged Accounts for the benefit of the Secured Parties against any claims and demands of all other Persons whomsoever;
(b) continue to be the sole, legal and beneficial owner of each of the Pledged Accounts, free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder;
(c) comply and cause others to comply with all the provisions of any applicable law in order to establish and maintain any of the security created hereunder as a valid, perfected, first priority security;
(d) pay all costs, taxes, and governmental charges in connection with the preparation, execution or amendment of this Agreement and the creation and perfection of or amendment to any security interest created hereunder (including, without limitation, reasonable fees and expenses of the Taiwan Collateral Agent’s counsel relating thereto), and promptly pay or procure that the payment of all fees, taxes and other expenses whatsoever in respect of any of the Pledged Account, so that any security created hereunder shall at all times be wholly preserved at the cost of the Pledgor and without expense to the Taiwan Collateral Agent or any Secured Party;
(e) notify or cause to be notified the Taiwan Collateral Agent forthwith if any order or notice of provisional attachment, provisional attachment for the purpose of assuring collection of taxes or public imposts or attachment with respect to any of its properties, including the Pledged Accounts is dispatched;
(f) upon opening of a new bank account, promptly notify the Taiwan Collateral Agent thereof, and will, on demand by the Taiwan Collateral Agent, create a security interest in all of the Pledgor’s right, title and interest in and to such new bank account in favor of the Taiwan Collateral Agent for the benefit of the Secured Parties and perfect or cause to be perfected the security interest so created, in such manner as the Taiwan Collateral Agent determines to be necessary and appropriate;
(g) not assign any right, duty, obligation or liability hereunder without the prior written consent of the Taiwan Collateral Agent;
(h) take, at its expense, all necessary steps to (i) maintain the validity and enforceability of any Pledged Account and maintain any Pledged Account in full force and effect; and
(i) not, without the written consent of the Taiwan Collateral Agent, discontinue use of or otherwise abandon any Pledged Account, unless the loss thereof could not reasonably be expected to have a Material Adverse Effect, in which case, the Pledgor will give prompt notice of any such abandonment to the Taiwan Collateral Agent.
5.	FORECLOSURE

If an Event of Default has occurred and is continuing, the Taiwan Collateral Agent may foreclose all or any part of the Pledged Accounts and apply the proceeds of any such foreclosure in accordance with Section 8.03 of the Credit Agreement.
6.	FURTHER ASSURANCES.

6.1	The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desired, or that the Taiwan Collateral Agent may reasonably request, in order to perfect and protect any security interest created or purported to be created by the Pledgor hereunder or to enable the Taiwan Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Account.

6.2	The Pledgor will furnish to the Taiwan Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Accounts and such other reports in connection with any Pledged Account as the Taiwan Collateral Agent may reasonably request, all in reasonable detail.

7.	WAIVER, etc.

The Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other collateral provider) or entity or any Collateral securing the Obligations, as the case may be.

8.	TAIWAN COLLATERAL AGENT MAY PERFORM.

If the Pledgor fails to perform any agreement contained herein, the Taiwan Collateral Agent may, as the Taiwan Collateral Agent deems necessary to protect any security interest created hereunder in any of the Pledged Accounts or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Taiwan Collateral Agent incurred in connection therewith shall be payable by the Pledgor.

9.	TAIWAN COLLATERAL AGENT’S DUTIES.

The powers conferred on the Taiwan Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Pledged Accounts and shall not impose any duty upon it to exercise any such powers. Except for exercising reasonable care for any of the Pledged Accounts in its possession and the accounting for moneys actually received by it hereunder, the Taiwan Collateral Agent shall have no duty as to any of the Pledged Accounts, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any of the Pledged Accounts. The Taiwan Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Accounts in its possession if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Taiwan Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

10.	ASSIGNMENTS BY SECURED PARTIES.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Pledgor may not assign or transfer its rights or obligations hereunder without the consent of the Taiwan Collateral Agent. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes, if any, held by it) and other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.

11.	AMENDMENTS.

No amendment or waiver of any provision of this Agreement, and no consent to the departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Taiwan Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Taiwan Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

12.	LOAN DOCUMENT.

This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

13.	GOVERNING LAW AND ENTIRE AGREEMENT.

THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE REPUBLIC OF CHINA. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

14.	JURISDICTION.

The Pledgor agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Taipei District Court, Taipei, Taiwan, and hereby irrevocably submits to the non-exclusive jurisdiction of such court.

15.	COUNTERPARTS.

This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its responsible officer as of the date first above written.
***************************

ASYST TECHNOLOGIES (TAIWAN), LTD.
By:
Name:
Title:

as Taiwan Collateral Agent

By:
Name:
Title:

Appendix 1
NOTICE OF PLEDGE
Date:
To: [Name of relevant Account Bank]
We give you notice that Asyst Technologies, (Taiwan) Ltd. as pledgor (the “Pledgor”) has entered into an Accounts Pledge Agreement with _________ (“Taiwan Collateral Agent”). Pursuant to the Accounts Pledge Agreement, the Pledgor has pledged in favor of the Taiwan Collateral Agent for the benefit of certain secured parties under certain credit agreement, the following accounts and all sums now or hereafter deposited in such accounts and all additions to or renewals or replacements thereof (in whatever currency) and all interest or other sums which may accrue from time to time thereon:
Account Name:
Account No.:
Account Name:
Account No.:
You are hereby requested to waive your right of set-off against any balance in the above-mentioned accounts. Kindly acknowledge receipt of this notice and agreement to waive your right of set-off by signing in the space provided below.

Asyst Technologies, (Taiwan) Ltd.

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and agreed by [Name of relevant Account Bank]

By:
Name:
Title:

Appendix 2
NOTICE OF CONTINUING PLEDGE
Date:
To: [Name of relevant Account Bank]
In accordance with the Accounts Pledge Agreement dated ___, 2007 between _________ (“Taiwan Collateral Agent”) and Asyst Technologies, (Taiwan) Ltd. (“the Pledgor”), the Taiwan Collateral Agent executes this notice of continuing pledge on behalf of itself and the Pledgor that the following Accounts and their current credit balances as of the date hereof and interest thereon are and remain subject to the security of the Accounts Pledge Agreement:
Account Name:
Account No.:
Account Name:
Account No.:
Asyst Technologies, (Taiwan) Ltd.
By its authorized agent,

By:
Name:
Title:

By:
Name:
Title:

TAIWANESE ACCOUNTS PLEDGE AGREEMENT
This TAIWANESE ACCOUNTS PLEDGE AGREEMENT, dated as of ___, 2007 (this “Agreement”), is made by ASYST SHINKO TAIWAN, INC. (the “Pledgor”), in favor of _________ as the Taiwan collateral agent (together with its successor(s) thereto in such capacity, the “Taiwan Collateral Agent”) for itself and each of the other Secured Parties (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Section 1 below).
W I T N E S S E T H :
WHEREAS, pursuant to a Credit Agreement, dated as of ___, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Asyst Technologies, Inc. ( “ATI”), Asyst Japan, Inc., a Japanese corporation (“AJI”), Asyst Shinko, Inc., a Japanese corporation (“ASI”), the Designated Borrowers from time to time party thereto (the Designated Borrowers, collectively with ATI, AJI and ASI, the “Borrowers”), the Lenders from time to time party thereto and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrowers; and
WHEREAS, pursuant to the Credit Agreement, the Pledgor is required to execute and deliver this Agreement and to grant to the Taiwan Collateral Agent a continuing security interest in all of the Pledged Accounts to secure all Secured Obligations; and
WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Agreement; and
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees, for the benefit of each Secured Party, as follows:
1.	INTERPRETATION

1.1	Definitions and Construction. In this Agreement, unless the context requires otherwise:

“Account Banks” means the banks with which the Pledged Accounts have been established.

“Pledged Accounts” means the deposit accounts of the Pledgor described in the Schedule I and all sums now or hereafter deposited in such accounts and all additions to or renewals or replacements thereof (in whatever currency) and all interest or other sums which may accrue from time to time thereon.

“Secured Obligations” is defined in Section 2.2.

“Termination Date” means the date on which all Secured Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash

Collateralized), all Secured Hedge Agreements have been terminated and all Commitments shall have terminated.

1.2	Terms Defined in the Credit Agreement. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Agreement with such meanings.
2.	PLEDGE

2.1	Pledge. The Pledgor hereby pledges to the Taiwan Collateral Agent, as joint and several creditors under Article 283 of the Civil Code of the Republic of China, for its benefit and the ratable benefit of each other Secured Party, each of the Pledged Accounts and all its right, title, interest and benefit therein and thereto as a continuing security for the due and punctual payment of the Secured Obligations.

2.2	Security for Obligations. This Agreement secures all Obligations of Foreign Obligors, including but not limited to principal, interest, default interest, default penalties, fees, expenses, disbursements, compensation, expenses for acquiring enforcement titles, expenses for compulsory execution and participating in distribution of enforcement proceeds (including but not limited to the commitment fees, arrangement fees, agency fees, operation fees, insurance premiums advanced by the Taiwan Collateral Agent or any other Secured Party, warehouse rent, moving expenses, and other expenses) and all damages and other amounts resulting from the non performance of Obligations of the Pledgor (collectively the “Secured Obligations”).

2.3	Perfection of Pledge. The Pledgor shall, upon the execution of this Agreement, deliver to the Taiwan Collateral Agent the passbook with respect to each of the Pledged Accounts and issue a notice of pledge (“Notice of Pledge”) in the form set out in Appendix 1 to each relevant Account Bank with which a Pledged Account is established.

2.4	Continuing Pledge. The Pledgor shall, by the close of business hours of the last banking day of each week, provide each Account Bank with a notice of continuing pledge in the form set forth in Appendix 2 (the “Notice of Continuing Pledge”) that the then current credit balance of each of the Pledged Accounts is secured by and subject to the security interest created under this Agreement. The Pledgor hereby appoints the Taiwan Collateral Agent to be its authorized agent for the purpose of executing in the Pledgor’s name and on the Pledgor’s behalf the Notice of Continuing Pledge in favor of the Taiwan Collateral Agent for the benefit of the Secured Parties in respect of the Pledged Accounts held with the Accounts Banks, in accordance with this Agreement.

2.5	Discharge. Upon the occurrence of the Termination Date, the Taiwan Collateral Agent will, at the Pledgor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Pledged Accounts, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

3.	REPRESENTATIONS AND WARRANTIES

3.1	The Pledgor represents and warrants as set forth below:
(a) It is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact its business, and is duly qualified under the laws of each jurisdiction in which qualification is required.
(b) The execution and performance by itself of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders, (ii) contravene the articles of incorporation or any other constitutive documents of itself, (iii) violate any provision of any law, rule, or regulation, or (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected.
(c) This Agreement is the legal, valid, and biding obligation of the Pledgor, enforceable in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.
(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the delivery or performance of this Agreement by the Pledgor except Notice of Pledge and Notice of Continuing Pledge to the Account Banks and application to the court for foreclosure of part or all of the Pledged Accounts.
(e) The Pledged Accounts set forth in the Schedule I hereto is a complete and accurate list of all bank accounts (other than the Excluded Accounts) of the Pledgor in Taiwan.
(f) None of the Pledged Account has been or is likely to be adjudged invalid or unenforceable in whole or part and all of the Pledged Accounts are valid and enforceable.
(g) It is the sole, legal and beneficial owner of each of the Pledged Accounts, free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder, and it has not agreed to encumber or cause or allow to be encumbered any Pledged Account with any Lien, claim, option or right of others other than the security interest created hereunder. The Pledged Accounts are not prohibited from possession, transfer or pledge and are not seized or subject to any attachment.
(h) This Agreement creates in favor of the Taiwan Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority security interest in the Pledged Accounts, securing the payment of the Secured Obligations, and all actions necessary or desirable to perfect such security interest have been duly made or taken and are in full force and effect.

(i) All information provided by the Pledgor in connection with this Agreement, including the information set out in Schedule I is true and accurate in all material respects and comprehensive, and there is no matter which renders or could render any of such information untrue, inaccurate or misleading in any material respect.
(j) Other than as specified in Schedule II, under the Laws of the Republic of China, there is no requirement that the Taiwan Collateral Agent, in its capacity as pledgee or secured party, or any of the other Secured Parties qualify to do business in such jurisdiction or comply with the requirement of any foreign lender statute or to pay any Tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of this Agreement or the other Loan Documents or the documents provided for therein, nor will the Taiwan Collateral Agent or any of other Secured Parties will be subject to any other type of taxation in such jurisdiction solely as the result of the performance of such transactions or the enforcement of any rights or remedies granted under this Agreement or any of the other Loan Documents.
(k) The Pledgor clearly understands the scope of indebtedness secured under the pledge created under this Agreement and the Taiwan Collateral Agent has the right to foreclose any of the Pledged Accounts to pay the Secured Obligations.
(l) The Pledgor hereby represents that it was given a reasonable period of time to review and understand the provisions of this Agreement in full before having it executed.
(m) None of the Pledgor and the Pledged Accounts listed on Schedule I is or is likely to be subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such properties.
4.	UNDERTAKINGS

4.1	Notice Continuing Pledge. The procedure set out in Clause 2.3 of this Agreement to issue Notice of Continuing Pledge to the Account Banks shall be strictly followed.

4.2	Preservation of Security. Until the occurrence of the Termination Date, the Pledgor shall:
(a) warrant and defend and cause others to warrant and defend its rights, title and interest in and to any of the Pledged Accounts for the benefit of the Secured Parties against any claims and demands of all other Persons whomsoever;
(b) continue to be the sole, legal and beneficial owner of each of the Pledged Accounts, free and clear of any Lien, claim, option or right of others, except for the security interests created hereunder;
(c) comply and cause others to comply with all the provisions of any applicable law in order to establish and maintain any of the security created hereunder as a valid, perfected, first priority security;
(d) pay all costs, taxes, and governmental charges in connection with the preparation, execution or amendment of this Agreement and the creation and perfection of or amendment to any security interest created hereunder (including, without limitation, reasonable fees and expenses of the Taiwan Collateral Agent’s counsel relating thereto), and promptly pay or procure that the payment of all fees, taxes and other expenses whatsoever in respect of any of the Pledged Account, so that any security created hereunder shall at all times be wholly preserved at the cost of the Pledgor and without expense to the Taiwan Collateral Agent or any Secured Party;
(e) notify or cause to be notified the Taiwan Collateral Agent forthwith if any order or notice of provisional attachment, provisional attachment for the purpose of assuring collection of taxes or public imposts or attachment with respect to any of its properties, including the Pledged Accounts is dispatched;
(f) upon opening of a new bank account, promptly notify the Taiwan Collateral Agent thereof, and will, on demand by the Taiwan Collateral Agent, create a security interest in all of the Pledgor’s right, title and interest in and to such new bank account in favor of the Taiwan Collateral Agent for the benefit of the Secured Parties and perfect or cause to be perfected the security interest so created, in such manner as the Taiwan Collateral Agent determines to be necessary and appropriate;
(g) not assign any right, duty, obligation or liability hereunder without the prior written consent of the Taiwan Collateral Agent;
(h) take, at its expense, all necessary steps to (i) maintain the validity and enforceability of any Pledged Account and maintain any Pledged Account in full force and effect; and
(i) not, without the written consent of the Taiwan Collateral Agent, discontinue use of or otherwise abandon any Pledged Account, unless the loss thereof could not reasonably be expected to have a Material Adverse Effect, in which case, the Pledgor will give prompt notice of any such abandonment to the Taiwan Collateral Agent.
5.	FORECLOSURE

If an Event of Default has occurred and is continuing, the Taiwan Collateral Agent may foreclose all or any part of the Pledged Accounts and apply the proceeds of any such foreclosure in accordance with Section 8.03 of the Credit Agreement.

6.	FURTHER ASSURANCES.

6.1	The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desired, or that the Taiwan Collateral Agent may reasonably request, in order to perfect and protect any security interest created or purported to be created by the Pledgor hereunder or to enable the Taiwan Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Account.

6.2	The Pledgor will furnish to the Taiwan Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Accounts and such other reports in connection with any Pledged Account as the Taiwan Collateral Agent may reasonably request, all in reasonable detail.

7.	WAIVER, etc.

The Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other collateral provider) or entity or any Collateral securing the Obligations, as the case may be.

8.	TAIWAN COLLATERAL AGENT MAY PERFORM.

If the Pledgor fails to perform any agreement contained herein, the Taiwan Collateral Agent may, as the Taiwan Collateral Agent deems necessary to protect any security interest created hereunder in any of the Pledged Accounts or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Taiwan Collateral Agent incurred in connection therewith shall be payable by the Pledgor.

9.	TAIWAN COLLATERAL AGENT’S DUTIES.

The powers conferred on the Taiwan Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Pledged Accounts and shall not impose any duty upon it to exercise any such powers. Except for exercising reasonable care for any of the Pledged Accounts in its possession and the accounting for moneys actually received by it hereunder, the Taiwan Collateral Agent shall have no duty as to any of the Pledged Accounts, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any of the Pledged Accounts. The Taiwan Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Accounts in its possession if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Taiwan Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

10.	ASSIGNMENTS BY SECURED PARTIES.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Pledgor may not assign or transfer its rights or obligations hereunder without the consent of the Taiwan Collateral Agent. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes, if any, held by it) and other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.
11.	AMENDMENTS.

No amendment or waiver of any provision of this Agreement, and no consent to the departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Taiwan Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Taiwan Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

12.	LOAN DOCUMENT.

This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

13.	GOVERNING LAW AND ENTIRE AGREEMENT.

THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE REPUBLIC OF CHINA. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

14.	JURISDICTION.

The Pledgor agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Taipei District Court, Taipei, Taiwan, and hereby irrevocably submits to the non-exclusive jurisdiction of such court.

15.	COUNTERPARTS.

This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its responsible officer as of the date first above written.
*****************************

ASYST SHINKO TAIWAN INC.
By:
Name:
Title:

as Taiwan Collateral Agent

By:
Name:
Title:

Appendix 1
NOTICE OF PLEDGE
Date:
To: [Name of relevant Account Bank]
We give you notice that Asyst SHINKO TAIWAN, INC.
as pledgor (the “Pledgor”) has entered into an Accounts Pledge Agreement with _________ (“Taiwan Collateral Agent ”). Pursuant to the Accounts Pledge Agreement, the Pledgor has pledged in favor of the Taiwan Collateral Agent for the benefit of certain secured parties under certain credit agreement, the following accounts and all sums now or hereafter deposited in such accounts and all additions to or renewals or replacements thereof (in whatever currency) and all interest or other sums which may accrue from time to time thereon:
Account Name:
Account No.:
Account Name:
Account No.:
You are hereby requested to waive your right of set-off against any balance in the above-mentioned accounts. Kindly acknowledge receipt of this notice and agreement to waive your right of set-off by signing in the space provided below.

Asyst Shinko Taiwan, Inc.
By:
Name:
Title:

By:
Name:
Title:

Acknowledged and agreed by [Name of relevant Account Bank]

By:
Name:
Title:

Appendix 2
NOTICE OF CONTINUING PLEDGE
Date:
To: [Name of relevant Account Bank]
In accordance with the Accounts Pledge Agreement dated ___, 2007 between _________ (“Taiwan Collateral Agent”) and Asyst Shinko Taiwan Inc. (“the Pledgor”), Taiwan Collateral Agent executes this notice of continuing pledge on behalf of itself and the Pledgor that the following Accounts and their current credit balances as of the date hereof and interest thereon are and remain subject to the security of the Accounts Pledge Agreement:
Account Name:
Account No.:
Account Name:
Account No.:
Asyst Shinko Taiwan Inc.
By its authorized agent,

Asyst Shinko Taiwan, Inc.
By:
Name:
Title:

By:
Name:
Title:

Exhibit A
Form of Deed of Assignment
DEED OF ASSIGNMENT
Assignees:
Address: [                    ]
Name:     [                   ]
Address: [                    ]
Name:     [                   ]
Address: [                    ]
Name:     [                    ]... ___
     We, the undersigned Assignor, hereby confirm that we assigned to you, the Assignee, the Japanese patent rights identified below. We hereby consent to your filing unilaterally an application for recordation of the assignment.
                    Identification of Patent Rights:
Patent Nos.: [                    ]
Assignor:

Address:	[ ]

Name:	Asyst Technologies, Inc.

Dated this day of , 2007

Signed*

*	Spelling of signatory’s name should be typed under Signature.

19

DEED OF ASSIGNMENT
Assignees:
Address: [                    ]
Name: [                    ]
Address: [                    ]
Name: [                    ]
Address: [                    ]
Name: [                    ]... ____
     We, the undersigned Assignor, hereby confirm that we assigned to you, the Assignee, the Japanese trademark rights identified below. We hereby consent to your filing unilaterally an application for recordation of the assignment.
     Identification of Trademark Rights:
Trademark Registration Nos.: [                    ]
Assignor:

Address:	[ ]

Name:	Asyst Technologies, Inc.

Dated this day of , 2007

Signed*:

*	Spelling of signatory’s name should be typed under Signature.

20

ASYST TECHNOLOGIES, INC.

By

By:

Title:

[address]	KEYBANKNATIONAL ASSOCIATION as the Collateral Agent and a Secured Party

By

By:

Title:

[address]	[Name of the Secured Party] as a Secured Party

By

By:

Title:
....

EXHIBIT H
FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date:                     ,

To:	KeyBank National Association, as Administrative Agent Ladies and Gentlemen:
     This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
     Each of                      (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.
     The documents required to be delivered to the Administrative Agent under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.
     Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct US taxpayer identification number of the Designated Subsidiary is                     .
     Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

     The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. The

H-1
FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT

Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
     The parties hereto hereby request that the Designated Borrower be entitled to receive Revolving Facility Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Revolving Facility Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Credit Agreement.
     This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
     THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

ASYST TECHNOLOGIES, INC.

By:
Name:
Title:

H-2
FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT

EXHIBIT I
FORM OF DESIGNATED BORROWER NOTICE
Date:                     ,

To:	Asyst Technologies, Inc. The Lenders party to the Credit Agreement referred to below Ladies and Gentlemen:
     This Designated Borrower Notice is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
     The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [                                        ] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.
     This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

I-3
FORM OF DESIGNATED BORROWER NOTICE

EXHIBIT J
FORM OF CLOSING DATE CERTIFICATE
Date:                                         ,
To:          KeyBank National Association, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                          of each Loan Party, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of such Loan Party, and that:
     1. Payment of Outstanding Indebtedness, etc. All Existing Indebtedness (other than Continuing Debt, the Subordinated Notes, and the letter of credit issued by Bank of America, N.A. under the Existing Credit Agreement, to the extent permitted under Section 7.02 of the Agreement), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, has been paid in full and the commitments in respect of such Indebtedness have been terminated and all Liens securing obligations under such Indebtedness have been released. Attached hereto as Annex I are copies of all executed UCC termination statements (Form UCC-3), payoff letters or other instruments required to be delivered pursuant to Section 4.01 of the Credit Agreement.
     2. Financial Information, etc. Attached hereto as Annex II are true and complete copies of (a) the Audited Financial Statements, (b) unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated December 31, 2006, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date and (c) the consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Company and its Subsidiaries for the three year period from the Closing Date.
     3. Insurance. Attached hereto as Annex III are true and complete copies of the insurance certificates required to be delivered pursuant to Section 4.01 of the Credit Agreement.

FORM OF CLOSING DATE CERTIFICATE

     4. Closing Fees, Expenses, etc. All fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date and all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date have been paid. All fees required to be paid to the Lenders on or before the Closing Date have been paid.
     5. Material Adverse Effect. There has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
     6. Closing Conditions. All conditions precedent to be satisfied by the Closing Date as set forth in Article IV of the Credit Agreement (and not otherwise covered by the preceding paragraphs) have been satisfied in full.

FORM OF CLOSING DATE CERTIFICATE

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

ASYST TECHNOLOGIES, INC.

By:
Name:
Title:

ASYST JAPAN, INC.

By:
Name:
Title:

ASYST SHINKO, INC.

By:
Name:
Title:

ASYST TECHNOLOGIES TAIWAN LTD.

By:
Name:
Title:

ASYST SHINKO TAIWAN, INC.

By:
Name:
Title:

FORM OF CLOSING DATE CERTIFICATE

ASYST SHINKO AMERICA, INC.

By:
Name:
Title:

FORM OF CLOSING DATE CERTIFICATE

ANNEX I TO CLOSING DATE CERTIFICATE
UCC TERMINATION STATEMENTS, PAYOFF LETTERS, ETC.

FORM OF CLOSING DATE CERTIFICATE

ANNEX II TO CLOSING DATE CERTIFICATE
FINANCIAL INFORMATION

ANNEX III TO CLOSING DATE CERTIFICATE
INSURANCE

FORM OF CLOSING DATE CERTIFICATE

EXHIBIT K
FORM OF SOLVENCY CERTIFICATE
Date:                                         ,
To:           KeyBank National Association, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that Credit Agreement, dated as of July ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asyst Technologies, Inc., a California corporation (the “Company”), Asyst Japan, Inc., a Japanese corporation (“AJI” ) and Asyst Shinko, Inc. (“ASI” and, together with AJI and the Company, the “Borrowers”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.
          The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the chief financial officer (the “Chief Financial Officer”) of each Loan Party, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of such Loan Party, and that:
     1. The Chief Financial Officer has knowledge of the preparation and negotiation of, and has reviewed and is familiar with the provisions of, the Loan Documents, the Acquisition Agreement and Related Documents, and the agreements executed in connection therewith and in connection with the other Transactions.
     2. The Chief Financial Officer is familiar (both before and after giving effect to the Transactions) with the finances of each Loan Party and has participated in the preparation of the financial statements of each Loan Party.
     3. On a pro forma basis after giving effect to the Transactions, as of the Closing Date each Loan Party is Solvent.

K-1
FORM OF SOLVENCY CERTIFICATE

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

ASYST TECHNOLOGIES, INC.

By:
Name:
Title:

ASYST JAPAN, INC.

By:
Name:
Title:

ASYST SHINKO, INC.

By:
Name:
Title:

ASYST TECHNOLOGIES TAIWAN LTD.

By:
Name:
Title:

ASYST SHINKO TAIWAN, INC.

By:
Name:
Title:

K-2
FORM OF SOLVENCY CERTIFICATE

ASYST SHINKO AMERICA, INC.

By:
Name:
Title:

K-3
FORM OF SOLVENCY CERTIFICATE